EXHIBIT 99.1

EXECUTION COPY

GSAA HOME EQUITY TRUST 2007-9

ASSET-BACKED CERTIFICATES

SERIES 2007-9

MASTER SERVICING

and

TRUST AGREEMENT

among

GS MORTGAGE SECURITIES CORP.,

Depositor,

CITIBANK, N.A.,

Trustee,

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION
DEUTSCHE BANK NATIONAL TRUST COMPANY,
U.S. BANK NATIONAL ASSOCIATION,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
Custodians
and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator

Dated September 1, 2007

TABLE OF CONTENTS

i

SCHEDULES

Schedule I	Mortgage Loan Schedule

EXHIBITS

Exhibit A	Form of Class A and Class B Certificates

Exhibit B	Form of Class P Certificates

Exhibit C	Form of Class R and Class RC Certificates

Exhibit D	[Reserved]

Exhibit E	Form of Initial Certification of Custodian

Exhibit F	Form of Document Certification and Exception Report of Custodian

Exhibit G	Form of Residual Transfer Affidavit

Exhibit H	Form of Transferor Certificate

Exhibit I	Form of Rule 144A Letter

Exhibit J-1	Form of Back-up Certification (Master Servicer)

Exhibit J-2	Form of Back-up Certification (Securities Administrator)

Exhibit K	Form of Servicing Criteria to be Addressed in Assessment of Compliance Statement

Exhibit L-1	Form of Request for Release of Documents (U.S. Bank National Association)

Exhibit L-2	Form of Request for Release of Documents (Deutsche Bank National Trust Company)

Exhibit L-3	Form of Request for Release of Documents (The Bank of New York Trust Company, National Association)

Exhibit L-4	Form of Request for Release of Documents (Wells Fargo Bank, National Association)

Exhibit M	Form 8-K Disclosure Information

Exhibit N	Additional Form 10-D Disclosure

Exhibit O	Additional Form 10-K Disclosure

v

Exhibit P	Form of Master Loan Purchase Agreement, between various sellers and Goldman Sachs Mortgage Company

Exhibit Q	Flow Servicing Agreement, dated as of January 1, 2006, between Avelo Mortgage, L.L.C. and Goldman Sachs Mortgage Company

Exhibit R
PHH Sale and Servicing Agreement. The Second Amended and Restated Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of May 1, 2006, between GSMC and PHH and Bishop’s Gate Residential Mortgage Trust as modified by the related Assignment Agreements.

Exhibit S	Second Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of November 1, 2005, between Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company

THIS MASTER SERVICING AND TRUST AGREEMENT, dated as of September 1, 2007 (this “Agreement”), is hereby executed by and among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), CITIBANK, N.A. (“Citibank”), as trustee (in such capacity, the “Trustee”), THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION (“BNY”), as a custodian, DEUTSCHE BANK NATIONAL TRUST COMPANY (“Deutsche Bank”), as a custodian, U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as a custodian, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as a custodian (BNY, Deutsche Bank, U.S. Bank and Wells Fargo, each as a “Custodian” and together, the “Custodians”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”).

WITNESSETH:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Securities Administrator on behalf of the Trust shall elect that three segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising three REMICs (each, a “Trust REMIC” or, in the alternative, “REMIC 1”, “REMIC 2” and the “Upper-Tier REMIC”, respectively).  Each Class of Certificates (other than the Class RC and Class R Certificates), represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.  The Class R Certificates represent ownership of the sole class of residual interest in the Upper Tier REMIC, and the Class RC Certificates represent ownership of the sole class of residual interest in each of REMIC 1 and REMIC 2 for purposes of the REMIC Provisions.  The Startup Day for each REMIC described herein is the Closing Date.  The latest possible maturity date for each Certificate is August 25, 2047, which is the Distribution Date following the latest Mortgage Loan maturity date.  The Upper-Tier REMIC shall hold as assets the several classes of uncertificated REMIC 2 Regular Interests, set out below.  REMIC 2 shall hold as assets the several classes of uncertificated REMIC 1 Regular Interests, set out below.  REMIC 1 shall hold as assets the assets described in the definition of “Trust Fund” herein.

Each REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1.  Each REMIC 2 Regular Interest is hereby designated as a regular interest in REMIC 2.

REMIC 1

Except as provided below, REMIC 1 will issue a single regular interest corresponding to each Mortgage Loan having a Net Rate equal to that of its corresponding Mortgage Loan and allocated principal, interest and Realized Losses in the same manner as such items are allocated to their corresponding Mortgage Loans.

REMIC 1 will issue a single regular interest corresponding to each Mortgage Loan having a Net Rate less than or equal to 6.00%, and two regular interests (referred to collectively herein as the “Class 1-A Interests” and the “Class 1-B Interests”) for each Mortgage Loan having a Net Rate greater than 6.00% and less than 6.50% and for each Mortgage Loan having a Net Rate greater than or equal to 6.50% and less than 7.00% (referred to collectively herein as the “Class 1-C Interests” and the “Class 1-D Interests”), and a single regular interest corresponding to each Mortgage Loan having a Net Mortgage Rate greater than or equal to 7.00%.

Each REMIC 1 Regular Interest corresponding to a Mortgage Loan having a Net Rate less than or equal to 6.00% will have a Pass Through Rate of 6.00%.  Each such Class will have a principal balance, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the product of: (i) the Applicable Fraction of the related Mortgage Loan and (ii) the related Mortgage Loan’s principal balance.   For purposes of calculating the Calculation Rate, each of the foregoing REMIC 1 Regular Interests will be treated as part of Collateral Allocation Group 1.

Each of the Class 1-A Interests will have a Pass Through Rate of 6.00% and a principal balance, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the product of: (i) 6.50% minus the Net Rate in respect of the related Mortgage Loan, divided by .50%, and (ii) the related Mortgage Loan’s principal balance.  For purposes of the calculating the Calculation Rate, each Class 1-A Interest will be treated as part of Collateral Allocation Group 1.

Each of the Class 1-B Interests will have a Pass Through Rate of 6.50% and a principal balance, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the product of: (i) the Net Rate in respect of the related Mortgage Loan minus 6.00%, divided by .50%, and (ii) the related Mortgage Loan’s principal balance.  For purposes of the calculating the Calculation Rate, each Class 1-B Interest will be treated as part of Collateral Allocation Group 2.

Each of the Class 1-C Interests will have a Pass Through Rate of 6.50% and a principal balance, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the product of: (i) 7.00% minus the Net Rate in respect of the related Mortgage Loan, divided by .50%, and (ii) the related Mortgage Loan’s principal balance.  For purposes of the calculating the Calculation Rate, each Class 1-C Interest will be treated as part of Collateral Allocation Group 2.

Each of the Class 1-D Interests will have a Pass Through Rate of 7.00% and a principal balance, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the product of: (i) the Net Rate in respect of the related Mortgage Loan minus 6.50%, divided by .50%, and (ii) the related Mortgage Loan’s principal balance.  For purposes of the calculating the Calculation Rate, each Class 1-D Interest will be treated as part of Collateral Allocation Group 3.

Each REMIC 1 Regular Interest corresponding to a Mortgage Loan having a Net Rate greater than 7.00% will have a Pass Through Rate of 7.00%.  Each such Class will have a principal balance, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the product of: (i) the Applicable Fraction of the related Mortgage

Loan and (ii) the related Mortgage Loan’s principal balance.   For purposes of calculating the Calculation Rate, each of the foregoing REMIC 1 Regular Interests will be treated as part of Collateral Allocation Group 1.

            REMIC 1 also will issue the Class 1-A-IO Interest, Class 1-A-PO Interest and the Class R-1 Interest.  The Class 1-A-PO Interest will have principal balances, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the principal balances in respect of the Class A-PO Certificates and will not be entitled to receive distributions of interest.  The Class 1-A-IO Certificates will have a notional balance equal to the aggregate principal balance of the Mortgage Loans having a Net Rate exceeding 7.00% and a Pass-Through Rate equal to the excess of the weighted average Net Rate in respect of such Mortgage Loans over 7.00%.  The Class R-1 Interest is the residual interest and will not be entitled to any distributions of interest or principal.

REMIC 2

The REMIC 2 Regular Interests will have the initial principal balance, Pass-Through Rates and corresponding Loan Groups as set forth in the following table:

2-A-1 (0.9% of SP Loan Group 1)	(1)	6.00%	1
2-B-1 (0.1% of SP Loan Group 1)	(1)	6.00%	1
2-C-1 (Excess of Loan Group 1)	(1)	6.00%	1
2-A-2 (0.9% of SP Loan Group 2)	(1)	6.50%	2
2-B-2 (0.1% of SP Loan Group 2)	(1)	6.50%	2
2-C-2 (Excess of Loan Group 2)	(1)	6.50%	2
2-A-3 (0.9% of SP Loan Group 3)	(1)	7.00%	3
2-B-3 (0.1% of SP Loan Group 3)	(1)	7.00%	3
2-C-3 (Excess of Loan Group 3)	(1)	7.00%	3
2-A-PO	(1)	0.00%	N/A
2-A-IO	(1)	(2)	N/A
R-2	(3)	(3)	N/A
_______________
(1) Each Class 2-A Interest will have a principal balance initially equal to 0.9% of the Subordinated Percentage (“SP”) of its corresponding Collateral Allocation Group.  Each Class 2-B Interest will have a principal balance initially equal to 0.1% of the SP of its corresponding Collateral Allocation Group. The initial principal balance of each Class C Interest will equal the excess of the initial aggregate principal balance of its corresponding Collateral Allocation Group over the initial aggregate principal balances of the Class 2-A and Class 2-B Interests corresponding to such Collateral Allocation Group.  On each Distribution Date, the Class 2-A-PO Interests will have a principal balance, following the allocation of scheduled principal, prepayments of principal and Realized Losses, equal to the principal balances in respect of the Class A-PO Certificates and will not be entitled to receive distributions of interest.

(2)           The Class 2-A-IO Interests will be entitled to all interest accruals in respect of the Class A-IO Interests.

(3)           The Class R-2 Interest is the sole class of residual interest in REMIC 2.  It has no principal balance and pays no principal or interest.

On each Distribution Date, interest and the principal collections (excluding the Applicable Fraction attributable to the Class A-PO Certificates) shall be distributed with respect to the REMIC 2 Interests in the following manner:

(1) Interest is to be distributed with respect to each REMIC 2 Interest according to the formulas described above;

(2) If a Cross-Over Situation does not exist with respect to any Class of Interests, then Principal Amounts and Realized Losses arising with respect to each Collateral Allocation Group will be allocated: first to cause the Collateral Allocation Group's corresponding Class A and Class B to equal, respectively, 0.9% of the SP and 0.1% of the SP; and second to the Collateral Allocation Group’s corresponding Class C Interest;

(3) If a Cross-Over Situation exists with respect to the Class A and B Interests then:

(a) if the Calculation Rate in respect of such Class A and Class B Interests is less than the Pass Through Rate in respect of the Subordinate Certificates, Principal Relocation Payments will be made proportionately to the outstanding Class A Interests prior to any other distributions of principal from each such Collateral Allocation Group; and

(b) if the Calculation Rate in respect of such outstanding Class A and Class B Interests is greater than the Pass Through Rate in respect of the Subordinate Certificates, Principal Relocation Payments will be made proportionately to the outstanding Class B Interests prior to any other distributions of principal from each such Collateral Allocation Group.

In case of either (a) or (b), Principal Relocation Payments will be made so as to cause the Calculation Rate in respect of the outstanding Class A and B Interests to equal the Pass Through Rate in respect of the Subordinate Certificates. With respect to each Collateral Allocation Group, if (and to the extent that) the sum of (a) the principal payments comprising the Principal Amount received during the Due Period and (b) the Realized Losses on the Mortgage Loans in that Collateral Allocation Group, are insufficient to make the necessary reductions of principal on the Class A and B Interests, then interest will be added to the Loan Group's other REMIC 2 Interests that are not receiving Principal Relocation Payments, in proportion to their principal balances.

(c) Unless required to achieve the Calculation Rate, the outstanding aggregate Class A and B Interests will not be reduced below 1% of the excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of any Due Period over (ii) the Certificate Balance Senior Certificates (excluding the Class R and Class RC Certificates) as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).

If (and to the extent that) the limitation in paragraph (c) prevents the distribution of principal to the Class A and Class B Interests of a Collateral Allocation Group, and if the Collateral Allocation Group's Class C Interest has already been reduced to zero, then the excess principal from that Collateral Allocation Group will be paid to the Class C Interests of the other Collateral Allocation Group, the aggregate Class A and Class B Interests of which are less than 1% of the SP.  If the Mortgage Loans in the Collateral Allocation Group of the Class C Interest that receives such payment has a pass through rate below the pass through rate of the Mortgage Loans in the Collateral Allocation Group making the payment, then the payment will be treated by the REMIC 2 as a Realized Loss. Conversely, if the Mortgage Loans in the Collateral Allocation Group of the Class C Interest that receives such payment have a pass through rate above the pass through rate of the Mortgage Loans in the Collateral Allocation Group making the payment, then the payment will be treated by the REMIC 2 as a reimbursement for prior Realized Losses.

Upper-Tier REMIC

The Upper-Tier REMIC shall issue the following Classes of Certificates (other than the Class RC and Class R Certificates), with the designations, initial Certificate Balances and Certificate Rates indicated, each of which (other than the Class RC and Class R Certificates) shall be a Class of Upper-Tier REMIC Regular Interests.

Class	Initial Certificate Balance Or Notional Amount		Certificate Rate
A1A	$188,341,000.00		6.00000%
A1B	12,842,000.00		6.00000
A2A	148,538,000.00		6.50000
A2B	10,128,000.00		6.50000
A3A	61,312,000.00		7.00000
A3B	4,181,000.00		7.00000
B1	10,662,000.00		6.33960	(1)
B2	5,898,000.00		6.33960	(1)
B3	2,495,000.00		6.33960	(1)
B4	2,949,000.00		6.33960	(1)
B5	2,495,000.00		6.33960	(1)
B6	2,722,759.12		6.33960	(1)
A – IO	3,890,508.54	(2)	7.50000
A - PO	1,120,302.41		NA
R(3)	100.00		6.00000

(1)
For each Distribution Date (and the related Interest Accrual Period) each of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall accrue interest at a per annum rate equal to the B Average Rate.  Solely for federal income tax purposes, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall accrue interest at a per annum rate equal to the Calculation Rate.

(2)	Notional Amount.

(3)	The Upper Tier REMIC shall also issue the Class R-3 Interest, which shall represent the sole Class of residual interest in the Upper-Tier REMIC.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.

Class A Certificates	The Class A1A, A1B, A2A, A2B, A3A, A3B, A-1O and A-PO Certificates, collectively.

Class B Certificates	The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, collectively.

Interest Only Certificates	The Class A-IO Certificates

Residual Certificates	The Class R and Class RC Certificates.

ERISA Restricted Certificates	The Private Certificates and any Certificate with a rating below the lowest applicable permitted rating under the Underwriters’ Exemption.

Offered Certificates	All Classes of Certificates other than the Private Certificates.

Private Certificates	The Class B4, Class B5, Class B6 and Class P Certificates.

Physical Certificates	The Class R and Class RC Certificates.

Principal Only Certificates	The Class A-PO Certificates.

Rating Agencies	Fitch and S&P.

Regular Certificates	All Classes of Certificates other than the Residual Certificates.

Subordinate Certificates	The Class B Certificates.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.  Capitalized terms used herein but not defined herein shall have the meanings given them in the applicable Servicing Agreement or Sale Agreement.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 13.04.

60+ Day Delinquent Mortgage Loan:  Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Due Period, two (2) months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Account:  [The Distribution Account, the Master Servicer Account, the Certificate Account and the Collection Accounts].  Each such Account shall be a separate Eligible Account.

Accrued Certificate Interest:  The interest to be distributed to each Class of Certificates entitled to interest on any Distribution Date consisting of the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Certificate Rate for such Class of Certificates on the Certificate Balance (or Notional Amount) of such Class of Certificates immediately preceding such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest) as reduced by such Class’s share of Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.03.

Additional Form 10-D Disclosure:  As defined in Section 13.03.

Additional Form 10-K Disclosure:  As defined in Section 13.04.

Additional Servicer:  Each affiliate of each Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the any Servicer, who services 10% or more of the Mortgage Loans.  For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Adjusted Net Mortgage Interest Rate:  As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

Administrative Fees: As to each Mortgage Loan, the fees calculated by reference to the Master Servicing Fee.

Advance:  Any Monthly Advance or Servicing Advance.

Affiliate:  With respect to any Person, any other Person controlling, controlled by or under common control with such first Person.  For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Master Servicing and Trust Agreement and all amendments or supplements hereto.

“A-PO Principal Distribution Amount”:  The aggregate of the sum of the following amounts for Collateral Group 1 and any Distribution Date:

(i)	the Applicable Fractions for the Class A-PO Certificates of items (a), (b) and (c) of the definition of Principal Payment Amount;

(ii)
the Applicable Fractions for the Class A-PO Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month or received during the period beginning on and including the second day of the preceding calendar month and ending on and including the first day of the then current calendar month (as provided in the applicable Sale  Agreement); and

(iii)	the Applicable Fractions for the Class A-PO Certificates of the Liquidation Principal contributing to such Collateral Group.

Applicable Fraction”:  For each Mortgage Loan and any Collateral Group, shall be calculated as follows:

•	For each Discount Loan:

6.000% minus the Net Rate on such Discount Loan
6.000%;

provided, that the portion of the Discount Loans not allocated to the Class A-PO Certificates will be allocated to the other Group 1 Certificates

•	For Collateral Group 1 and Collateral Group 2 and with respect to each Mortgage Loan with a Net Rate greater than or equal to 6.000% per annum, but less than 6.5000% per annum:

for the portion of each such loan allocated to Collateral Group 1;

6.500% minus the Net Rate on such Mortgage Loan
0.500%;

for the portion of each such loan allocated to Collateral Group 2;

1 minus	6.500% minus the Net Rate on such Mortgage Loan 0.500%;

•	For Collateral Group 2 and Collateral Group 3 and with respect to each Mortgage Loan with a Net Rate greater than or equal to 6.5000% per annum, but less than 7.000% per annum:

for the portion of each such loan allocated to Collateral Group 2;

7.000% minus the Net Rate on such Mortgage Loan
.500%;

for the portion of each such loan allocated to Collateral Group 3;

1 minus	7.000% minus the Net Rate on such Mortgage Loan 0.500%;

Apportioned Principal Balance:  For any Class of Subordinate Certificates and any Distribution Date, the Class Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the related Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for such date.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

Assignment Agreement:  A Step 1 Assignment Agreement or a Step 2 Assignment Agreement.

Auction Call:  As defined in Section 9.03(b).

Available Distribution Amounts:  For any Distribution Date and any Collateral Group, the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(i) the total amount of all cash received from or on behalf of the Mortgagors or advanced by the Servicer (or the Master Servicer in the event the Servicer fails to make such required advances, or by the Trustee in the event the Master Servicer fails to make any such required advances, pursuant to Section 9.01 and 9.06, respectively, of this Agreement) on the Mortgage Loans contributing to such Collateral Group and not previously distributed (including Monthly Advances made by the Servicer (or by the Master Servicer in the event the Servicer fails to make such required advances, or by the Trustee in the event the Master Servicer fails to make any such required advances, pursuant to Section 9.01 and 9.06, respectively, of this Agreement)), Compensating Interest Payments made by the Servicer (or the Master Servicer or other successor servicer, as the case may be) and proceeds of Mortgage Loans that are liquidated), except:

(a)           all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)           all Curtailments received after the previous calendar month;

(c)           all Payoffs received after the previous calendar month (together with each interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans contributing to such Collateral Group for the period after the previous calendar month);

(d)           Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans contributing to such Collateral Group after the previous calendar month;

(e)           all amounts in the Certificate Account from Mortgage Loans contributing to such Collateral Group that are then due and payable to the Servicer under the related Sale and Servicing Agreement;

(f)           the Servicing Fee and the Master Servicing Fee for each Mortgage Loan in such Collateral Group, net of any amounts payable as compensating interest by the Servicer on that Distribution Date;

(g)           any amounts payable in respect of any primary mortgage insurance policy;

(h)           all related indemnification amounts and other amounts reimbursable or payable on such Distribution Date to the Securities Administrator, each Custodian or the Trustee or the Master Servicer; and

(i)           all expenses of the Trust Fund paid after the immediately preceding Distribution Date;

(ii)           the total amount of any cash received by the Securities Administrator or the Servicer (or the Master Servicer) from the repurchase by a Responsible Party of any Mortgage Loans contributing to such Collateral Group as a result of defective documentation or breach of representations and warranties or any substitution of a Deleted Mortgage Loan (provided that the obligation to so repurchase or substitute arose before the related Due Date).

provided that interest with respect to any Mortgage Loan that relates to two Collateral Groups shall be included in the Available Distribution Amounts for each related Collateral Group as follows:  first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

Avelo: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest.

Avelo Servicing Agreement:  The Flow Servicing Agreement, dated as of January 1, 2006, between Avelo and GSMC, as modified by the related Assignment Agreements.

B Average Rate:  For each Distribution Date, an annual rate equal to the weighted average of the Designated Rates applicable to Collateral Group 1, Collateral Group 2 or Collateral Group 3 and weighted on the basis of the Group Subordinate Amounts for such Collateral Groups.

Back-Up Certification:  As defined in Section 13.06.

BNY:  The Bank of New York Trust Company, National Association, a national banking association, and its successors in interest.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in (a) the States of New York, California, Texas, Maryland and Minnesota, (b) with respect to a Servicer, the State in which such Servicer’s servicing operations are located, or (c) the State in which the Trustee’s operations are located, are authorized or obligated by law or executive order to be closed.

Calculation Rate: For each Distribution Date, the product of (i) 10 and (ii) the weighted average pass-through rate of the outstanding Class A and Class B Interests, treating each of the Class A Interests as having an interest rate of 0.00%.

Certificate:  Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

Certificate Balance:  As to any Class of Certificates (other than any Interest Only Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof (as shown on the charts in the Preliminary Statement) reduced by (i) all principal payments previously distributed to such Class and (ii) all Realized Losses previously allocated to such Class and increased in the case of any Class of Certificates for which the Certificate Balance thereof has been reduced by any Realized Loss, by the amount of any Subsequent Recoveries allocated to such Class in accordance with Section 4.03. The Class P Certificates have no Certificate Balance. The Class P Certificates have a $100 notional certificate balance.  The Class P Certificates will not receive payments on its notional balance and its notional balance will not change for so long as such Class is outstanding.

Certificate Group:  Any of the Group 1 Certificates, the Group 2 Certificates or the Group 3 Certificates.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Rate:  With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in the Preliminary Statement.  With respect to each Lower-Tier Regular Interest on any Distribution Date, the Certificate Rates described in the Preliminary Statement.

Certificate Register:  The register maintained pursuant to Section 5.02.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certification Parties:  As defined in Section 13.06.

Certifying Person:  As defined in Section 13.06.

Citibank:  Citibank, N.A., a national banking association.

Class:  All Certificates bearing the same class designation as set forth in this Agreement.

Class A Certificates:  As specified in the Preliminary Statement.

Class A1A Certificates:  All Certificates bearing the class designation of “Class A1A.”

Class A1B Certificates:  All Certificates bearing the class designation of “Class A1B.”

Class A2A Certificates:  All Certificates bearing the class designation of “Class A2A.”

Class A2B Certificates:  All Certificates bearing the class designation of “Class A2B.”

Class A3A Certificates:  All Certificates bearing the class designation of “Class A3A.”

Class A3B Certificates:  All Certificates bearing the class designation of “Class A3B.”

Class A-IO Notional Amount:  Initially shall be $3,890,509, and with respect to each Distribution Date, will be equal to the total principal balance of the mortgage loans having Net Rates greater than or equal to 7.000% per annum multiplied by the following fraction:

weighted average Net Rate of all Premium Loans minus 7.000%
7.500%

Class B Certificates:  As specified in the Preliminary Statement.

Class B1 Certificates:  All Certificates bearing the class designation of “Class B1.”

Class B2 Certificates:  All Certificates bearing the class designation of “Class B2.”

Class B3 Certificates:  All Certificates bearing the class designation of “Class B3.”

Class B4 Certificates:  All Certificates bearing the class designation of “Class B4.”

Class B5 Certificates:  All Certificates bearing the class designation of “Class B5.”

                Class B6 Certificates:  All Certificates bearing the class designation of “Class B6.”

Class P Certificates:  All Certificates bearing the class designation of “Class P.”

Class Principal Balance:  With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class R Certificates:  All Certificates bearing the class designation of “Class R.”

Closing Date:  September 28, 2007.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collateral Group:  Any of Collateral Group 1, Collateral Group 2 or Collateral Group 3, as applicable.

Collateral Group 1:  The Mortgage Loans in Subgroup A and Subgroup P or portions thereof that have been stripped to an Effective Net Rate of 6.000%.

Collateral Group 2:  The Mortgage Loans in Subgroup A and Subgroup B or portions thereof that have been stripped to an Effective Net Rate of 6.500%.

Collateral Group 3:  The Mortgage Loans in Subgroup B and Subgroup C or portions thereof that have been stripped to an Effective Net Rate of 7.000%.

Collection Account:  The “Custodial Account” as defined in the applicable Servicing Agreement.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest:  For any Distribution Date, each Servicer, other than Wells Fargo shall provide compensating interest equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty (30) days’ interest at the Note Rate (less the Servicing Fee specified in the related Sale and Servicing Agreement) on the related Mortgage Loans, provided that, with respect to Avelo or any other Servicer subject to a cap as specified in the related Sale and Servicing Agreement, such Compensating Interest will not exceed one-half the applicable monthly servicing fee received by such Servicer for the related Distribution Date, provided, further that no Compensating Interest shall be made by Wells Fargo or PHH in connection with Curtailments.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Corporate Trust Office:  With respect to the Securities Administrator, the principal office of the Securities Administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager, GSAA Home Equity Trust 2007-9 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services, GSAA Home Equity Trust 2007-9, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders.  With respect to the Trustee, the principal office of the Trustee is located at 388 Greenwich Street, 14th Floor, New York, New York, 10013, Attention: Agency & Trust, GSAA 2007-9, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders.

Credit Support Depletion Date:  The first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or shall be reduced to zero.

Cross-Over Situation:  For any Distribution Date and for each Loan Group (after taking into account principal distributions on such Distribution Date) with respect to the Class A and Class B Interests, the Class A and Class B Interests corresponding to any Loan Group are in the aggregate less than 1% of the Subordinate Perccentage of the Loan Group to which they correspond.

Current Realized Loss:  For the Class A-PO Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Discount Loan.

Current Shortfall:  Any amount included in the Principal Distribution Amount for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

Curtailment:  Any partial prepayment on any Mortgage Loan.

Custodial File:  With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the applicable Custodian or which at any time comes into the possession of that Custodian.

Custodians:  BNY, Deutsche Bank, U.S. Bank and Wells Fargo.

Cut-off Date:  September 1, 2007.

Cut-off Date Pool Principal Balance:  The aggregate Stated Principal Balance of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

Deferred Principal Amount:  For the Class A-PO Certificates, the cumulative amount of Current Realized Losses allocated to such Class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the Subordinate Certificates.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan:  A Mortgage Loan which is purchased or repurchased by any Responsible Party, the Purchaser or the Depositor in accordance with the terms of any Sale Agreement, any Assignment Agreement or this Agreement, as applicable, or which is, in the case of a substitution by any Servicer (if permitted under the applicable Servicing Agreement) or by the Purchaser pursuant to the Assignment Agreements or this Agreement, replaced or to be replaced with a substitute mortgage loan.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof; provided, that with respect to the Class P Certificates or the Class A-IO Certificates, the Denomination will be expressed as the initial notional balance of such Class.

Depositor:  GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

Depository:  As defined in Section 5.02(e).

Depository Institution:  Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated “P-1” by Fitch and “A-1” by Standard & Poor’s.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Rate:  With respect to Collateral Group 1, 6.000% per annum. With respect to Collateral Group 2, 6.500% per annum.  With respect to Collateral Group 3, 7.000% per annum.

Determination Date:  With respect to each Distribution Date, the Business Day immediately preceding the related Remittance Date.

Deutsche Bank:  Deutsche Bank National Trust Company, a national banking association, and its successors in interest.

Discounted Loans:  Any Mortgage Loan with a Net Rate less than 6.000% per annum.

Distribution Account:  The separate Eligible Account created by the Securities Administrator pursuant to Section 3.01(b) in the name of the Securities Administrator as paying agent for the benefit of the Trustee and the Certificateholders and designated “Wells Fargo Bank, National Association, as paying agent, in trust for registered holders of GSAA Home Equity Trust 2007-9, Asset-Backed Certificates, Series 2007-9.”  Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:  The 25th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in October 2007.

Document Certification and Exception Report:  The report attached to Exhibit F hereto.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs, except, in the case of the Goldman Conduit Mortgage Loans, the period commencing on the first day of the month and ending on the last day of the month preceding the month of the Remittance Date.

EDGAR:  The Commission’s Electronic Data Gathering, Analysis and Retrieval system.

Effective Net Rate:  For any Mortgage Loan and any Collateral Group to which such Mortgage Loan contributes interest, the effective Net Rate at which such Mortgage Loan contributes interest to such Collateral Group.

Eligible Account:  An account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “A-1+” by S&P, “F1” by Fitch and “P-1” by Moody’s (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein and acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator or the Trustee.  Notwithstanding anything to the contrary contained in this paragraph, a depository will be acceptable to S&P if its short-term unsecured debt obligations are rated “A-2” or above or, if such depository’s short-term unsecured debt obligations are not rated, its long-term unsecured debt obligations are rated “BBB+” or above by S&P.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption (“PTE”) 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Event of Default:  As defined in the applicable Servicing Agreement.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Filing Obligation:  The obligations of the Master Servicer under Section 9.04 and Article XIII (except Section 13.07) with respect to notice and information to be provided to the Depositor.

Exchange Act Reports:  Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

Expense Fee Rate:  As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the administrative fee rate, if any, and, if set forth on the Mortgage Loan Schedule, the applicable Primary Mortgage Insurance Policy premium rate.

Expense Fees:  As to each Mortgage Loan, the fees calculated by reference to the Expense Fee Rate and the Master Servicing Fees.

Fair Market Value Excess:  As defined in Section 11.01.

Fannie Mae:  The Federal National Mortgage Association, and its successors in interest.

Final Scheduled Distribution Date:  The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in October 2037.

Fitch:  Fitch, Inc.

Form 8-K Disclosure Information:  As defined in Section 13.02.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

Goldman Conduit:  Goldman Sachs Residential Mortgage Conduit Program.

Goldman Conduit Mortgage Loans:  The Mortgage Loans acquired by the Purchaser pursuant to the applicable Goldman Conduit Sale Agreements.

Goldman Conduit Sale Agreements:  The Master Loan Purchase Agreements, between various mortgage loan sellers and GSMC, dated as of their respective dates, as modified by the related Assignment Agreements.

Group 1 Certificate:  Any Class A1A, Class A1B, Class A-PO, Class R or Class RC Certificate.

Group 2 Certificate:  Any Class A2A or Class A2B Certificate.

Group 3 Certificate:  Any Class A3A, Class A3B or Class A-IO Certificate.

Group Subordinate Amount:  With respect to each Collateral Group and any Distribution Date, the excess of the Non-AP Pool Balance for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class A-PO Certificates and the Class A-IO Certificates) immediately prior to that Distribution Date.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period:  For any Distribution Date (other than the first Distribution Date) and any regular interest in any REMIC created hereby or any Class of Certificates entitled to interest, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.  For the first Distribution Date and any regular interest in any REMIC created hereby or any Class of Certificates entitled to interest will accrue from September 1, 2007.

Interest Only Certificate:  As defined in the Preliminary Statement.

Interests:  Each class of REMIC Interests.

Investment Account:  As defined in Section 3.02(a).

Item 1119 Party:  The Depositor, the Master Servicer, the Trustee, any Servicer, any subservicer, any originator identified in the Prospectus Supplement and any Swap Provider.

Junior Subordinate Certificates:  The Class B4, Class B5 and Class B6 Certificates.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Principal Prepayment Period preceding the month of such Distribution Date and as to which the applicable Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

Liquidation Principal:  For any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any Subsequent Recoveries.

Loan Group 1:  The Mortgage Loans identified on Schedule I as being in Loan Group 1.

Loan Group 2:  The Mortgage Loans identified on Schedule I as being in Loan Group 2.

Loan Group 3:  The Mortgage loans identified on Schedule I as being in Loan Group 3.

REMIC I Principal Amount:  As described in the Preliminary Statement.

REMIC I Regular Interest:  As described in the Preliminary Statement.

REMIC I:  As described in the Preliminary Statement.

Master Servicer:  Wells Fargo, and its successors in interest, and if a successor master servicer is appointed hereunder, such successor.

Master Servicer Event of Default:  As defined in Section 9.04.

Master Servicer Float Period:  As to any Distribution Date and each Mortgage Loan, the period commencing on the fifth (5th) Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

Master Servicing Fee:  The investment income earned on amounts on deposit in the Distribution Account during the Master Servicer Float Period.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance:  As defined in the applicable Servicing Agreement.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Monthly Statement:  The statement made available to the Certificateholders pursuant to Section 4.02.

Moody’s:  Moody’s Investors Service, Inc.  If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor and the Servicer.

Mortgage:  The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan:  An individual Mortgage Loan which is the subject of a Sale Agreement and a Servicing Agreement, each Mortgage Loan originally sold and subject to any Sale Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Servicing File, the Monthly Payments, Principal Prepayments, Prepayment Premiums, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule:  A schedule of Mortgage Loans annexed hereto as Schedule I (which shall be delivered to the Custodians in an electronic format acceptable to the Custodians), such schedule setting forth the following information with respect to each Mortgage Loan:  (1) the applicable Responsible Party’s Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgagor is self-employed; (4) a code indicating whether the Mortgaged Property is owner-occupied, investment property or a second home; (5) a code indicating whether the Mortgaged Property is a single family residence, two family residence, three-family residence, four family residence, condominium, manufactured housing or planned unit development; (6) the purpose of the Mortgage Loan; (7) the type of Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the current Mortgage Interest Rate; (10) the name of the applicable Servicer; (11) the applicable Servicing Fee Rate; (12) the current Monthly Payment; (13) the original term to maturity; (14) the remaining term to maturity; (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the LTV at origination and if the Mortgage Loan has a second lien, combined LTV at origination; (17) the actual principal balance of the Mortgage Loan as of the Cut-off Date; (18) the social security number of the Mortgagor; (19) a code indicating whether the Mortgage Loan had a second lien at origination; (20) if the Mortgage Loan has a second lien, combined loan balance as of the Cut-off Date; (21) a code indicating whether the Mortgaged Property is a leasehold estate; (22) the due date of the Mortgage Loan; (23) whether the Mortgage Loan is insured by a Mortgage Insurance Policy and the name of the insurer; (24) the certificate number of the Mortgage Insurance Policy; (25) if applicable, the amount of coverage of the Primary Mortgage Insurance Policy, if it is a lender-paid Primary Mortgage Insurance Policy or the premium rate, if it is a Primary Mortgage Insurance Policy paid for on behalf of the Trust; (26) if applicable, the premium tax information for each mortgage loan covered by the Primary Mortgage Insurance Policy; (27) a code indicating whether the Mortgage Loan is a MERS Loan; (28) documentation type (including asset and income type); (29) first payment date; (30) the schedule of the payment delinquencies in the prior 12 months; (31) FICO score; (32) the Mortgagor’s name; (33) the stated maturity date; (34) the original principal amount of the Mortgage Loan; and (35) the name of the applicable Custodian.

Mortgaged Property:  The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Prepayment Interest Shortfall:  For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

Net Rate:  With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Servicing Fee Rate and the rate on any primary mortgage insurance applicable to such Mortgage Loan.

New York Business Day:  Any day on which dealings in deposits of United States dollars are transacted in the New York market.

NIM Insurer:  Any insurer guarantying, at the request of the Depositor or one of its Affiliates, certain payments under the NIM Securities (if any).

NIM Issuer:  The entity established as the issuer of the NIM Securities (if any).

NIM Securities:  Any debt securities secured or otherwise backed by some or all of any Class X and/or Class P Certificates (if applicable).

NIM Trustee:  The trustee for the NIM Securities (if any).

Non-AP Pool Balance:  For any Distribution Date and any Collateral Group, the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to each such Collateral Group for the immediately preceding Distribution Date minus the portion of Discount Loans contributing to the outstanding Class Principal Balance of the Class A-PO Certificates.

Non Permitted Transferee:  As defined in Section 8.12(e).

Nonrecoverable Monthly Advance:  Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer (in accordance with the related Servicing Standard set forth in the related Servicing Agreement), the Master Servicer or any successor Master Servicer including the Trustee, as applicable, will not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance:  Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer (in accordance with the related Servicing Standard set forth in the related Servicing Agreement), the Master Servicer or any successor Master Servicer including the Trustee, as applicable, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

Note Rate:  For each Mortgage Loan, the rate at which the related promissory note accrues interest.  For purposes of calculating the Certificate Rates on the Interests and Certificates, the Note Rate of a Mortgage Loan shall be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

Notice of Final Distribution:  The notice to be provided pursuant to Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount:  The Class A-IO Notional Amount.  For the avoidance of doubt, the Notional Amount is used to calculate distributions on the related Class of Certificates, but is not a principal amount or other amount to which a Certificateholder is entitled.

Offered Certificates:  As specified in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of any Servicer or any Responsible Party, and delivered to the Trustee and the Securities Administrator, as required by any Servicing Agreement or Sale Agreement or, in the case of any other Person, signed by an authorized officer of such Person.

Opinion of Counsel:  A written opinion of counsel, who may be in house counsel for the applicable Servicer, reasonably acceptable to the Trustee and/or the Securities Administrator, as applicable (and/or such other Persons as may be set forth herein); provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the applicable Servicer or the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the applicable Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the applicable Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Optional Termination Date:  The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10.00% or less of the Cut-off Date Pool Principal Balance.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)           Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(ii)           Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment Amount in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Value:  an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the Mortgage Loans (other than Mortgage Loans related to REO Properties), (2) interest accrued and unpaid on the Mortgage Loans, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee, (4) any expenses incurred during the exercise of the Auction Call and (5) with respect to any REO Property, the lesser of (x) the appraised value of each REO Property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, and (b) the sum of (1) the aggregate unpaid Class Principal Balance of each Class of Certificates then outstanding, (2) interest accrued and unpaid on the Certificates and (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee.

Pass-Through Rate:  For each Class of Certificates and each Lower-Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Payoffs:  Any prepayment in full on any Mortgage Loan.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee, the Securities Administrator or any of their respective Affiliates:

(i)           direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)           demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars and issued by any Depository Institution and rated F1+ by Fitch, P-1 by Moody’s and A-1+ by S&P;

(iii)           repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv)           securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than thirty (30) days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi)           the Wells Fargo Advantage Prime Investment Money Market Fund and other units of money market funds, including money market funds advised by the Depositor, the Securities Administrator or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s,  “AAAm” or “AAAm-G” by Standard & Poor’s and, if rated by Fitch, at least “AA” by Fitch; and

(vii)           if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities and reasonably acceptable to the NIM Insurer, if any, as evidenced by a signed writing delivered by such NIM Insurer;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

PHH Third Mortgage Loans:  The Mortgage Loans acquired by the Purchaser pursuant to the PHH Sale and Servicing Agreement.

PHH Sale and Servicing Agreement:  The Second Amended and Restated Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of May 1, 2006, between GSMC and PHH and Bishop’s Gate Residential Mortgage Trust as modified by the related Assignment Agreements.

Physical Certificates:  As specified in the Preliminary Statement.

P&I Advances:  Advances made by the Servicer, the Master Servicer or any successor servicer (including the Trustee as successor master servicer and any other successor master servicer) with respect to delinquent payments of interest and principal on the Mortgage Loans, less the servicing fee or the master servicing fee, as applicable.

Pool Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Premium Loan:  the mortgage loans having Net Rates greater than or equal to 7.000% per annum.

Prepayment Interest Shortfall:  With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Principal Prepayment Period the subject of a

Principal Prepayment Amount that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Principal Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the applicable Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment Amount for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment Amount was applied and ending on the last day of the related Principal Prepayment Period.

Prepayment Premium:  Any prepayment premium, penalty or charge required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment Amount, to the extent permitted by law.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance (including any “lender-paid” mortgage insurance policy) represented to be in effect with respect to a Mortgage Loan, or any replacement policy therefor obtained by the applicable Servicer pursuant to a Sale and Servicing Agreement.

Principal Distribution Amount:  For each Collateral Group and any Distribution Date, the sum of:

(1)           the Principal Payment Amount for such Collateral Group;

(2)           the Principal Prepayment Amount for such Collateral Group; and

(3)           the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of the Liquidation Principal derived from such Mortgage Loan.

Principal Only Certificate:  The Class A-PO Certificates.

Principal Payment Amount:  For each Collateral Group and any Distribution Date, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) the amount equal to the sum of the following amounts (without duplication):  (a) all scheduled payments of principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any Monthly Advances in respect thereof; (b) all amounts received with respect to such Distribution Date representing the portion of the purchase price allocable to principal in connection with a purchase, repurchase or substitution of a Deleted Mortgage Loan; (c) all other unscheduled payments allocable to principal and received during the Principal Prepayment Period (other than Payoffs, Curtailments or Liquidation Principal); and (d) with respect to the Class A-PO, Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

Principal Prepayment Amount:  For any Distribution Date and any Collateral Group, the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (i) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (ii) all Payoffs and Curtailments for such Mortgage Loan that were received in advance of the scheduled Due Date (as specified in the related Sale Agreement), and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  With respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

Principal Relocation Payment:  A payment from any Collateral Allocation Group to a REMIC 2 Regular Interest other than a Regular Interest corresponding to that Collateral Allocation Group as provided in the Preliminary Statement.  Principal Relocation Payments shall be made of principal allocations comprising the Principal Distribution Amount from a Collateral Allocation Group (excluding the portion attributable to the Applicable Fraction in respect of the Class A-PO Certificates) and shall include a proportionate allocation of Realized Losses from the Mortgage Loans or Applicable Fractions thereof related to such Collateral Allocation Group.

Private Certificates:  As specified in the Preliminary Statement.

Prospectus Supplement:  The Prospectus Supplement, dated September 27, 2007, relating to the Offered Certificates.

PTCE:  Prohibited Transaction Class Exemption, issued by the U.S. Department of Labor.

PUD:  A planned unit development.

Purchaser:  Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

Rating Agency:  Each of the Rating Agencies specified in the Preliminary Statement.  If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator.  References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.  For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

Realized Losses:  With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation

Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

Record Date:  With respect to any Distribution Date, for the Offered Certificates, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Definitive Certificate issued pursuant to Section 5.02(e), the Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Regular Certificates:  As specified in the Preliminary Statement.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act Interest Shortfall:  With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers’ Civil Relief Act of 1940 or any similar state statutes.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date:  For any Distribution Date, with respect to the Mortgage Loans serviced by Avelo, PHH or Wells Fargo, the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately succeeding such 18th day) of the month in which such Distribution Date occurs.

REO Disposition:  The final sale by any Servicer of any REO Property.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event:  As defined in Section 13.02.

Reporting Party:  The Depositor, the Master Servicer, any Servicer, any originator defined in the Prospectus Supplement, any credit enhancement provider described herein and any other material transaction party (excluding the Trustee and the Custodians) as may be mutually agreed between the Depositor and the Master Servicer from time to time for the purpose of complying with the requirements of the Commission.

Reporting Servicer:  As defined in Section 13.04.

Reporting Subcontractor:  With respect to the Master Servicer or the Securities Administrator, any Subcontractor determined by such Person pursuant to Section 13.08(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.  References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Securities Administrator or the Master Servicer, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Securities Administrator or the Master Servicer, customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.  When used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this transaction, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject.

Responsible Party:  Avelo, PHH and Wells Fargo each in its capacity as seller under the applicable Sale Agreement.  With respect to the Goldman Conduit Mortgage Loans, the Purchaser.

Rule 144A:  Rule 144A under the Securities Act.

Rule 144A Letter:  As defined in Section 5.02(b).

Sale Agreement:  Each of the PHH Sale and Servicing Agreement, the Wells Fargo Sale and Servicing Agreement and the Goldman Conduit Sale Agreement.

Sarbanes-Oxley Certification:  As defined in Section 13.06.

Securities Act:  The Securities Act of 1933, as amended.

Securities Administrator:  Wells Fargo and its successors in interest, and if a successor securities administrator is appointed hereunder, such successor.

Senior Certificates:  The Class A Certificates.

Senior Collateral Group Percentage:  For Collateral Group 1, Collateral Group 2 and Collateral Group 3, shall equal (i) as of the Closing Date, 93.97%, 94.00% and 94.00%, respectively, and (ii) for any Distribution Date thereafter shall be a fraction expressed as a percentage equal to (a) the sum of the Certificate Balances of the Senior Certificates (other than the Class A-PO and Class A-IO Certificates) related to such Collateral Group immediately preceding such Distribution Date, over (b) the sum of the products, for each Mortgage Loan contributing to such Collateral Group, of (x) the Applicable Fraction for such Mortgage Loan in respect of such Collateral Group and (y) the outstanding principal balance of such Mortgage Loan (other than the loans attributable to the Class A-PO Certificates) as of the Due Date of the month in which such Distribution Date occurs.

Senior Liquidation Amount:  For any Distribution Date and any Collateral Group, the aggregate, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, of the Applicable Fraction of the lesser of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Proceeds derived from such Mortgage Loan.

Senior Prepayment Percentage:  For each Collateral Group, as follows:  (i) on any Distribution Date occurring before the Distribution Date in the month of October 2012, 100%; (ii) on any other Distribution Date on which the related Senior Collateral Group Percentage for such Distribution Date exceeds the initial Senior Collateral Group Percentage as of the Cut-Off Date, 100% (in which case, the Senior Prepayment Percentage for each other Collateral Group shall also equal 100% for such Distribution Date); and (iii) on any other Distribution Date in the month of October 2012, and thereafter, 100%, unless:

(a)           the Stated Principal Balances of the Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding six calendar months is less than 50% of the aggregate Class Principal Balance of the Subordinate Certificates outstanding as of such Distribution Date, and

(b)           the cumulative Realized Losses on the Mortgage Loans are less than or equal to the following percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date:

Distribution Date Occurring In	Percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date
October 2012 through September 2013	30%
October 2013 through September 2014	35%
October 2014 through September 2015	40%
October 2015 through September 2016	45%
October 2016 and thereafter	50%

in which case, the Senior Prepayment Percentage for each Collateral Group shall be as follows:

Distribution Date Occurring In or On	Senior Prepayment Percentage
October 2012 through September 2013	Senior Collateral Group Percentage for such Collateral Group + 70% of the related Subordinate Percentage
October 2013 through September 2014	Senior Collateral Group Percentage for such Collateral Group + 60% of the related Subordinate Percentage
October 2014 through September 2015	Senior Collateral Group Percentage for such Collateral Group + 40% of the related Subordinate Percentage
October 2015 through September 2016	Senior Collateral Group Percentage for such Collateral Group + 20% of the related Subordinate Percentage
October 2016 through the Distribution Date immediately preceding the Final Distribution Date	Senior Collateral Group Percentage for such Collateral Group
Final Distribution Date	100%

If on any Distribution Date the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any Collateral Group will be paid to the Subordinate Certificates

Senior Principal Distribution Amount:  For any Distribution Date and each Collateral Group shall equal the sum of:

(i)	the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(ii)	the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(iii)	the related Senior Liquidation Amount for such Distribution Date.

Senior Subordinate Certificates:  The Class B-1, Class B-2 and Class B-3 Certificates.

Servicer:  Each of Avelo, PHH and Wells Fargo, in its capacity as servicer under the related Servicing Agreement, or any successor servicer appointed pursuant to such Servicing Agreement.

Servicing Advances:  As defined in the related Servicing Agreement.

Servicing Agreement:  Each of the Avelo Servicing Agreement, the PHH Sale and Servicing Agreement, the NatCity Sale and Servicing Agreement, and the Wells Fargo Sale and Servicing Agreement.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as the same may be amended from time to time.

Servicing Fee:  As defined in the related Servicing Agreement.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum servicing fee rate for such Mortgage Loan specified on the Mortgage Loan Schedule.

Servicing File:  As defined in the applicable Servicing Agreement.

Servicing Function Participant:  Any Subservicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee, the Securities Administrator and any Custodian, that is performing activities addressed by the Servicing Criteria.

Similar Law:  As defined in Section 5.02(b).

Standard & Poor’s or S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Surveillance Group – GSAA Home Equity Trust 2007-9, or such other address as Standard & Poor’s may hereafter furnish to the Depositor and the Servicer.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to each Mortgage Loan and as of any Determination Date, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal.  For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received or advanced prior to the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Principal Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Principal Prepayment Period shall be zero.

Step 1 Assignment Agreement:  Each of the (i) Assignment, Assumption and Recognition Agreement, dated as of September 28, 2007, between the Purchaser, Avelo and the Depositor; (ii) Assignment, Assumption and Recognition Agreement, dated as of September 28, 2007, between the Purchaser, PHH and the Depositor; and (iii) Assignment, Assumption and Recognition Agreement, dated as of September 28, 2007, between the Purchaser, Wells Fargo and the Depositor.

Step 2 Assignment Agreement:  Each of the (i) Assignment, Assumption and Recognition Agreement, dated as of September 28, 2007, between the Depositor, the Master Servicer, the Trustee and Avelo; (ii) Assignment, Assumption and Recognition Agreement, dated as of September 28, 2007, between the Depositor, the Master Servicer, the Trustee and PHH; and (iii) Assignment, Assumption and Recognition Agreement, dated as of September 28, 2007, between the Depositor, the Master Servicer, the Trustee and Wells Fargo.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, any Servicer, any subservicer or the Securities Administrator, as the case may be.

Subgroup A:  The Mortgage Loans with Net Rates greater than or equal to 6.00% and less than 6.50%.

Subgroup B:  The Mortgage Loans with Net Rates greater than or equal to 6.50% and less than 7.00%.

Subgroup C:  The Mortgage Loans with Net Rates greater than or equal to 7.00%

Subgroup P:  The Mortgage Loans with Net Rates less than 6.00%.

Subordinate Class Percentage:  For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

Subordinate Interests:  The Interest corresponding to the Subordinate Certificates.

Subordinate Liquidation Amount:  For any Distribution Date and Collateral Group, the Applicable Fraction of the related Liquidation Proceeds in respect of each Mortgage Loan contributing to such Collateral Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

Subordinate Percentage:  For any Collateral Group and any Distribution Date, 100% minus the Senior Collateral Group Percentage for such Collateral Group.  The Subordinate Percentages as of the Closing Date shall be 6.03%, 6.00% and 6.00% for Collateral Group 1, Collateral Group 2 and Collateral Group 3, respectively.

Subordinate Prepayment Percentage:  For any Distribution Date and any Collateral Group, the excess of 100% over the Senior Prepayment Percentage for such Collateral Group.  Initially, the Subordinate Prepayment Percentage for each Collateral Group shall be 0%.

Subordinate Principal Distribution Amount:  For any Distribution Date and any Collateral Group, the sum of:

(i)           the related Subordinate Percentage of the related Principal Payment Amount;

(ii)           the related Subordinate Principal Prepayment Amount; and

(iii)           the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group shall be reduced by the amounts required to be distributed to the Class A-PO Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to the proviso above shall reduce the amount calculated pursuant to clause (i), clause (iii) and clause (ii), in that order in each case of the definition thereof, and such amounts shall nevertheless reduce the Certificate Balance of the applicable Class of Subordinate Certificates.

Subordinate Principal Prepayment Amount:  For each Distribution Date and each Collateral Group, the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

Subordination Levels:  For any Class of Subordinate Certificates and any specified date, a fraction expressed as a percentage equal to (i) the sum of the Class Principal Balances of all Classes of Subordinate Certificates that are subordinate to such Class, over (ii) the sum of the Class Principal Balances of all related Classes of Certificates (other than the Class A-PO and Class A-IO Certificates) as of such date, before giving effect to distributions and allocations of Realized Losses on such date.

Subsequent Recoveries:  Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan net of the reasonable fees of the Servicer associated with such recovery.

Substitution Adjustment Amount: With respect to any Servicing Agreement or Sale Agreement, as applicable, in which substitution is permitted, or with respect to a Mortgage Loan substituted by the Purchaser, an amount of cash received from the applicable Servicer or the Purchaser, as applicable, in connection with a substitution for a Deleted Mortgage Loan.

Tax Matters Person:  The Holder of the Class R and Class RC is designated as “tax matters person” of the Lower-Tier REMIC, Middle-Tier REMIC and the Upper-Tier

REMIC, respectively, in the manner provided under Treasury Regulations Section 1.806F-4(d) and Treasury Regulations Section 301.6234(a)(7)-1.

Termination Price:  As defined in Section 11.01.

Transaction Documents:  This Agreement, the Servicing Agreements, the Sale Agreements, the Assignment Agreements and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit:  As defined in Section 5.02(c)(ii).

Transferor Certificate:  As defined in Section 5.02(b).

Trust:  The express trust created hereunder in Section 2.01(c).

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Primary Mortgage Insurance Policy, if any, and all amounts received thereunder; (iii) the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (v) the rights of the Trust under the Step 2 Assignment Agreements; (vi) the Supplemental Interest Trust; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.  The Trust Fund created hereunder is referred to as the GSAA Home Equity Trust 2007-9.

Trust REMIC:  As specified in the Preliminary Statement.

Trustee:  Citibank, and its successors in interest, and, if a successor trustee is appointed hereunder, such successor.

Undercollateralization Distribution:  As defined in Section 4.01(d) hereof.

Undercollateralized Group:  On any Distribution Date, any Collateral Group for which the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class A-PO Certificates and after giving effect to distributions to be made on such Distribution Date) is greater than the Non-AP Pool Balance of such Collateral Group.

Unscheduled Principal Amount:  With respect to each Collateral Group and any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

Underwriters’ Exemption:  Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or amended by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979, or any successor exemption.

U.S. Bank:  U.S. Bank National Association, a national banking association, and its successors in interest.

U.S. Person:  (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Upper-Tier Regular Interest:  As described in the Preliminary Statement.

Upper-Tier REMIC:  As described in the Preliminary Statement.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

Wells Fargo:  Wells Fargo Bank, National Association, a national banking association, and its successors in interest.

Wells Fargo Mortgage Loans:  The Mortgage Loans acquired by the Purchaser from Wells Fargo pursuant to the Wells Fargo Sale and Servicing Agreement.

Wells Fargo Sale and Servicing Agreement:  The Second Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of November 1, 2005, between Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company, as modified by the related Assignment Agreements.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.  (a)  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

(b)  In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the applicable Custodian on behalf of the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each applicable Mortgage Loan so assigned:

(i)  the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(ii)  The original Assignment of Mortgage in blank (or, in the case of the Goldman Conduit Mortgage Loans, in form and substance acceptable for recording or if the Mortgage is to be recorded, assigned to the Purchaser), unless the Mortgage Loan is a MERS Loan;

(iii)  personal endorsement, surety and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if any);

(iv)  the related original Mortgage and evidence of its recording or a certified copy of the Mortgage with evidence of recording;

(v)  originals of any intervening Mortgage assignment or certified copies in either case necessary to show a complete chain of title from the original mortgagee to the seller and evidencing recording; provided, that, except in the case of the Goldman Conduit Mortgage Loans, the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

(vi)  originals of all assumption, modification, consolidation or extension agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement; provided, that, in the case of the Goldman Conduit Mortgage Loans, an original with evidence of recording thereon is always required;

(vii)  if applicable to the files held by the applicable Custodian, an original or copy of a title insurance policy or evidence of title;

(viii)  to the extent applicable, an original power of attorney;

(ix)  for each Mortgage Loan (if applicable to the files held by the applicable Custodian) with respect to which the Mortgagor’s name as it appears on the note does not match the borrower’s name on the Mortgage Loan Schedule, one of the following:  the original of the assumption agreement, or a certified copy thereof, in either case with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement;

(x)  if applicable to the files held by the applicable Custodian, a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any; and

(xi)           with respect to each Mortgage Loan, the complete Custodial File including all items as set forth in the applicable Servicing Agreement to the extent in the possession of the Depositor or the Depositor’s Agents.

The Depositor shall deliver or cause each Responsible Party to deliver to each Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

From time to time, pursuant to the applicable Sale Agreement, the Responsible Party may forward to the applicable Custodian additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan, in accordance with the terms of the applicable Sale Agreement.  All such mortgage documents held by the Custodians as to each Mortgage Loan shall constitute the “Custodial File.”

On or prior to the Closing Date, the Depositor shall deliver to the Custodians Assignments of Mortgages (except in the case of MERS Loans), in blank, for each applicable Mortgage Loan.  On the Closing Date, the Depositor shall provide a written request to each Responsible Party to submit the Assignments of Mortgage for recordation, at the Responsible Party’s expense, pursuant to the applicable Sale Agreement.  Each Custodian shall deliver the Assignment of Mortgages to be submitted for recordation to the applicable Responsible Party upon receipt of a written request for release in standard and customary form as set forth in Exhibit L-1, Exhibit L-2, Exhibit L-3 or Exhibit L-4, as applicable.

On or prior to the Closing Date, the Depositor shall deliver to the Custodians and the Master Servicer a copy of the Mortgage Loan Schedule in electronic, machine readable medium in a form mutually acceptable to the Depositor, the applicable Custodian, the Master Servicer and the Trustee.

In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within the time period and in the manner specified in the applicable Sale Agreement, the Trustee shall take or cause to be taken such remedial actions under the Sale Agreement against the applicable Responsible Party as may be permitted to be taken thereunder, including without limitation, if applicable, the repurchase by the applicable Responsible Party of such Mortgage Loan.  The foregoing repurchase remedy shall not apply in the event that the Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the applicable Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate of an officer of the applicable Responsible Party, confirming that such document has been accepted for recording.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party shall be deemed to have been satisfied upon delivery by the Responsible Party to the applicable Custodian prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

(c)  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “GSAA Home Equity Trust 2007-9” and Citibank is hereby appointed as Trustee in accordance with the provisions of this Agreement.

(d)  It is the policy and intention of the Trust that none of the Mortgage Loans included in the Trust is (a) covered by the Home Ownership and Equity Protection Act of 1994, or (b) considered a “high cost home,” “threshold,” “predatory” or “covered” loan  (excluding “covered home loans” as defined under clause (1) of the definition of “covered home loans” in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws.

Section 2.02  Acceptance by the Custodians of the Mortgage Loans.  Each Custodian acknowledges receipt of the documents identified in the Initial Certification, subject to any exceptions listed on the exception report attached thereto, in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  BNY, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies, Deutsche Bank, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies, U.S. Bank, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the States of Minnesota or California, unless otherwise permitted by the Rating Agencies and Wells Fargo, as Custodian, acknowledges that it will maintain possession of the related Mortgage Notes in the States of Minnesota or California, unless otherwise permitted by the Rating Agencies.

Prior to and as a condition to the Closing, each Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage, subject to any exceptions listed on the exception report attached thereto, for each Mortgage Loan.  None of the Custodians shall be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

On the Closing Date, each Custodian shall ascertain that all documents required to be delivered to it on or prior to the Closing Date are in its possession, subject to any exceptions listed on the exception report attached thereto, and shall deliver to the Depositor and the Trustee an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and the Trustee a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within ninety (90) days after the Closing Date to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification):  (i) all documents required to be delivered to it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, as to BNY, the information set forth in items 2, 8, 34, and 35 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; (iv) based on its examination and only as to the foregoing documents, as to Deutsche Bank, the information set forth in items 2, 8, 34, and 35 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; (v) based on its examination and only as to the foregoing documents, as to U.S. Bank, the information set forth in items 2, 8, 34, and 35 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; (vi) based on its examination and only as to the foregoing documents, as to Wells Fargo, the information set forth in items 2, 8, 34, and 35 of the Mortgage Loan Schedule respecting such Mortgage Loan is correct; and (vii) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement.  None of the Custodians shall be responsible for verifying the validity, sufficiency or genuineness of any document in any Custodial File.

Each Custodian shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein.  The Servicer shall promptly deliver to the applicable Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

Each Custodian shall notify the Trustee and the Depositor of any Mortgage Loans that do not conform to the requirements of Sections 2.01 and 2.02 hereof by delivery of the Document Certification and Exception Report.  In its capacity as “Assignee” under the Step 2 Assignment Agreements, the Trustee shall enforce the obligation of the Responsible Parties to cure or repurchase Mortgage Loans that do not conform to such requirements as determined in the applicable Custodian’s review as required herein, or based upon notification from the Master Servicer (who shall be entitled to rely on information regarding any such defaults by a Responsible Party that has been provided by the applicable Servicer for purposes of providing such notification to the Trustee), by notifying the applicable Responsible Party to correct or cure such default.  In its capacity as “Assignee” under the Step 2 Assignment Agreements, the Trustee shall also enforce the obligation of the Responsible Parties under the Sale Agreements, and to the extent applicable, of any Servicer under the Servicing Agreements, and of the Purchaser under the Step 1 Assignment Agreements to cure or repurchase Mortgage Loans for which there is a defect or a breach of a representation or warranty thereunder of which a Responsible Officer of the Trustee has actual knowledge, by notifying the applicable party to correct or cure such default.  If the Trustee obtains actual knowledge that any Servicer, any Responsible Party or the Purchaser, as the case may be, fails or is unable to correct or cure the defect or breach within the period set forth in the applicable agreement, the Trustee shall notify the Depositor of such failure to correct or cure.  Unless otherwise directed by the Depositor within five (5) Business Days after notifying the Depositor of such failure by the applicable party to correct or cure, the Trustee shall notify such party to repurchase the Mortgage Loan.  If, within ten (10) Business Days of receipt of such notice by such party, such party fails to repurchase such Mortgage Loan, the Trustee shall notify the Depositor of such failure.  The Trustee shall pursue all legal remedies available to the Trustee against the Servicers, the Responsible Parties and the Purchaser, as applicable, under this Agreement, if the Trustee has received written notice from the Depositor directing the Trustee to pursue such remedies and the Trustee shall be entitled to reimbursement from the Trust Fund for any reasonable expenses incurred in pursuing such remedies.

Section 2.03  Execution and Delivery of Certificates.  The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.04  REMIC Matters.  The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  The “latest possible maturity date” is August 25, 2047, which is the Distribution Date following the latest Mortgage Loan maturity date.

Section 2.05  Representations and Warranties of the Depositor.  The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

(a)  The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)  The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c)  This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)  No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e)  None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)  There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)  The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

(h)  Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee.  The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04 hereof.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the respective Custodial Files to the Custodians, and shall inure to the benefit and to Certificateholders.

Section 2.06  Representations and Warranties of BNY.  BNY, as Custodian, hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

(a)  Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)  Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)  The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of association or by laws of such Custodian.

Section 2.07  Representations and Warranties of Deutsche Bank.  Deutsche Bank, in its capacity as a Custodian, hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

(a)  Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)  Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)  The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of association or by laws of such Custodian.

Section 2.08  Representations and Warranties of U.S. Bank.  U.S. Bank hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

(a)  Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)  Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)  The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian.

Section 2.09  Representations and Warranties of Wells Fargo.  Wells Fargo, in its capacity as a Custodian, hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date:

(a)  Such Custodian is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)  Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)  The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not result in a material breach of any term or provision of the articles of incorporation or by laws of such Custodian.

ARTICLE III

TRUST ACCOUNTS

Section 3.01  The Distribution Account.

(a)  The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders.  The amount remitted by the Servicer to the Master Servicer on each Remittance Date shall be credited to the Distribution Account within two (2) Business Days once the amounts are identified as a remittance in connection with the Trust and reconciled to the reports provided by the Servicer.  The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders.  The Master Servicer shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

(i)  the aggregate amount remitted by the Servicers to the Master Servicer pursuant to the Servicing Agreements;

(ii)  any amounts remitted as a result of the operation of the Primary Mortgage Insurance Policy, if applicable; and

(iii)  any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that any Servicer shall remit any amount not required to be remitted pursuant to the applicable Servicing Agreement, and such Servicer directs the Master Servicer in writing to withdraw such amount from the Distribution Account, the Master Servicer shall return such funds to the applicable Servicer.  All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.01.

(b)           From time to time, the Securities Administrator may also establish any other accounts for the purposes of carrying out its duties hereunder.

Section 3.02  Investment of Funds in the Distribution Account.  (a)  Other than during the Master Servicer Float Period, the Depositor shall direct the investment of funds held in the Distribution Account in one or more Permitted Investments.  Absent such direction, the Securities Administrator shall invest such funds during such period in the Wells Fargo Advantage Prime Investment Money Market Fund or any successor fund so long as such fund is a Permitted Investment.  The Securities Administrator may (but shall not be obligated to) invest funds in the Distribution Account during the Master Servicer Float Period (for purposes of this Section 3.02, such Account is referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, or maturing on such Distribution Date, in the case of an investment that is an obligation of Wells Fargo, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator.  The Securities Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)	demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator during the Master Servicer Float Period shall be subject to the Securities Administrator’s withdrawal in the manner set forth in Section 10.05.

(c)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.  Notwithstanding the foregoing, the Depositor shall be liable to the Trust for any loss on any investment of funds in the Distribution Account other than during the Master Servicer Float Period and the Securities Administrator shall be liable to the Trust for any such loss on any funds it has invested under this Section 3.02 only during the Master Servicer Float Period, and the Depositor or the Securities Administrator, as the case may be, shall deposit funds in the amount of such loss in the Distribution Account promptly after such loss is incurred.

(d)  The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.  Such compensation is not payable or reimbursable under Section 8.06 of this Agreement.

(e)  In order to comply with its duties under the USA PATRIOT Act of 2001, BNY, U.S. Bank and Wells Fargo, each as a Custodian, may obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party’s name, address and other identifying information.

(f)  In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, Citibank as Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Citibank.  Accordingly, each of the parties agrees to provide to Citibank upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

(g)  In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), Deutsche Bank, as a Custodian, is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with Deutsche Bank.  Accordingly, each of the parties agrees to provide to Deutsche Bank upon its request from time to time such identifying information and documentation as may be available for such party in order to enable Deutsche Bank to comply with Applicable Law.

ARTICLE IV

DISTRIBUTIONS

Section 4.01  Priorities of Distribution.  (a) On each Distribution Date, prior to the Credit Support Depletion Date, the Securities Administrator shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Distribution Amounts for each Collateral Group remaining:

(i)  to each Class of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group, Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such Class;

(ii)  to the Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amounts for such Collateral Group, as follows:

(A)  to the Residual Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group 1, until the Class Principal Balance of each such class is reduced to zero;

(B)  to the Class A1A and Class A1B Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amounts for Collateral Group 1 in an amount up to the Senior Principal Distribution Amount for Collateral Group 1 for such Distribution Date, pro rata, in proportion to the Class Principal Balance of each such class, until the Class Principal Balance thereof is reduced to zero;

(C)  to the Class A2A and Class A2B Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amounts for Collateral Group 2 in an amount up to the Senior Principal Distribution Amount for Collateral Group 2 for such Distribution Date, pro rata, in proportion to the Class Principal Balance of each such class, until the Class Principal Balance thereof is reduced to zero;

(D)  to the Class A3A and Class A3B Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amounts for Collateral Group 3 in an amount up to the Senior Principal Distribution Amount for Collateral Group 3 for such Distribution Date, pro rata, in proportion to the Class Principal Balance of each such class, until the Class Principal Balance thereof is reduced to zero;

(E)  to the Class A-PO Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amounts for Collateral Group 1 in an amount up to the A-PO Principal Distribution Amount for Collateral Group 1 for such Distribution Date, until the Class Principal Balance thereof is reduced to zero;  and

(iii)  from amounts otherwise payable to the Subordinate Certificates, to the Class A-PO Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for such Class A-PO Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the Subordinate

Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of such Class A-PO Certificates;

(iii)           from amounts otherwise payable to the Subordinate Certificates, to the Class A-PO Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for such Class A-PO Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of such Class A-PO Certificates;

(iv)           to the extent of the remaining Available Distribution Amounts for Collateral Group 1, Collateral Group 2 and Collateral Group 3 and subject to the prior distribution of amounts described under Section 4.01(d) below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of Subordinate Certificates senior thereto;

(v)  to each related class of certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such certificates; and

(vi)  after all of the other Classes of Certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amounts for all Collateral Groups (other than any Fair Market Value Excess remaining after an optional termination of the Trust Fund) to the Residual Certificates.

(b)  On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Principal Prepayment Period shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

(c)           On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions shall be made to the Senior Certificates related to each such Collateral Group (other than the Class A-IO Certificates), in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances); and the remainder (other than any Fair Market Value Excess remaining after the optional termination of the Trust Fund), if any, which is expected to be zero, of the Available Distribution Amounts for each such Collateral Group shall be distributed to the holder of the Class R Certificates.

(d)           On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group (other than the Class A-PO Certificates) has been reduced to zero, amounts otherwise distributable as principal on each class of Subordinate Certificates, in respect of such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, will be distributed as principal to all other Senior Certificates (other than any related Class A-PO or Class A-IO Certificates), until the Class Principal Balances thereof have been reduced to zero.  In addition, on any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay Deferred Principal Amounts or unpaid Current Shortfalls) (or, following the related Credit Support Depletion Date, such other amounts described in the immediately following sentence), shall be distributed as principal to the Senior Certificates (other than any Interest Only Certificates and the Class A-PO Certificates) of such Undercollateralized Group, until the aggregate Certificate Principal Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an “Undercollateralization Distribution”).  In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the related Credit Support Depletion Date, Undercollateralization Distributions shall be made from any Available Distribution Amounts for each related Collateral Group that does not constitute an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than the Class A-PO Certificates and Class A-IO Certificates) of such other Certificate Groups.  In addition, the amount of any unpaid interest shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Current Shortfalls for such Distribution Date) shall be distributed to the Senior Certificates (other than the Class A-PO Certificates) of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

If on any Distribution Date two or more related Certificate Groups are Undercollateralized Groups, the distribution described in the immediately preceding paragraph shall be made in proportion to the amount by which the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-PO Certificates and Class A-IO Certificates) of each such Certificate Group, after giving effect to distributions pursuant to Section 4.01(a) on such Distribution Date, exceeds the Non-AP Pool Balance of the related Collateral Group for such Distribution Date.

On each Distribution Date on which any Fair Market Value Excess is on deposit in the Certificate Account and such Fair Market Value Excess has not been previously distributed in accordance with Section 4.01(c), the Securities Administrator shall withdraw such

Fair Market Value Excess, from the Certificate Account, and shall distribute it to the Holder of the Class RC Certificates.

Section 4.02  Monthly Statements to Certificateholders.  (a)  Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Depositor, the Trustee, the NIM Insurer (if any) and each Rating Agency a statement based, in part, upon the information provided by the Servicers setting forth with respect to the related distribution:

(i)     the Available Distribution Amount, the aggregate Principal Distribution Amount, the Principal Prepayment Amount and the aggregate amount of any Payoffs; Liquidation Proceeds; Condemnation Proceeds; Insurance Proceeds; proceeds from any repurchase of any Mortgage Loans by a Responsible Party; and Realized Losses (incurred during the related Principal Prepayment Period) included therein;

(ii)    the amount thereof allocable to interest (separately identifying (a) the amount of such interest accrued during the related Interest Accrual Period and (b) the amount from previous Interest Accrual Periods);

(iii)   if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)   the aggregate Certificate Principal Balance of each class of Certificates (and, in the case of the Class A-IO Certificates, the related Notional Amount) at the close of business on such Distribution Date, identifying any reduction in such Certificate Principal Balance or Notional Amount, as applicable, due to the allocation of any Realized Loss;

(v)    the aggregate Stated Principal Balance of the Mortgage Loans for the following Distribution Date;

(vi)   the amount of the expenses and fees paid to or retained by the Servicers with respect to such Distribution Date and any other fees and expenses paid out of the Available Distribution Amount as permitted under this Agreement;

(vii)   the amount of any Administrative Fees, if any, paid to the Master Servicer or Securities Administrator with respect to such Distribution Date;

(viii)  the Certificate Interest Rate for each such Class of Certificates with respect to such Distribution Date;

(ix)     if applicable, the amount of P&I Advances included in the distribution on such Distribution Date, the aggregate amount of P&I Advances reimbursed during the calendar month preceding such Distribution Date and the aggregate amount of P&I Advances reported by the Servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

(x)  the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Monthly Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days (each to be calculated using the OTS method), (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(xi)  the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xii)      the amount of any Deferred Principal amounts applicable to the Class A-PO Certificates for such Distribution Date;

(xiii)     each Senior Collateral Group Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for such Distribution Date;

(xiv)     the Prepayment Premiums collected by or paid by the Servicers;

(xv)      the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date;

(xvi)     the amount distributed on the Class P Certificates;

(xvii)    the amount of any Subsequent Recoveries for such Distribution Date;

(xviii)   updated Mortgage Loan information, such as number, weighted average interest rate, and weighted average remaining term; and

(xix)      information concerning Servicer modifications, if any, or any material modifications, extensions or waivers applicable to the terms of the Trust Agreement, any Servicing Agreement, any Certificate, the Servicing Fees or the Master Servicing Fees.

(b)  The Securities Administrator’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Trustee, the NIM Insurer (if any) and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Servicers and the Responsible Parties.  The Securities Administrator shall provide the above statement via the Securities Administrator’s internet website, which shall be initially located at http://www.ctslink.com.  Assistance in using the website can be obtained by calling the Securities Administrator’s investor relations desk at 1-866-846-4526.  The Securities Administrator will also make a paper copy of the above statement available upon request.

(c)  Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii), (a)(iii) and (a)(vii) of this Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

The Securities Administrator shall be entitled to rely on information provided by third parties for purposes of preparing the foregoing report, but shall not be responsible for the accuracy of such information.

Section 4.03       Allocation of Realized Losses.

(a)           On each Distribution Date, Relief Act Interest Shortfalls will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

(b)           Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the Class A-PO Certificates, the amount of such Realized Loss shall be reimbursed from the aggregate Subordinate Principal Distribution Amount for the related Collateral Groups, to reimburse the Current Realized Losses and Deferred Principal Amounts.  The distribution of any Current Realized Losses and Deferred Principal Amounts to a Class of Senior Certificates on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Senior Certificates, but instead shall result in the reduction of the Certificate Balance of the Subordinate Certificates, until the Certificate Balance thereof has been reduced to zero.  The Current Realized Losses and Deferred Principal Amounts shall be paid from the amounts otherwise payable to the Classes of Subordinate Certificates, beginning with the Class having the highest numerical designation.  Any Current Realized Losses and Deferred Principal Amounts not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred shall be carried forward and shall be included in the Current Realized Losses and Deferred Principal Amounts for the next Distribution Date.

(c)           Modification Losses.  In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates.  Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates in the manner and order of priority set forth above.

(d)           Interest Shortfall.  On each Distribution Date, before any distributions are made on the Certificates, to the extent the amount of a Compensating Interest Payment is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the Subordinate Certificates pro rata based on the amount of interest otherwise owing thereto in reduction of that amount.

(e)           On each Distribution Date, the respective Applicable Fractions of each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the related Collateral Groups for further allocation to the Class or Classes of Certificates supported by such Collateral Groups in reduction of the Certificate Balance thereof; provided, however, that the Applicable Fractions of the principal portion of a Realized Loss experienced on a Mortgage Loan contributing to any Collateral Group will be allocated to the most subordinate class or classes of Subordinate Certificates with a Certificate Balance greater than zero until the aggregate Certificate Balance of all Subordinate Certificates has been reduced to zero, and then pro rata to the Senior Certificates related to such Collateral Group; provided further, that: (i) any Realized Losses otherwise allocable to the Class A1A Certificates will instead be allocated to the Class A1B Certificates, until the Class Principal Balance of the Class A1B Certificates is reduced to zero; (ii) any Realized Losses otherwise allocable to the Class A2A Certificates shall instead be allocated to the Class A2B Certificates, until the Class Principal Balance of the Class A2B Certificates is reduced to zero; and (iii) any Realized Losses otherwise allocable to the Class A3A Certificates shall instead be allocated to the Class A3B Certificates, until the Class Principal Balance of the Class A3B Certificates is reduced to zero.

(f)           Notwithstanding the foregoing, in the event of any Subsequent Recovery, (i) such amount shall be treated as a Principal Prepayment Amount and shall be included in the related Available Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance of the Class or Classes to which the related Realized Loss had previously been allocated, whether or not such Class or Classes remain outstanding, shall be increased in direct order of priority, in each case by an amount equal to the lesser of (i) the amount of such Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such class.

Section 4.04  [RESERVED]

Section 4.05  [RESERVED]

Section 4.06  [RESERVED]

ARTICLE V

THE CERTIFICATES

Section 5.01  The Certificates.  The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

The Depositor hereby directs the Securities Administrator to register the Class P Certificates in the name of the Depository Trust Company or its designee.  On a date as to which the Depositor notifies the Securities Administrator, the Depositor hereby directs the Securities Administrator to transfer the Class P Certificates in the name of the NIM Trustee or such other name or names as the Depositor shall request, and to deliver the and Class P Certificates to the NIM Trustee, or to such other person or persons as the Depositor shall request.

Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Securities Administrator or (y), in the event that no wire instructions are provided to the Securities Administrator, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such office at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their authentication.  On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

Section 5.02  Certificate Register; Registration of Transfer and Exchange of Certificates.  (a)  The Securities Administrator shall maintain, in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator.  Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.  In the event, the Depositor or an Affiliate transfers the Certificates, or a portion thereof, to another Affiliate, it shall notify the Securities Administrator in writing of the affiliated status of the transferee.  The Securities Administrator shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  Except with respect to (i) the initial transfer of the Class P Certificates on the Closing Date, (ii) the transfer of the Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class P Certificates to the Depositor or any Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the “Rule 144A Letter”) or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act.  In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee and the Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except with respect to (i) the initial transfer of the Class P Certificates on the Closing Date, (ii) the transfer of the Class P Certificates to the NIM Issuer or the NIM Trustee or (iii) a transfer of the Class P Certificates to the Depositor or any Affiliate of the Depositor, no

transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator’s receipt of a representation letter from the transferee substantially in the form of Exhibit G), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer (each such investor a “Plan”), (ii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate) that has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator and the Depositor, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Securities Administrator or the Trust Fund, addressed to the Securities Administrator and the Depositor, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor, the Master Servicer, any other servicer or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

During the period the Supplemental Interest Trust is in effect, no transfer of a Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not a Plan, or (ii) a representation that the purchase and holding of the Certificate satisfy the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or in the case of a Plan subject to Similar Law, will not constitute a non-exempt violation of such Similar Law.  In the event such a representation letter is not delivered, one of the foregoing representations, as appropriate, shall be deemed to have been made by the transferee’s (including an initial acquirer’s) acceptance of the Certificate.  In the event that such representation is violated, such transfer or acquisition shall be void and of no effect. The Residual Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

The Securities Administrator shall have no duty to monitor transfers of beneficial interests in any Book-Entry Certificate and shall not be under liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I;

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  Neither the Securities Administrator nor the Trustee shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement.  The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

(v)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, or the Securities Administrator, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates (the “Depository”).  Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) the Depository shall be a Qualified Depository; (ii) registration of the Certificates may not be transferred by the Securities Administrator except to another Qualified Depository; (iii) the Depository shall maintain book entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iv) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (v) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (vi) the Trustee and the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vii) the Securities Administrator and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.  For purposes of this Section 5.02(e), “Qualified Depository” shall mean a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of New York.  If a Depository ceases to be a Qualified Depository then, within 30 days of such occurrence, the Securities Administrator shall appoint or cause to be appointed another Qualified Depository and transfer registration of the Certificates to such Qualified Depository in accordance with this Section 5.02(e).

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book entry system through the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates.  Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)  Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing.  Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Administrator in accordance with its customary practice.  No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Trustee and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04  Persons Deemed Owners.  The Trustee, the Depositor, the Securities Administrator and any agent of the Depositor, the Securities Administrator or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Trustee, the Securities Administrator, the Depositor or any agent of the Depositor, the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 5.05  Access to List of Certificateholders’ Names and Addresses.  If three (3) or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten (10) Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06  Maintenance of Office or Agency.  The Securities Administrator will maintain or cause to be maintained at its expense an office or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.  The Securities Administrator initially designates its Corporate Trust Office for such purposes.  The Securities Administrator will give prompt written notice to the Certificateholders and the NIM Insurer of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR

Section 6.01  Liabilities of the Depositor.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by it herein.

Section 6.02  Merger or Consolidation of the Depositor.  The Depositor will keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03  Limitation on Liability of the Depositor and Others.  Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action (or direct the Trustee to undertake such actions for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor (or the Trustee to the extent it has been directed by the Depositor to undertake such actions) shall be entitled to be reimbursed therefor out of the Distribution Account.

Section 6.04  Servicing Compliance Review.  Promptly upon receipt from each Servicer of its annual statement of compliance and accountant’s report described in the applicable Step 2 Assignment Agreement the Master Servicer shall furnish a copy thereof to the Depositor.  Promptly after the Depositor’s receipt thereof, the Depositor shall review the same and, if applicable, consult with such Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of its Servicer’s obligations under the applicable Servicing Agreement.

Section 6.05  Option to Purchase Defaulted Mortgage Loans.  The Depositor shall have the option, but is not obligated, to purchase from the Trust any Mortgage Loan that is ninety (90) days or more delinquent.  The purchase price therefor shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

ARTICLE VII

SERVICER DEFAULT

Section 7.01  Events of Default.  If an Event of Default described in any Servicing Agreement shall occur with respect to the related Servicer then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Master Servicer shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency and the NIM Insurer), terminate all of the rights and obligations of such Servicer under the applicable Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof.  The Holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by a Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to any Servicer’s obligation to make Monthly Advances may be waived only by all of the holders of the Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non consenting Certificateholder.  On and after the receipt by such Servicer of such written notice of termination, all authority and power of such Servicer hereunder or under the applicable Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer.  The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

Section 7.02  Master Servicer to Act; Appointment of Successor.  Within 120 days after the Master Servicer gives, and the applicable Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 7.03, and subject to the rights of the Master Servicer to appoint a successor Servicer pursuant to this Section 7.02, be the successor to the Servicer in its capacity as servicer under the applicable Servicing Agreement and the transactions set forth or provided for herein and in such Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of such Servicing Agreement and applicable law including the obligation to make Monthly Advances or Servicing Advances pursuant to such Servicing Agreement (it being understood and agreed that if any Servicer fails to make an Advance, the Master Servicer shall do so unless a determination has been made that such Advance would constitute a Nonrecoverable Monthly Advance or a Nonrecoverable Servicing Advance).  As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act under the Servicing Agreement including, if the Servicer was receiving the Servicing Fee at the Servicing Fee Rate set forth in the Servicing Agreement (or, as set forth in the Mortgage Loan Schedule with respect to the related Mortgage Loans, as applicable) such Servicing Fee and the income on investments or gain related to the Collection Account.

Notwithstanding the foregoing, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances and Servicing Advances pursuant to the applicable Servicing Agreement, or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer under the applicable Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer.  No such appointment of a successor to a Servicer hereunder shall be effective until the Depositor shall have consented thereto.  Any successor to such Servicer shall be an institution which is a Fannie Mae  and Freddie Mac approved seller/servicer in good standing and acceptable to the NIM Insurer in its reasonable discretion, which has a net worth of at least $25,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated Servicer, (other than liabilities of such terminated Servicer incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation.  Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to this Section 7.02, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the Servicer from investments.  The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Master Servicer nor any other successor to a Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor Servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to the applicable Servicing Agreement.

Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause.

Section 7.03  Master Servicer to Act as Servicer.  In the event that a Servicer shall for any other reason no longer be the Servicer, the Master Servicer or another successor Servicer, shall thereupon assume all of the rights and obligations of the predecessor Servicer hereunder arising thereafter pursuant to Section 7.02.

Section 7.04  Notification to Certificateholders.  (a)  Upon any termination of or appointment of a successor to a Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, the NIM Insurer and each Rating Agency.

(b)  Promptly after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders, the NIM Insurer and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE CUSTODIANS

Section 8.01  Duties of the Trustee and the Custodians.  The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee and the Custodians, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Custodians, as applicable, that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether on their face they are in the form required by this Agreement, or with respect to the documents in the respective Custodial Files whether they satisfy the review criteria set forth in Section 2.02.  Neither the Trustee nor the Custodians shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee or the Custodians from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance; provided, however, that:

(a)  unless a Master Servicer Event of Default of which a Responsible Officer of the Trustee obtains actual knowledge has occurred and is continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)  the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

(d)  In no event shall the Trustee be held liable for the actions or omissions of any Master Servicer, Securities Administrator, Servicer or Custodian.  Prior to the occurrence of any Event of Default and after the curing of all such Events of Default, no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to duties set forth herein.

Section 8.02  [RESERVED].

Section 8.03  Certain Matters Affecting the Trustee and the Custodians.  Except as otherwise provided in Section 8.01:

(a)  the Trustee and the Custodians may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee and the Custodians shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties.  Further, the Trustee may accept a copy of the vote of the board of directors of any party certified by its clerk or assistant clerk or secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

(b)  before taking any action under this Agreement, the Trustee and the Custodians may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)  the Trustee and the Custodians shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the applicable Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the applicable Servicer’s own funds;

(e)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

(f)  neither the Trustee nor the Custodians shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

(g)  the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(h)  unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default or an Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default or an Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof;

(i)  the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(j)  the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(k)  the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder;

(l)  notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to a Servicer’s request of assigning the Servicing Agreement or the servicing rights thereunder to any other party;

(m)           the Trustee and the Custodians shall not be accountable and shall have no liability for any acts or omissions by the Securities Administrator, the Master Servicer or other party hereto;

(n)           in no event shall Citibank in its capacity as Trustee hereunder, BNY as a Custodian hereunder, Deutsche Bank in its capacity as a Custodian hereunder, U.S. Bank, as a Custodian hereunder, Wells Fargo, as a Custodian hereunder or any other Custodian hereunder, be liable for special, indirect or consequential damages of any kind whatsoever (including but not limited to lost profits), even if any Custodian or the Trustee, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of acknowledgment;

(o)           [RESERVED];

(p)           [RESERVED];

(q)  The permissive right or authority of the Trustee to take any action enumerated in this Agreement shall not be construed as a duty or obligation;

(r)  The Trustee shall not be deemed to have notice of any matter, including without limitation any Event of Default, unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the applicable Certificates generally, the applicable Servicer or Seller, the Trust or this Agreement;

(s)  All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered; and

(t)  Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted.  The recipient (the “Email Recipient”) of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Trustee’s Secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

Section 8.04  Trustee and Custodians Not Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and neither the Trustee nor the Custodians assumes any responsibility for their correctness.  The Trustee and the Custodians make no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document.  Neither the Trustee nor the Custodians shall be accountable for the use or application by the Depositor, the Master Servicer, any Servicer or the Securities Administrator of any funds paid to the Depositor, the Master Servicer, any Servicer or the Securities Administrator in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer, any Servicer, or the Securities Administrator.

The Trustee shall have no responsibility (i) for filing or recording this Agreement or any agreement referred to herein or any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become and remains the successor Master Servicer), (ii) to see to any insurance (unless the Trustee shall have become the successor Master Servicer), (iii) to confirm or verify the contents of any reports or certificates of the Servicers, Securities Administrator or Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties or (iv) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

The Securities Administrator executes the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

Section 8.05  Trustee May Own Certificates.  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.06  Trustee’s Fees and Expenses.  As compensation for its activities under this Agreement, the Trustee shall be paid an on-going monthly or annual fee, as applicable, by the Securities Administrator pursuant to a separate agreement.  The Trustee shall have no lien on the Trust Fund for the payment of such fees.  The Trustee shall be entitled to be reimbursed, from funds on deposit in the Distribution Account, amounts sufficient to indemnify and hold harmless the Trustee and any director, officer, employee, or agent of the Trustee against any loss, liability, or expense (including reasonable attorneys’ fees) incurred:

(i)           in connection with any claim or legal action relating to:

(a)  this Agreement; or

(b)  the Mortgage Loans or the Certificates; and

(ii)           the performance of any of the Trustee’s duties under this Agreement; or

(iii)           incurred by reason of any action of the Trustee taken at the direction of the Certificateholders;

other than, in each case, any loss, liability, or expense (i) resulting from any breach of any Servicer’s obligations in connection with its Servicing Agreement for which that Servicer has performed its obligation to indemnify the Trustee pursuant to Servicing Agreement, (ii) resulting from any breach of the Responsible Party’s obligations in connection with any Sale Agreement for which it has performed its obligation to indemnify the Trustee pursuant to the Sale Agreement, (iii) resulting from any breach of the Master Servicer’s obligations hereunder for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to this Agreement or (iv) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee’s duties under this Agreement.  This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.  Without limiting the foregoing, except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A)  the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates; and

(B)  the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses.

Section 8.07  Eligibility Requirements for the Trustee.  The Trustee hereunder shall at all times be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and the appointment of which would not cause any of the Rating Agencies to reduce or withdraw their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or with the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or of any Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.08  Resignation and Removal of the Trustee.  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator, the NIM Insurer and each Rating Agency not less than sixty (60) days before the date specified in such notice, when, subject to Section 8.09, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.09 meeting the qualifications set forth in Section 8.07.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time (i) the Trustee shall cease to be eligible in accordance with Section 8.07 and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and (B) the imposition of such tax would be avoided by the appointment of a different trustee, or (iv) the Trustee fails to comply with its obligations under the last sentence of Section 9.04 in the preceding paragraph, Section 8.10 or Article XIII and such failure is not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions), then, in the case of clauses (i) through (iv), the Depositor may, or shall at the request of the NIM Insurer, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee and one copy to the successor trustee.

The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in duplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which shall be delivered to the Trustee so removed and one complete set to the successor so appointed.  The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09.

Section 8.09  Successor Trustee.  Any successor trustee appointed as provided in Section 8.08 shall be reasonable to the NIM Insurer and shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.09 unless at the time of its acceptance, the successor trustee is eligible under Section 8.07 and its appointment does not adversely affect the then current rating of the Certificates and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates, the NIM Insurer and the Custodians.  If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.10  Merger or Consolidation of the Trustee or the Custodians.  Any corporation or association into which the Trustee or the Custodians, as applicable, may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Custodians, as applicable, shall be a party, or any corporation or association succeeding to the business of the Trustee or the Custodians, as applicable, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee or the Custodians, as applicable, may be sold or otherwise transferred, shall be the successor of the Trustee or the Custodians, as applicable, hereunder; provided, that such corporation or association shall be eligible under

Section 8.07 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.11  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Trustee may consider appropriate.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)  to the extent necessary to effectuate the purposes of this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor Master Servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)  no trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the any other trustee;

(c)  the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)  the Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this

Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer, the NIM Insurer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.12  Tax Matters.  It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions.  In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each REMIC described in the Preliminary Statement and that in such capacity it shall:

(a)  prepare and file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)  within thirty (30) days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)  make an election that each Trust REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)  prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)  provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a “Non Permitted Transferee”), or an agent (including a broker, nominee or other middleman) of a Non Permitted Transferee, or a pass through entity in which a Non Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)  to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g)  not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

(h)  pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)  cause federal, state or local income tax or information returns to be signed by the Securities Administrator or, if required by applicable tax law, the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)  maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k)  as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Holder of the largest Percentage Interest of the Class R and Class RC Certificates shall act as Tax Matters Person for the Lower-Tier REMIC and the Middle-Tier REMIC, the Upper-Tier REMIC and the REMIC, respectively, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions).  In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Securities Administrator shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums as the beneficial ownership interests in a grantor trust and not as an obligations of any REMIC created hereunder, for federal income tax purposes.  The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P Certificateholders and the Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten (10) days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement.  The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

If any tax is imposed on “prohibited transactions” of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Lower-Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Master Servicer, the Trustee or the Securities Administrator, as applicable if such tax arises out of or results from negligence of the Master Servicer, the Trustee or the Securities Administrator, as applicable in the performance of any of its obligations under this Agreement, (ii) a Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under the applicable Servicing Agreement, (iii) a Responsible Party if such tax arises out of or results from the Responsible Party’s obligation to repurchase a Mortgage Loan pursuant to the applicable Sale Agreement or (iv) in all other cases, or if the Trustee, the Master Servicer, the Securities Administrator, the Servicer or the Responsible Party fails to honor its obligations under the preceding clause (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.01(a).

For as long as each Trust REMIC shall exist, the Securities Administrator shall act as specifically required herein, and the Securities Administrator shall comply with any directions of the Depositor or a Servicer stating that such directions are being given to assure such continuing treatment. In particular, the Securities Administrator shall not (a) sell or authorize the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a purchase or repurchase of the Mortgage Loans pursuant to this Agreement or (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of an Opinion of Counsel that such action described in clause (a) or (b) will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Section 8.13  [RESERVED].

Section 8.14  [RESERVED].

Section 8.15  Custodial Responsibilities.  Each of the Custodians shall provide access to the Mortgage Loan documents in possession of such Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon two (2) Business Days prior written request and during normal business hours at the office of such Custodian; provided, however, that, unless otherwise required by law or any regulatory or administrative agency (including the FDIC), such Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor.  Each of the Custodians shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the Trust that covers such Custodians actual costs.

Upon receipt of a request for release by a Servicer substantially in the form of Exhibit L-1, Exhibit L-2, Exhibit L-3 or Exhibit L-4 hereto, the applicable Custodian shall release within five (5) Business Days the related Mortgage File to such Servicer and the Trustee shall execute and deliver to such Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by such Servicer), together with the Mortgage Note.

Each of the Custodians may resign at any time or may be terminated by the Trustee with cause, in each case, upon sixty (60) days written notice to the applicable Servicer, the Depositor, the NIM Insurer and the Securities Administrator, in which event the Depositor will be obligated to appoint a successor.  If no successor has been appointed and has accepted appointment within sixty (60) days after the resignation or termination of such Custodian, such Custodian may petition any court of competent jurisdiction for appointment of a successor.

The Securities Administrator, pursuant to a separate agreement, shall compensate from its own funds the Custodians for their respective activities under this Agreement.  The Custodians shall have no lien on the Trust Fund for the payment of such fees.  The Custodians shall be entitled to be reimbursed, from funds on deposit in the Distribution Account, amounts sufficient to indemnify and hold harmless each of the Custodians and any director, officer, employee, or agent of a Custodian against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to:

(a)           this Agreement;

(b)           the Certificates; or

(c)           the performance of any of such Custodian’s duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of a Servicer’s obligations in connection with a Servicing Agreement for which the Servicer has performed its obligation to indemnify such Custodian pursuant to such Servicing Agreement, (ii) resulting from any breach of the Responsible Party’s obligations in connection with a Sale Agreement for which the Responsible Party has performed its obligation to indemnify such Custodian pursuant to such Sale Agreement or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of such Custodian’s duties under this Agreement.  This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodians.

ARTICLE IX

ADMINISTRATION OF THE MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01  Duties of the Master Servicer; Enforcement of Servicer’s Obligations.  (a)  The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of the Servicers under the related Servicing Agreements, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicers to duly and punctually perform their duties and obligations thereunder as applicable.  Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator, the Trustee and the NIM Insurer and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default.  So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII.

If (i) a Servicer reports a delinquency on a monthly report and (ii) such Servicer, by 11 a.m. (New York Time) on the Business Day preceding the related Remittance Date, neither makes a Monthly Advance nor provides the Securities Administrator and the Master Servicer with a report certifying that such a Monthly Advance would be a Nonrecoverable Monthly Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date a Monthly Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make a Monthly Advance pursuant to the related Servicing Agreement and (y) amounts deposited in the Collection Account to be used for Monthly Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance.  Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances for so long as the related Servicer is required to do so under the related Servicing Agreement.  If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer’s Certificate to the Trustee stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and detailing the reason(s) it deems the Monthly Advance to be a Nonrecoverable Monthly Advance.  Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.  If the Master Servicer fails to make a required Monthly Advance, the Securities Administrator shall provide prompt written notice to the Trustee of such failure.

(a)  The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted by the related Servicing Agreement, seek reimbursement therefor initially from the terminated Servicer.  In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer or to a successor servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out-of-pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from a Servicer to the Master Servicer or any other successor servicer.

(b)  If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

If the Depositor or an affiliate of the Depositor, is the owner of the servicing rights for any Servicer and the Depositor chooses to terminate such Servicer with or without cause and sell those servicing rights to a successor servicer, then the Depositor must provide thirty (30) days’ notice to the Master Servicer, such successor servicer must be reasonably acceptable to the Master Servicer, the terminated servicer must be reimbursed for any unreimbursed Monthly Advances, servicing fees and any related expenses, the successor servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac and the Depositor must obtain prior written consent from the Rating Agencies that the transfer of the servicing of the mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates.  The costs of such transfer (including any costs of the Master Servicer) are to be borne by the Depositor.

Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under the Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

Section 9.02  Maintenance of Fidelity Bond and Errors and Omissions Insurance.  The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 9.03  Representations and Warranties of the Master Servicer.  (a)  The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)  it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)  the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)  this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)  the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)  the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this

Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)  no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)  [Reserved];

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)  The applicable Step 2 Assignment Agreements and Section 11.01 of this Agreement provide that the Depositor, at its option, may request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date (such event, the “Auction Call”), for the purchase of all of the Mortgage Loans (and REO Properties) at the Termination Price.  The Master Servicer shall accommodate such request to conduct an Auction Call at its sole discretion. If the Master Servicer accommodates such request, the Master Servicer shall be entitled to reimbursement for all fees and expenses incurred. The Depositor hereby represents, covenants and agrees with the NIM Insurer that it will not exercise its right to request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date, for the purchase of all of the Mortgage Loans (and REO Properties) unless it has received the NIM Insurers’ prior written consent.  In the event that no NIM Insurer exists with respect to any applicable NIM Issuer, the Depositor hereby further represents, covenants and agrees with such NIM Issuer that it will not exercise its right to request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date, for the purchase of all of the Mortgage Loans (and REO Properties) unless it has received (x) written notification from the NIM Trustee that all of the outstanding notes issued under the applicable indenture have been paid in full or (y) an Officer’s Certificate of the NIM Issuer pursuant to the applicable section of the relevant indenture to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

(c)  It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement.  The Master Servicer shall indemnify the Depositor, Securities Administrator, and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) above.  It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.03 to indemnify the Depositor, Securities Administrator, and the Trustee

constitutes the sole remedy of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties.  Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

Section 9.04  Master Servicer Events of Default.  Each of the following shall constitute a “Master Servicer Event of Default”:

(a)  any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from any Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

(b)  failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement (including any obligation to cause any subservicer or Reporting Subcontractor (except as specified below) to take any action specified in Article XIII) which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the failure to comply with the requirements set forth in Article XIII, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions);

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)  the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e)  the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

(f)  except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator and the Depositor; or

(g)  the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and (a) upon the request of the NIM Insurer or the Holders of Certificates representing at least 51% of the Voting Rights (except with respect to any Master Servicer Event of Default related to a failure to comply with an Exchange Act Filing Obligation) or (b) the Depositor, in the case of a failure related to an Exchange Act Filing Obligation, shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer, pursuant to the above paragraph, if a failure of the Master Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments.  Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor’s possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer’s sole expense.  The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

Upon the occurrence of a Master Servicer Event of Default, the Securities Administrator shall (i) provide prompt written notice to the Trustee, the NIM Insurer and the Depositor of such occurrence and (ii) provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master

Servicer as set forth herein.  In the event that the Master Servicer becomes a terminated Master Servicer due to a Master Servicer Event of Default, the terminated Master Servicer shall bear all costs of the transfer of master servicing hereunder (including those incurred by the Trustee).  If such costs are not paid by the terminated Master Servicer, such costs shall be reimbursed from the Trust Fund.

Section 9.05  Waiver of Default.  By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least 51% of the Voting Rights and the NIM Insurer waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 9.06  Successor to the Master Servicer.  Upon termination of the Master Servicer’s responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer.  Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor, the NIM Insurer and the Rating Agencies.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the master servicer fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder.  In the event that the Master Servicer’s duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor.  The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

If no successor Master Servicer has accepted its appointment within ninety (90) days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Monthly Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder.  In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer.  As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

At least fifteen (15) calendar days prior to the effective date of such appointment, the Trustee shall provide written notice to the Depositor and the NIM Insurer of such successor pursuant to this Section 9.06.

Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer, to the Trustee and to the NIM Insurer an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer’s actions or failure to act prior to any such termination or resignation or in connection with the Trustee’s assumption as successor master servicer of such obligations, duties and responsibilities.

Upon a successor’s acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee and the NIM Insurer of such appointment.

Section 9.07  Compensation of the Master Servicer.  As compensation for its activities under this Agreement, the Master Servicer shall be paid the Master Servicing Fee and be entitled to the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period.

Section 9.08  Merger or Consolidation.  Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and FHLMC (provided,further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and FHLMC guidelines) and (ii) have a net worth of not less than $25,000,000.

Section 9.09  Resignation of the Master Servicer.  Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee and the NIM Insurer.  No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee, the NIM Insurer and the Depositor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement.  Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

At least fifteen (15) calendar days prior to the effective date of such resignation, the Master Servicer shall provide written notice to the Depositor of any successor pursuant to this Section.

If at any time, Wells Fargo, as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

Section 9.10  Assignment or Delegation of Duties by the Master Servicer.  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor and the NIM Insurer (each of which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee, the NIM Insurer and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor, the NIM Insurer and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

Section 9.11  Limitation on Liability of the Master Servicer.  Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Account in accordance with the provisions of Section 9.07 and Section 9.12.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers as required under this Agreement.

Section 9.12  Indemnification; Third Party Claims.  The Master Servicer agrees to indemnify the Depositor, the Securities Administrator, the Servicers, the Trustee and the Custodians, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator, the Servicers, the Trustee or the Custodians may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement.  The Depositor, the Securities Administrator, the Servicers, the Trustee and the Custodians, as applicable shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Servicers, the Trustee or the Custodians to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys’ fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (not including the Trustee’s performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under such agreement.

The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement, the Servicing Agreements, the Sale Agreements, the Assignment Agreements or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in this Agreement or (ii) the Master Servicer’s willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement; provided, that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury

Regulations Section 1.860G-1(b)(3)(ii).  The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

ARTICLE X

CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01  Duties of the Securities Administrator.  The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

(a)  The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

(b)  No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)  the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

(iii)  the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

(iv)  the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

Section 10.02  Certain Matters Affecting the Securities Administrator.  Except as otherwise provided in Section 10.01:

(a)           the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)           the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)           the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)           the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

(e)           the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

(f)           the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement;

(g)           the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

(h)           the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account; and

(i)           in no event shall the Securities Administrator be liable for special, indirect or consequential damages.

The Securities Administrator shall have no duty (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to cause the provision of any insurance or (C) to cause the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 10.03  Securities Administrator Not Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness.  The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or

related document other than with respect to the Securities Administrator’s execution and authentication of the Certificates.  The Securities Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

Section 10.04  Securities Administrator May Own Certificates.  The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

Section 10.05  Securities Administrator’s Fees and Expenses.  The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period.  The Securities Administrator and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

The Securities Administrator may retain or withdraw from the Distribution Account, (i) the Master Servicing Fee and the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period, (ii) amounts necessary to reimburse it or the Master Servicer for any previously unreimbursed Advances and any

Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due in accordance with this Agreement and (iv) any other amounts which it or the Master Servicer is entitled to receive hereunder for reimbursement, indemnification or otherwise, including the amount to which the Securities Administrator is entitled pursuant to Section 3.02 hereof.  The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 10.06  Eligibility Requirements for the Securities Administrator.  The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.  The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

Any successor Securities Administrator (i) may not be an originator, the Master Servicer, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency and if rated by Fitch, or the equivalent rating by S&P or Moody’s and (iv) must be acceptable to the NIM Insurer in its reasonable discretion.  If no successor Securities Administrator shall have been appointed and shall have accepted appointment within sixty (60) days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator.  The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07.  The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

Section 10.07  Resignation and Removal of the Securities Administrator.  The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor, the Trustee, the NIM Insurer and each Rating Agency not less than sixty (60) days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.  If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

At least fifteen (15) calendar days prior to the effective date of such resignation, the Securities Administrator shall provide written notice to the Depositor or any successor pursuant to this Section 10.07.

If at any time (i) the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and (B) the imposition of such tax would be avoided by the appointment of a different Securities Administrator, or (iv) the Securities Administrator fails to comply with its obligations under Article XIII and such failure is not a result of the Securities Administrator’s inability or failure to receive, on a timely basis, any information any other party hereto and under the applicable Servicing Agreement needed to prepare for execution or file such form not resulting from its own negligence, bad faith or willful misconduct, and not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be timely filed (without taking into account any extensions), then, in the case of clauses (i) through (iv), the Depositor may, or shall at the request of the NIM Insurer, remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed.  Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

Section 10.08  Successor Securities Administrator.  Any successor Securities Administrator (which may be the Trustee) appointed as provided in Section 10.07 hereof shall be reasonably acceptable to the NIM Insurer and shall execute, acknowledge and deliver to the Depositor and to its predecessor Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein.  The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Securities Administrator.

Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within ten (10) days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 10.09  Merger or Consolidation of the Securities Administrator.  Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.10  Assignment or Delegation of Duties by the Securities Administrator.  Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder.  Notice of such permitted assignment shall be given promptly by the Securities

Administrator to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

ARTICLE XI

TERMINATION

Section 11.01  Termination upon Liquidation or Purchase of the Mortgage Loans.  Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of: (a) the Depositor requesting the Master Servicer to exercise its option to conduct an Auction Call for the purchase of the Mortgage Loans and all other property of the Trust on a non-recourse basis with no representations or warranties of any nature whatsoever and the sale of all of the Property of the Trust Fund, on or after the Optional Termination Date (The Master Servicer shall accommodate such request to conduct an Auction Call at its sole discretion. If the Master Services accommodates such request, the Master Servicer shall be entitled to reimbursement for all fees and expenses incurred. The Property of the Trust Fund shall be sold by the Trustee as directed by the Depositor or the Master Servicer to the entity with the highest bid received by the Master Servicer from closed bids solicited by the Master Servicer or its designee; provided, that to effectuate such sale, the Master Servicer or its designee shall have made reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which includes the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type and provided further that, (i) such sale price shall not be less than the Par Value as certified by the Depositor, (ii) the Master Servicer receives bids from no fewer than three (3) prospective purchasers and (iii) such sale price shall be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined); and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  The “Termination Price” shall be equal to the greater of: (1) the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at its expense, plus accrued and unpaid interest on the related mortgage loans at the applicable mortgage rate and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate; and (2) the aggregate fair market value of each Mortgage Loan and any REO Property, as determined by the highest bid received by the Master Servicer from closed bids solicited by the Depositor or its designee from at least three recognized broker/dealers (one of which may be an affiliate of the Depositor) that deal in similar assets as of the close of business on the third Business Day preceding the date upon which a Notice of Final Distribution is furnished to Certificateholders pursuant to Section 11.02, plus accrued and unpaid interest on the Mortgage Loans at the applicable Mortgage Interest Rate.

The proceeds of the purchase or sale of such assets of the Trust pursuant to the Auction Call described in this Section 11.01 (other than, with respect to any mortgage loan and the related property, an amount equal to the excess, if any, of the amount in Section 11.01(2) over the sum of the amount in Section 11.01(1) (such excess, the “Fair Market Value Excess”)) will be distributed to the holders of the Certificates in accordance with Section 4.01.  Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans and REO Properties will be distributed to the holders of the Class RC Certificates.

Except to the extent provided above with regard to allocating any Fair Market Value Excess to the holders of the Class RC Certificates, the proceeds of such a purchase or sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders.  Accordingly, the sale of the Mortgage Loans and the REO Properties as a result of the exercise of the Auction Call will result in the final distribution on the Certificates on that Distribution Date.

Section 11.02       Final Distribution on the Certificates.  If, on any Remittance Date, the Servicers notify the Securities Administrator that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall promptly send a Notice of Final Distribution to the applicable Certificateholders.  If an Auction Call is requested pursuant to Section 11.01, the Master Servicer, pursuant to the applicable Step 2 Assignment Agreements and by no later than the tenth (10th) day of the month of final distribution, shall notify the Trustee, each Servicer and the Securities Administrator of the final Distribution Date and of the applicable sale price of the Mortgage Loans and REO Properties.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the fifteenth (15th) day of the month of such final distribution.  Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event the Mortgage Loans (and REO Properties) and all rights and obligations under the Servicing Agreements are purchased or sold pursuant to Section 11.01 and pursuant to the applicable Step 2 Assignment Agreement, the Master Servicer on behalf of the

Trustee is required thereunder to remit to the Securities Administrator the applicable Termination Price on the applicable Remittance Date immediately preceding the applicable final Distribution Date.  Upon such final deposit with respect to the Trust Fund and the receipt by the Securities Administrator and the Custodians of a request for release therefor in the form of Exhibit L-1, Exhibit L-2, Exhibit L-3, and Exhibit L-4, as applicable, the Master Servicer shall direct the Custodians to release and the relevant Custodians shall promptly release to the Master Servicer or its designee the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodians hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.01, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus for each such Class entitled to interest, accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.01, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account after application pursuant to clause (i) above (other than the amounts retained to meet claims).  The foregoing provisions are intended to distribute to each Class of Regular Certificates any accrued and unpaid interest and principal to which they are entitled based on the Certificate Rates and actual Class Principal Balances or notional principal balances set forth in the Preliminary Statement upon liquidation of the Trust Fund.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one (1) year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 11.03  Additional Termination Requirements.  In the event the Auction Call is exercised as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee, Master Servicer and the Securities Administrator have been supplied with an Opinion of Counsel, at the expense of the entity exercising the call right, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)  The Securities Administrator on behalf of the Trustee shall sell all of the assets of the Trust Fund to the entity with the highest bid received pursuant to the Auction Call and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

(b)  The Securities Administrator shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the ninety (90) day liquidation period for each such Trust REMIC was the date on which the Securities Administrator on behalf of the Trustee sold the assets of the Trust Fund to the entity with the highest bid received pursuant to the Auction Call.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01  Amendment.  This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the Custodians and the Trustee (and the Master Servicer may request an amendment or consent to any amendment of a Servicing Agreement as directed by the Depositor) without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or in the applicable Servicing Agreement, or to supplement any provision in this Agreement which may be inconsistent with any other provision herein or in the applicable Servicing Agreement, (iii) to add to the duties of the Depositor, or the Trustee (or with respect to the applicable Servicing Agreement, of the applicable Servicer) the Master Servicer, the Securities Administrator or the Custodians, (iv) to add any other provisions with respect to matters or questions arising hereunder or under the applicable Servicing Agreement, (v) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus Supplement, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any underlying purchase or servicing agreement or (vi) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or in the applicable Servicing Agreement; provided,that any action pursuant to clause (iv) or (vi) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall  be an expense of the requesting party, but in any case shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Custodians or the Trust Fund, and shall be addressed to the foregoing entities), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trustee, the Depositor, the Custodians, the Securities Administrator and the Master Servicer also may at any time and from time to time amend this Agreement (and the Master Servicer shall request the Servicers amend the applicable Servicing Agreements), without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee and the Master Servicer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Custodians, the Securities Administrator and the Trustee (and the Master Servicer shall consent to any amendment to the applicable Servicing Agreement as directed by the Depositor) with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66⅔% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66⅔%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee and the Master Servicer shall not consent to any amendment to this Agreement or any Servicing Agreement unless (i) each shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Master Servicer, the NIM Insurer or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee, the Master Servicer and the NIM Insurer) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or a Servicer under the applicable Servicing Agreement, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Responsible Party or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

Promptly after the execution of any amendment to this Agreement or any Servicing Agreement requiring the consent of Certificateholders, the Master Servicer shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee, the Custodians, the Master Servicer or the Securities Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Custodians, the Master Servicer, the Securities Administrator or the Trust Fund), satisfactory to the Trustee, the Master Servicer or the Securities Administrator, as applicable, that (i) such amendment is permitted and is not prohibited by this Agreement or the applicable Servicing Agreement and that all requirements for amending this Agreement or such Servicing Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

Notwithstanding the Trustee’s consent to, or the Master Servicer’s request for, any amendment of any Servicing Agreement pursuant to the terms of this Section 12.01, such Servicing Agreement cannot be amended without the consent of the applicable Servicer.  Neither the Master Servicer nor the Trustee shall be responsible for any failure by such Servicer to consent to any amendment to the applicable Servicing Agreement.

Section 12.02  Recordation of Agreement; Counterparts.  This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation shall be caused to be effected by the Depositor at the expense of the Trust, but only if an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders is delivered to the Depositor.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND

REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.04  Intention of Parties.  It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof.  It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor,  or if for any other reason this Agreement is held or deemed to create a security interest in either of such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 12.05  Notices.  (a)  The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)  Any material change or amendment to this Agreement;

(ii)  The occurrence of any Event of Default that has not been cured;

(iii)  The resignation or termination of a Servicer, Master Servicer, Securities Administrator or the Trustee and the appointment of any successor;

(iv)  The repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Sale Agreements; and

(v)  The final payment to Certificateholders.

(b)  In addition, the Securities Administrator shall promptly make available on its internet website to each Rating Agency copies of the following:

(i)  Each report to Certificateholders described in Section 4.02.

(ii)  The Servicer’s annual statement of compliance and the accountant’s report described in the Servicing Agreements; and

(iii)  Any notice of a purchase of a Mortgage Loan pursuant to this Agreement and any Sale Agreement.

(c)           All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, the Purchaser or the Goldman Conduit, to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention:  Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager, or such other address as may be hereafter furnished to the Securities Administrator by the Depositor in writing; (b) in the case of Avelo, to Avelo Mortgage, L.L.C, 250 E. John Carpenter Freeway, Ste. 300, Irving, Texas 75062, Attention:  President and General Counsel, or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by Avelo in writing; (c) in the case of BNY as Custodian, to The Bank of New York Trust Company, National Association, 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, Attention: GSAA Home Equity Trust 2007-9, or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by BNY in writing; (d) in the case of PHH, to Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, Attention: Vice President of Servicing, or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by PHH in writing; (e) in the case of Wells Fargo as a Responsible Party and as a Servicer, Wells Fargo Bank, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention:  GSAA 2007-9, or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by Wells Fargo in writing; (f) in the case of the Trustee to its Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, the Securities Administrator; (g) in the case of the Master Servicer and the Securities Administrator, Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager - GSAA 2007-9 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland, 21045 Attention: Client Manager - GSAA 2007-9), or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by the Master Servicer in writing; (h) in the case of Wells Fargo, as a Custodian, to Wells Fargo Bank, National Association, 1015 10th Avenue SE, Minneapolis, Minnesota 55414, Attention:  GSAA 2007-9, or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by Wells Fargo in writing; (i) in the case of Deutsche Bank as a Custodian, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Mortgage Custody – GS07GC, or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by Deutsche Bank in writing; (j) in the case of U.S. Bank as a Custodian, U.S. Bank National Association, 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: GSAA Home Equity Trust 2007-9, or such other address as may be hereafter furnished to the Depositor, the Securities Administrator by the U.S. Bank in writing; and (k) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 12.06  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07  Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.08  Certificates Nonassessable and Fully Paid.  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.09  Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY

APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 12.10  [RESERVED].

Section 12.11  Rights of NIM Insurer.

(a)  The rights of the NIM Insurer under this Agreement shall exist only so long as either:

(i)  the notes, certain payments on which are guaranteed by the NIM Insurer, remain outstanding; or

(ii)  the NIM Insurer is owed amounts paid by it with respect to that guaranty.

(b)  The rights of the NIM Insurer under this Agreement are exercisable by the NIM Insurer only so long as no default by the NIM Insurer under its guaranty of certain payments under notes backed or secured by the Class P Certificates has occurred and is continuing. If the NIM Insurer is the subject of any insolvency proceeding, the rights of the NIM Insurer under this Agreement will be exercisable by the NIM Insurer only so long as:

(i)  the obligations of the NIM Insurer under its guaranty of notes backed or secured by the Class P Certificates have not been disavowed and

(ii)  the Depositor, the Trustee and the Securities Administrator have received reasonable assurances that the NIM Insurer will be able to satisfy its obligations under its guaranty of notes backed or secured by the Class P Certificates.

(c)  The NIM Insurer is a third party beneficiary of this Agreement to the same extent as if it were a party to this Agreement and may enforce any of its rights under this Agreement.

(d)  A copy of any documents of any nature required by this Agreement to be delivered to the Trustee, the Securities Administrator, the Certificateholders or the Rating Agencies, shall in each case at the same time also be delivered to the NIM Insurer.  Any notices required to be given to the Trustee, the Certificateholders, the Securities Administrator or the Rating Agencies, shall in each case at the same time also be given to the NIM Insurer.  If such document is an Opinion of Counsel, the NIM Insurer shall be an addressee thereof or such Opinion of Counsel shall contain language permitting the NIM Insurer to rely thereon as if the NIM Insurer were an addressee thereof.

(e)  Anything in this Agreement that is conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies shall also be conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned by the Rating Agencies to the notes backed or secured by the Class P Certificates (without giving effect to any policy or guaranty provided by the NIM Insurer).

ARTICLE XIII

EXCHANGE ACT REPORTING

Section 13.01  Filing Obligations.

The Master Servicer, the Trustee, the Securities Administrator and each Custodian shall reasonably cooperate with the Depositor and Securities Administrator in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund.  In addition to the information specified below, if so requested by the Depositor in writing for the purpose of satisfying its reporting obligation under the Exchange Act, the Master Servicer, the Trustee, the Securities Administrator and each Custodian shall (and the Master Servicer shall cause each Servicer and subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

In the event that the Securities Administrator becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate and cause such other Servicers or Servicing Function Participants, as applicable, to cooperate, to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D unless directed by the Depositor to file a Form 8-K with such Form 8-K Disclosure Information.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Securities Administrator shall notify the Depositor and prepare any necessary Form 8-KA, Form 10-DA or Form 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K or Form 10-D shall be signed by a duly authorized representative of the Master Servicer.  Any amendment to Form 10-K shall be signed by the Depositor.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 13.01 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from or on behalf of any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Securities Administrator shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests, or other appropriate exemptive relief with the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates if and to the extent the Depositor shall deem any such relief to be necessary or appropriate.  Unless otherwise advised by the Depositor, the Securities Administrator shall assume that the Depositor is in compliance with the preceding sentence.  In no event shall the Securities Administrator have any liability for the execution or content of any document required to be filed by the 1934 Act.  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to the Trust Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.

Section 13.02  Form 8-K Filings.

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter within four (4) Business Days after the occurrence of an event requiring disclosure in a current report on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Master Servicer shall sign on behalf of the Depositor and the Securities Administrator shall prepare and file with the Commission any Form 8-K, as required by the Exchange Act.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to this Section 13.02 and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in this Section 13.02.

As set forth on Exhibit M hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event each of the Securities Administrator, the Custodians, the Master Servicer and the Depositor shall be required to provide to the Securities Administrator and Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review.  No later than 12:00 noon New York City time on the fourth (4th) Business Day after the Reportable Event, a duly authorized representative of the Master Servicer shall sign the Form 8-K and return such signed

Form 8-K to the Securities Administrator, and no later than 5:30 p.m. New York City time on such Business Day the Securities Administrator shall file such Form 8-K with the Commission.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 13.01.  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 8-K prepared by the Securities Administrator.  The signing party at the Master Servicer can be contacted at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSAA 2007-9, by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile (410) 715-2380.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 13.02 related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 13.02.  The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto (other than an Affiliate) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 13.03  Form 10-D Filings.

Within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act and until a Form 15 is filed pursuant to Section 13.05), the Securities Administrator shall prepare and file with the Commission, and the Master Servicer shall sign on behalf of the Depositor any distribution report on Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in this Section 13.03.

As set forth on Exhibit N hereto, within five (5) calendar days after the related Distribution Date, (i) certain parties to the GSAA Home Equity Trust 2007-9 Asset-Backed Certificates transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section 13.03.

After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review.  No later than two (2)

Business Days following the tenth (10th) calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer shall sign the Form 10-D and return such signed Form 10-D to the Securities Administrator and Depositor, and no later than 5:30 p.m. New York City time on the fifteenth (15th) calendar day after such Distribution Date the Securities Administrator shall file such Form 10-D with the Commission.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 13.01.  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 10-D prepared by the Securities Administrator.  The signing party at the Master Servicer can be contacted at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSAA 2007-9, by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile (410) 715-2380.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 13.03 related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 13.03.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no”.  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

Section 13.04  Form 10-K Filings.

Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31 of each year), commencing in March 2008 and continuing until the Trust has been deregistered with the Commission, the Securities Administrator shall prepare and file on behalf of the Depositor an annual report on Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the related Servicing Agreement: (i) an annual compliance statement for each Servicer, each Additional Servicer and the Master Servicer (each such party, a “Reporting Servicer”) as described below, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under this Section 13.04 and Section 13.07, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 13.04 and Section 13.07 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 13.04 and Section 13.07 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 13.07, and (B) if any registered public accounting firm attestation report described under Section 13.07 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 13.06.  Any disclosure or information in addition to the disclosure or information specified in items (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in this Section 13.04.

The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall cause any Additional Servicer engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement  The Master Servicer shall include such annual statements of compliance with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

As set forth on Exhibit O hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008 and continuing until the Trust has been deregistered with the Commission, (i) certain parties to the GSAA Home Equity Trust 2007-9 Asset-Backed Certificates transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section 13.04.

After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review.  No later than 12:00 noon New York City time on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K and return such signed Form 10-K to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in 13.01.  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website located at (located at www.ctslink.com) a final executed copy of each Form 10-K prepared by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 13.04 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 13.04, Section 13.06, Section 13.01 and Section 13.07.  The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor shall notify the Securities Administrator in writing, no later than March 15th if the answer to the questions should be “no”.  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

Section 13.05  Form 15 Filing.

On or before January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare, sign and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

Section 13.06  Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification, (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15(d)-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder).  Each Servicer, the Securities Administrator and the Master Servicer

shall cause any Servicing Function Participant engaged by it to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit J-1 (in the case of the Master Servicer) and Exhibit J-2 (in the case of the Securities Administrator), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The Depositor shall serve as the Certifying Person on behalf of the Trust.  In the event that prior to the filing date of the Form 10-K in March of each year, the Securities Administrator or the Master Servicer has actual knowledge of information material to the Sarbanes-Oxley Certification, the Securities Administrator or the Master Servicer, as the case may be, shall promptly notify the Depositor.  The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.  In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 13.06 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer a certification similar to the Back-Up Certification within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.

Section 13.07  Report on Assessment of Compliance and Attestation.

(a)           On or before March 15th of each calendar year, commencing in 2008:

(1)           Each of the Master Servicer, the Securities Administrator and the Custodians shall deliver to the Depositor and the Securities Administrator a report regarding the Master Servicer’s, the Securities Administrator’s or Custodians’, as applicable, assessment of compliance with the Servicing Criteria applicable to it during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, the Securities Administrator and Custodians shall deliver such report until the Trust fund is no longer reporting under the Exchange Act after a Form 15 is filed pursuant to Section 13.05.  Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria applicable to it identified in Exhibit K hereto delivered to the Depositor concurrently with the execution of this Agreement.  To the extent any of the Servicing Criteria so specified are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.  The Depositor and its respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

(2)           Each of the Master Servicer, the Securities Administrator and the Custodians shall deliver to the Depositor, the Securities Administrator and the Master Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by Master Servicer, the Securities Administrator or the Custodians, as applicable, and delivered pursuant to the preceding paragraphs.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.  To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect.

(3)           The Master Servicer shall cause each Servicer and Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section 13.07.

(4)           The Securities Administrator shall cause each Reporting Subcontractor under its employ, if any, to deliver to the Depositor and the Master Servicer an assessment of compliance and accountant’s attestation as and when provided in paragraphs (a) and (b) of this Section.

(b)           Each assessment of compliance provided by the Securities Administrator, the Master Servicer or the Custodians pursuant to Section 13.07(a)(2) shall address each of the Servicing Criteria applicable to it specified on a Exhibit K hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a securities administrator, master servicer or custodian subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 13.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified pursuant to Section 13.07(a)(1).

Section 13.08  Use of Subservicers and Subcontractors.

(a)           The Master Servicer shall cause any subservicer used by the Master Servicer and shall cause each Servicer to cause any subservicer used by such servicer for the benefit of the Depositor to comply with the provisions of this Article XIII to the same extent as if such Servicer or subservicer were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person).  The Master Servicer shall be responsible for obtaining from each Servicer and subservicer and delivering to the Depositor any servicer compliance statement required to be delivered by such Servicer or subservicer pursuant to the second paragraph of Section 13.04, any assessment of compliance and attestation required to be delivered by such Servicer or subservicer under Section 13.07 and any certification required to be delivered to the Certifying Person under Section 13.05 as and when required to be delivered.

(b)           It shall not be necessary for the Master Servicer, any Servicer, any subservicer or the Securities Administrator to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor.  The Master Servicer or the Securities Administrator, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master Servicer, any Servicer or any subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer or the Securities Administrator, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer, any Servicer or any subservicer) for the benefit of the Depositor to comply with the provisions of Section 13.07 of this Agreement to the same extent as if such Subcontractor were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Securities Administrator, as applicable.  The Master Servicer or the Securities Administrator, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.07, in each case as and when required to be delivered.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

CITIBANK, N.A., solely in its capacity as Trustee and not in its individual capacity

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Vice Presdient

DEUTSCHE BANK NATIONAL TRUST COMPANY, as a Custodian

By:	/s/ Andrew Hays
Name: Andrew Hays
Title: Associate

By:	/s/ Normal L. Catone
Name: Norma L. Catone
Title: Vice President

[SIGNATURES CONTINUE]

Master Servicing and Trust Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as a Custodian

By:	/s/ Carolyn K. Brown
Name: Carolyn K. Brown
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Custodian

By:	/s/ Saah T. Kemayah
Name: Saah T. Kemayah
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Custodian

By:	/s/ Leigh Taylor
Name: Leigh Taylor
Title: Vice President

Master Servicing and Trust Agreement

SCHEDULE I

Mortgage Loan Schedule

[On File with the Securities Administrator as provided by the Depositor]

S-I-1

EXHIBIT A

FORM OF CLASS A1A, CLASS A1B, CLASS A2A, CLASS A2B,
CLASS B1, CLASS B2 AND CLASS B3 CERTIFICATES

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

IN THE EVENT THAT A TRANSFER OF A PRIVATE CERTIFICATE WHICH IS A BOOK-ENTRY CERTIFICATE IS TO BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE SECURITIES ACT AND SUCH LAWS, IN ORDER TO ASSURE COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS, THE CERTIFICATEHOLDER DESIRING TO EFFECT SUCH TRANSFER WILL BE DEEMED TO HAVE MADE AS OF THE TRANSFER DATE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR CERTIFICATE IN RESPECT OF SUCH CERTIFICATE AND THE TRANSFEREE WILL BE DEEMED TO HAVE MADE AS OF THE TRANSFER DATE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER IN RESPECT OF SUCH CERTIFICATE, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

Certificate No.	:

Cut-off Date	:	September 1, 2007

First Distribution Date	:	October 25, 2007

Initial Certificate Balance of this Certificate (“Denomination”)	:

Initial Certificate Balances of all Certificates of this Class	:

CUSIP
ISIN

GS MORTGAGE SECURITIES CORP.

GSAA Home Equity Trust 2007-9
Asset-Backed Certificates, Series 2007-9
[Class A1A][Class A1B][Class A2A][Class A2B]
[][][][][][]
[Class B1][Class B2][Class B3]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Master Servicing and Trust Agreement dated as of the Cut-off Date specified above (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, National Association, as Master Servicer (in such capacity, the “Master Servicer”), Securities Administrator (in such capacity, the “Securities Administrator”) and as a custodian, The Bank of New York Trust Company, National Association, as a custodian and U.S. Bank National Association, as a custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

*           *           *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Administrator

By:

Authenticated:

By:

Authorized Signatory of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Securities Administrator

GS MORTGAGE SECURITIES CORP.
GSAA Home Equity Trust 2007-9
Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-9 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to effectuate the purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement.  The obligations and responsibilities created by this Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.
I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________________________________________________,
_________________________________________________________________________________________________________________________________________________________________________________,
for the account of ___________________________________________________________________________________________________________________________________________________________________,
account number ____________________________________________________, or, if mailed by check, to ____________________________________________________________________________________________.
Applicable statements should be mailed to ________________________________________________________________________________________________________________________________________________,
_________________________________________________________________________________________________________________________________________________________________________________.
This information is provided by ___________________________________________________________________________________________________________________________________________________,
the assignee named above, or __________________________________________________________________________________________________________________________________________________________,
as its agent.

EXHIBIT B

FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE (THE “TRANSFEROR CERTIFICATE”) IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR IF THE TRANSFEREE IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE MASTER SERVICER, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY.  NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	1
Cut-off Date	:	September 1, 2007
First Distribution Date	:	October 25, 2007
Notional Certificate Balance of this Certificate	:	$100
Percentage Interest of this Certificate (“Denomination”)	:	[_____]%
CUSIP	:
ISIN	:

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2007-9
Asset-Backed Certificates, Series 2007-9

Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Master Servicing and Trust Agreement dated as of the Cut-off Date specified above (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, National Association, as Master Servicer (in such capacity, the “Master Servicer”), Securities Administrator (in such capacity, the “Securities Administrator”) and as a custodian, The Bank of New York Trust Company, National Association, as a custodian and U.S. Bank National Association, as a custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office designated by the Securities Administrator for such purposes or the office or agency maintained by the Securities Administrator.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws.  In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, (in substantially the form attached to the Agreement), or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.  No transfer of a Certificate of this Class shall be made unless the

Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law (“Similar Law”) or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator, or (ii) if the transferee is an insurance company and the certificate has been the subject of an ERISA-Qualifying Underwriting, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor, the Trustee or the Trust Fund, addressed to the Securities Administrator, the Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

*           *           *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Administrator

By:

Authenticated:

By:

Authorized Signatory of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Securities Administrator

GS MORTGAGE SECURITIES CORP.
GSAA HOME EQUITY TRUST 2007-9
Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-9 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future

Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, the Depositor and the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to effectuate the purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement.  The obligations and responsibilities created by this Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.
I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________________________________________________________________________________________________________.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________________________________________________,
_________________________________________________________________________________________________________________________________________________________________________________,
for the account of ___________________________________________________________________________________________________________________________________________________________________,
account number ____________________________________________________, or, if mailed by check, to ____________________________________________________________________________________________.
Applicable statements should be mailed to ________________________________________________________________________________________________________________________________________________,
_________________________________________________________________________________________________________________________________________________________________________________.
This information is provided by ____,
the assignee named above, or ,
as its agent.

EXHIBIT C

FORM OF CLASS R AND CLASS RC CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR AN OPINION OF COUNSEL AS DESCRIBED IN THE AGREEMENT.  IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT WITHOUT AN OPINION OF COUNSEL AS DESCRIBED IN THE AGREEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	[R][RC]

Cut-off Date	:	September 1, 2007

First Distribution Date	:	October 25, 2007

Initial Certificate Balance of this Certificate (“Denomination”)	:	$100

Initial Certificate Balance of all Certificates of this Class:	:	$100

CUSIP	:

ISIN	:

GS MORTGAGE SECURITIES CORP.

GSAA HOME EQUITY TRUST 2007-9
Asset-Backed Certificates, Series 2007-9

Class [R][RC]

evidencing a percentage interest in the distributions allocable to theCertificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class [R][RC] Certificates pursuant to a Master Servicing and Trust Agreement dated as of the Cut-off Date specified above (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, National Association, as Master Servicer (in such capacity, the “Master Servicer”), Securities Administrator (in such capacity, the “Securities Administrator”) and as a custodian, The Bank of New York Trust Company, National Association, as a custodian and U.S. Bank National Association, as a custodian.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [R][RC] Certificate at the office designated by the Securities Administrator for such purposes.

No transfer of a Class [R][RC] Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator or the Trust Fund, or, alternatively, an opinion of counsel as described in the Agreement.  In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without an opinion of counsel as described in the Agreement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class [R][RC] Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class [R][RC] Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class [R][RC] Certificate are expressly subject to the following provisions:  (i) each Person holding or acquiring any Ownership Interest in this Class [R][RC] Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class [R][RC] Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class [R][RC] Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class [R][RC] Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class [R][RC] Certificate, (C) not to cause income with respect to the Class [R][RC] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class [R][RC] Certificate or to cause the Transfer of the Ownership Interest in this Class [R][RC] Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class [R][RC] Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Administrator

By:

Authenticated:

By:

Authorized Signatory of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
not in its individual capacity,
but solely as Securities Administrator

GS MORTGAGE SECURITIES CORP.
GSAA HOME EQUITY TRUST 2007-9
Asset-Backed Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2007-9 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the other parties to the Agreement.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Trustee and the other parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the office designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee, the Depositor, the Securities Administrator and any agent of the Trustee, the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to effectuate the purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined and in the manner as provided in the Agreement.  The obligations and responsibilities created by this Agreement will terminate as provided in Section 11.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.
I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________________________________________________________________________________________________________.

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________________________________________________,
_________________________________________________________________________________________________________________________________________________________________________________,
for the account of ___________________________________________________________________________________________________________________________________________________________________,
account number ____________________________________________________, or, if mailed by check, to ____________________________________________________________________________________________.
Applicable statements should be mailed to ________________________________________________________________________________________________________________________________________________,
_________________________________________________________________________________________________________________________________________________________________________________.
This information is provided by ____________________________________________________________,
the assignee named above, or _____________________________________________________________,
as its agent.

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

[Depositor]

[Trustee]

_____________________

_____________________

Re:
Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, The Bank of New York Trust Company, National Association and U.S. Bank National Association, each as a custodian, and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian.

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Master Servicing and Trust Agreement (the “Trust Agreement”), the undersigned, as Custodian, for each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is specified as the Custodian (other than any Mortgage Loan listed in the attached exception report), it has received:

(i)  the original Mortgage Note, endorsed as provided in the following form:  “Pay to the order of ________, without recourse”; and

(ii)  except with respect to a MERS Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Trust Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage.  Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in

E-1

and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY][THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION][U.S. BANK NATIONAL ASSOCIATION][WELLS FARGO BANK, NATIONAL ASSOCIATION], not in its individual capacity, but solely as Custodian

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF CUSTODIAN

[date]

[Depositor]

[Trustee]

_____________________

_____________________

Re:
Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (in such capacity, the “Trustee”), The Bank of New York Trust Company, National Association, Deutsche Bank National Trust Company and U.S. Bank National Association, each as a custodian, and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Master Servicing and Trust Agreement (the “Trust Agreement”), the undersigned, as Custodian, hereby certifies, subject to any exceptions listed on the exception report attached hereto, that as to each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is specified as the Custodian (other than any Mortgage Loan paid in full or listed on the attached exception report) it has received:

1.  the original Mortgage Note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

2.  the original Assignment of Mortgage in blank (or, in the case of the Goldman Conduit Mortgage Loans, in form and substance acceptable for recording or if the Mortgage is to be recorded, assigned to the Trustee or in blank), unless the Mortgage Loan is a MERS Loan;

3.  personal endorsement and/or guaranty agreements executed in connection with all non individual Mortgage Loans (corporations, partnerships, trusts, estates, etc. (if provided);

4.  the related original Mortgage and evidence of its recording or a certified copy of the Mortgage with evidence of recording thereof;

5.  originals of any intervening Mortgage assignment or certified copies in either case necessary to show a complete chain of title from the original mortgagee to the seller and evidencing recording; provided, that, except in the case of the Goldman Conduit Mortgage Loans, the assignment may be in the form of a blanket assignment or assignments, a copy of which with evidence of recording shall be acceptable;

6.  if provided, originals of all assumption, modification, consolidation or extension agreements or certified copies thereof, in either case with evidence of recording if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not required, an original or copy of the agreement; provided, that, in the case of the Goldman Conduit Mortgage Loans, an original with evidence of recording thereon is always required;

7.  except with respect to the Countrywide Mortgage Loans, (if applicable to the files held by the Custodian) an original or copy of a title insurance policy or evidence of title;

8.  to the extent applicable, an original power of attorney; except in the case of the Goldman Conduit Mortgage Loans, (if applicable to the files held by the Custodian) an original power of attorney or, in limited circumstances as set forth in the applicable Servicing Agreement, a copy of the power of attorney; and

9.  except with respect to the Countrywide Mortgage Loans, (if applicable to the files held by the Custodian) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items 2, 8, [34 and 35] of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Trust Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage.  Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY][THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION][U.S. BANK NATIONAL ASSOCIATION][WELLS FARGO BANK, NATIONAL ASSOCIATION], not in its individual capacity, but solely as Custodian

By:
Name:
Title:

EXHIBIT G

FORM OF RESIDUAL TRANSFER AFFIDAVIT

GSAA HOME EQUITY TRUST 2007-9,
Asset-Backed Certificates, Series 2007-9

STATE OF	)
) ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.           The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class [R][RC] Certificate (the “Certificate”) issued pursuant to the Master Servicing and Trust Agreement (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian, The Bank of New York Trust Company, National Association, as a custodian and U.S. Bank National Association, as a custodian.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor, the Securities Administrator and the Trustee.

2.           The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate for its own account.  The Transferee has no knowledge that any such affidavit is false.

3.           The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.           The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass through entity an affidavit that such record holder is a Permitted Transferee and the pass through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass through entities as a nominee for another Person.)

5.           The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.           The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.           The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due.  The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.           The Transferee’s taxpayer identification number is __________.

9.           The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.           The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.           The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.           Check one of the following:

☐  The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)           the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)           the present value of the expected future distributions on such Certificate; and

(iii)           the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

☐  The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)           the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)           at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)           the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)           the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

☐  None of the above.

13.           The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _______, 20__.

Print Name of Transferee

By:
Name
Title

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of ________, 20__.

NOTARY PUBLIC

My Commission expires the __ day
of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services GSAA 2007-9

Re:	GSAA Home Equity Trust 2007-9, Asset-Backed Certificates
Series 2007-9, Class [___]__________________________

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

Very truly yours,

Print Name of Transferor

By:

Authorized Officer

H-1

EXHIBIT I

FORM OF RULE 144A LETTER

____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services GSAA 2007-9

Re:	GSAA Home Equity Trust 2007-9, Asset-Backed Certificates, Series 2007-9, Class [__]______________________________________

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A1A, Class A1B, Class A2A, Class A2B, Class B1, Class B2 or a Class B3 Certificate, or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Certificate or Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.           As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.           In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $___________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____                      Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____                      Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____                      Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which isattached hereto.

____                      Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____                      Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

1           Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

____                      State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____                      ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____                      Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____                      Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____                      Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.           The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.           For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.           The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.           Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT I

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.           As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.           In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.
____                      The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
____                      The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).
3.           The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.           The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.           The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.           Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT J-1

FORM OF BACK-UP CERTIFICATION
(Master Servicer)

RE:
Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, The Bank of New York Trust Company, National Association and U.S. Bank National Association, each as a custodian, and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian.

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), all servicing reports, Officer’s Certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[_] that were delivered by the Company to the Depositor and the Securities Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor;

(4)           I am responsible for reviewing the activities performed by the Company as a servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

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(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Master Servicer.  Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

J-1-2

EXHIBIT J-2

FORM OF BACK-UP CERTIFICATION
(Securities Administrator)

RE:
Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, The Bank of New York Trust Company, National Association and U.S. Bank National Association, each as a custodian, and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian.

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), all reports on Form 10-D containing statements to certificateholders filed in respect of the period included in the year covered by the annual report of the Trust Fund (collectively, the “Distribution Date Statements”);

(2)           Assuming the accuracy and completeness of the information delivered to the Company by the Master Servicer as provided in the Agreement and subject to paragraph (4) below, the distribution information determined by the Company and set forth in the Distribution Date Statements contained in all Form 10-D’s included in the year covered by the annual report of such Trust on Form 10-K for the calendar year 200[  ], is complete and does not contain any material misstatement of fact as of the last day of the period covered by such annual report;

(3)           Based solely on the information delivered to the Company by the Master Servicer as provided in the Agreement, (i) the distribution information required under the Agreement to be contained in the Trust Fund’s Distribution Date Statements and (ii) the servicing information required to be provided by the Master Servicer to the Securities Administrator for inclusion in the Trust Fund’s Distribution Date Statements, to the extent received by the Securities Administrator from the Master Servicer in accordance with the Agreement, is included in such Distribution Date Statements;

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(4)           The Company is not certifying as to the accuracy, completeness or correctness of the information which it received from the Master Servicer and did not independently verify or confirm the accuracy, completeness or correctness of the information provided by the Master Servicer;

(5)           I am responsible for reviewing the activities performed by the Company as a person “performing a servicing function” under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Servicing Assessment and except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

(6)           The Servicing Assessment and Attestation Report required to be provided by the Company pursuant to the Agreement, have been provided to the Depositor.  Any material instances of noncompliance described in such reports have been disclosed to the Depositor.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

J-2-2

EXHIBIT K

FORM OF SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT

The assessment of compliance to be delivered by the [Master Servicer] [Securities Administrator] [Custodians] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Master Servicer	Securities Administrator	Custodians
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

Servicing Criteria		Master Servicer	Securities Administrator	Custodians
Reference	Criteria
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Master Servicer	Securities Administrator	Custodians
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.			X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.			X
1122(d)(4)(iii)	Any additions, removals or substitutions to

Servicing Criteria		Master Servicer	Securities Administrator	Custodians
Reference	Criteria
the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage

Servicing Criteria		Master Servicer	Securities Administrator	Custodians
Reference	Criteria
loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer,

Servicing Criteria		Master Servicer	Securities Administrator	Custodians
Reference	Criteria
or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT L-1

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:	U.S. Bank National Assoc.	Attention:	Document Custody Services
	1133 Rankin Suite 100		Receiving Unit
	EP-MN-TMZD	FAX: (651) 695-6100 or 695-6101
St. Paul, MN 55116

RE:  Custodial Agreement between U.S. Bank National Association, a custodian, and ___________________ as the company stated in the “agreement”.

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated:

FROM: Servicer:________________________________________________________, City/State______________

SERVICER LOAN #: ___________________________,
U.S. BANK#_____________________________________,
Deal Name: ____________________,

Mortgagor’s Name: _______________________________________________ Original loan amount: ________

Property Address: ________________________________________________ Payment amount: ____________

City/State/Zip: __________________________________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

________3.  Loan being substituted

________4.  Loan being liquidated by company

________5.  Other (please explain) _________________________________________________________

L-1-1

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#__________________________________

AUTHORIZED SIGNER: _________________________________________________________________________
 NAME(TYPED):_______________________________________________DATE:____________________________

PHONE #:_____________________________________________________ DATE:__________________________

PLEASE MAIL DOCUMENTS BACK TO:
_______________________________________________________________________________
_______________________________________________________________________________
__________________________________

L-1-2

EXHIBIT L-2

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:           Deutsche Bank National Trust Company
1761 East St. Andrew Place,
Santa Ana, California 92705
Attention:  Mortgage Custody – GS07GC

RE:           Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, The Bank of New York Trust Company, National Association and U.S. Bank National Association, each as a custodian, and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian.

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated below. Further, any payments received by the Servicer listed below in connection with this request for release have been deposited into the Distribution Account for the benefit of the Trust.

FROM: Servicer:________________________________________________________, City/State______________

SERVICER LOAN #: ___________________________,
DEUTSCHE BANK NATIONAL TRUST COMPANY #________________________________,
Deal Name: ____________________,

Mortgagor’s Name: _______________________________________________ Original loan amount: ________

Property Address: ________________________________________________ Payment amount: ____________

City/State/Zip: __________________________________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

________3.  Loan being substituted

L-2-1

________4.  Loan being liquidated by company

________5.  Other (please explain) _________________________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#__________________________________

AUTHORIZED SIGNER: _________________________________________________________________________
 NAME(TYPED):_______________________________________________DATE:____________________________

PHONE #:_____________________________________________________ DATE:__________________________

PLEASE MAIL DOCUMENTS BACK TO:
_______________________________________________________________________________
_______________________________________________________________________________
__________________________________

L-2-2

EXHIBIT L-3

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:           The Bank of New York Trust Company, National Association
2220 Chemsearch Blvd., Suite 150,
Irving, Texas 75062

RE:           Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, The Bank of New York Trust Company, National Association and U.S. Bank National Association, each as a custodian, and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian.

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated below:

FROM: Servicer:________________________________________________________, City/State______________

SERVICER LOAN #: ___________________________,
THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION
#_____________________________________,
Deal Name: ____________________,

Mortgagor’s Name: _______________________________________________ Original loan amount: ________

Property Address: ________________________________________________ Payment amount: ____________

City/State/Zip: __________________________________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

________3.  Loan being substituted

________4.  Loan being liquidated by company

L-3-1

________5.  Other (please explain) _________________________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#__________________________________

AUTHORIZED SIGNER: _________________________________________________________________________
 NAME(TYPED):_______________________________________________DATE:____________________________

PHONE #:_____________________________________________________ DATE:__________________________

PLEASE MAIL DOCUMENTS BACK TO:
_______________________________________________________________________________
_______________________________________________________________________________
__________________________________

L-3-2

EXHIBIT L-4

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:           Wells Fargo Bank, National Association
1015 10th Avenue SE, Minneapolis
Minnesota 55414
Attention:  GSAA 2007-9

RE:           Master Servicing and Trust Agreement, dated as of September 1, 2007 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Citibank, N.A., as trustee (the “Trustee”), Deutsche Bank National Trust Company, The Bank of New York Trust Company, National Association and U.S. Bank National Association, each as a custodian, and Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), securities administrator (in such capacity, the “Securities Administrator”) and as a custodian.

In connection with and pursuant to Section____________, of the agreement, we request the release and acknowledge of the custodial file for the mortgage loan described below, for the reason indicated below:

FROM: Servicer:________________________________________________________, City/State______________

SERVICER LOAN #: ___________________________,
WELLS FARGO BANK, NATIONAL ASSOCIATION
#_____________________________________,
Deal Name: ____________________,

Mortgagor’s Name: _______________________________________________ Original loan amount: ________

Property Address: ________________________________________________ Payment amount: ____________

City/State/Zip: __________________________________________________ Interest rate: ________________

REASON FOR REQUESTING DOCUMENTS (check one)

________1.  Loan paid in full

________2.  Loan in foreclosure

L-4-1

________3.  Loan being substituted

________4.  Loan being liquidated by company

________5.  Other (please explain) _________________________________________________________

If box 1 or 4 above is checked, and if all or part of the Custodial File was previously released to us, then please provide a copy of the previous release request (RR) to us as well as any additional documents in your possession relating to the above specified mortgage loan.

If box 2 or 5 above is checked, then upon our return to you as custodian, all of the documents for the above specified mortgage loan, please acknowledge your receipt by signing in the space indicated below, and returning this form to us.

COMPANY NAME:____________________________________________PHONE#__________________________________

AUTHORIZED SIGNER: _________________________________________________________________________
 NAME(TYPED):_______________________________________________DATE:____________________________

PHONE #:_____________________________________________________ DATE:__________________________

PLEASE MAIL DOCUMENTS BACK TO:
_______________________________________________________________________________
_______________________________________________________________________________
__________________________________

L-4-2

EXHIBIT M

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Responsible Party
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
The party to this Agreement entering into such Material Definitive Agreement.
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
The party to this Agreement requesting termination of a Material Definitive Agreement.
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Responsible Party
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Master Servicer and Securities Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Securities Administrator
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	(i) Securities Administrator and (ii) Depositor with respect to any information relating to the Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Securities Administrator/ Servicer
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Depositor/Successor Trustee
Item 6.03- Change in Credit Enhancement or External Support Covers termination of any enhancement in manner other than by its terms, the addition of an	Depositor and Securities Administrator

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Responsible Party
enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All Parties (excluding Custodian and Trustee)
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT N

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Servicer, Master Servicer and Securities Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3:  Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
(i) Depositor (with respect to the Closing Date) and (ii) Master Servicer

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Responsible Party
Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Securities Administrator
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator
Item 6: Significant Obligors of Pool Assets Item 1112(b) –Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Responsible Party
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable disclosure items on Form 8-K
Item 9: Exhibits
Monthly Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT O

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any responsible party for Disclosure Item on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	(i) As to agreements, Securities Administrator/Depositor and (ii) as to financial statements, Reporting Parties (as to themselves) (excluding Custodian or Trustee)
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Responsible Party
Items.
Reg AB Item 1117: Legal Proceedings
Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) Sponsor/Seller as to (a)

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Responsible Party

▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT P

Form of Master Loan Purchase Agreement, between various sellers and Goldman Sachs Mortgage Company

[See Exhibit 99.1 to Form 8-K/A filed with the Commission on
February 14, 2006, Accession No. 0000905148-06-001326]

P-1

EXHIBIT Q

Flow Servicing Agreement, dated as of January 1, 2006,
between Avelo Mortgage, L.L.C. and Goldman Sachs Mortgage Company

[See Exhibit 99.13 to Form 8-K filed with the Commission on
March 14, 2006, Accession No. 0000905148-06-00297]

Q-1

EXHIBIT R

PHH Sale and Servicing Agreement. The Second Amended and Restated Mortgage Loan Flow
Purchase, Sale and Servicing Agreement, dated as of May 1, 2006, between GSMC and PHH and Bishop’s Gate Residential Mortgage Trust

SECOND AMENDED AND RESTATED

MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

dated as of May 1, 2006

between

GOLDMAN SACHS MORTGAGE COMPANY, Purchaser

and

PHH MORTGAGE CORPORATION
(FORMERLY KNOWN AS CENDANT MORTGAGE CORPORATION) AND

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST

(formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)

Sellers

TABLE OF CONTENTS
		Page
ARTICLE I
DEFINITIONS
Section 1.01	Defined Terms	2

ARTICLE II
SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01	Sale and Conveyance of Mortgage Loans	19
Section 2.02	Possession of Mortgage Files	20
Section 2.03	Books and Records	20
Section 2.04	Defective Documents; Delivery of Mortgage Loan Documents	20
Section 2.05	Transfer of Mortgage Loans	22

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE AND SUBSTITUTION; REVIEW OF MORTGAGE LOANS

Section 3.01	Representations and Warranties of each Seller	23
Section 3.02	Representations and Warranties of the Servicer	26
Section 3.03	Representations and Warranties as to Individual Mortgage Loans	27
Section 3.04	Repurchase and Substitution	40
Section 3.05	Certain Covenants of each Seller and the Servicer	42

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PRECEDENT TO FUNDING

Section 4.01	Representations and Warranties	42
Section 4.02	Conditions Precedent to Closing	45

ARTICLE V
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01	PHH Mortgage to Act as Servicer; Servicing Standards; Additional Documents; Consent of the Purchaser	45
Section 5.02	Collection of Mortgage Loan Payments	47
Section 5.03	Reports for Specially Serviced Mortgage Loans and Foreclosure Sales	48
Section 5.04	Establishment of Collection Account; Deposits in Collection Account	48
Section 5.05	Permitted Withdrawals from the Collection Account	49
Section 5.06	Establishment of Escrow Accounts; Deposits in Escrow	50
Section 5.07	Permitted Withdrawals From Escrow Accounts	51

Schedules

A.	Mortgage Loan Schedule
B.	Content of Mortgage File
B-1 Collateral File
B-2 Credit Documents
C.	PHH Guidelines and Restrictions

Exhibits

Exhibit 2.05	Form of Assignment, Assumption and Recognition Agreement
Exhibit 5.03(a)	Report P-4DL
Exhibit 5.03(b)	Report S-5L2
Exhibit 5.03(c)	Form of Notice of Foreclosure
Exhibit 5.04-1	Form of Collection Account Certification
Exhibit 5.04-2	Form of Collection Account Letter Agreement
Exhibit 5.06-1	Form of Escrow Account Certification
Exhibit 5.06-2	Form of Escrow Account Letter Agreement
Exhibit 6.02(a)	Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 6.02(b)	Report S-50Y -- Private Pool Detail Report
Exhibit 6.02(c)	Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 6.02(d)	Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 6.02(e)	Report S-215 -- Consolidation of Remittance Report
Exhibit 6.02(f)	Report T-62C -- Monthly Accounting Report
Exhibit 6.02(g)	Report T-62E -- Liquidation Report
Exhibit 8.01	Report P-195 Delinquency Report
Exhibit 9	Form of Officer’s Certificate
Exhibit 10	Form of Warranty Bill of Sale
Exhibit 11	[RESERVED]
Exhibit 12	Form of Annual Certification
Exhibit 13	Servicing Criteria to be Addressed in Assessment of Compliance

SECOND AMENDED AND RESTATED MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

This Second Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of May 1, 2006, is entered into between Goldman Sachs Mortgage Company, as the Purchaser (“Purchaser”), PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) (“PHH Mortgage”) and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust) (the “Trust,” together with PHH Mortgage, the “Sellers” and individually, each a “Seller”), as the Sellers.

PRELIMINARY STATEMENT

1.           PHH Mortgage is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals’ residences (each, a “Mortgage Loan”).  The Trust is engaged in the business of purchasing such Mortgage Loans from PHH Mortgage and selling same to investors.

2.           Purchaser is engaged in the business, inter alia, of purchasing Mortgage Loans for its own account.

3.           PHH Mortgage has established certain terms, conditions and loan programs, as described in PHH Mortgage’s Program and Underwriting Guidelines (the “PHH Guide”) and Purchaser is willing to purchase Mortgage Loans that comply with the terms of such terms, conditions and loan programs.  The applicable provisions of the PHH Guide are attached hereto as Schedule C.

4.           Purchaser and Sellers are parties to that certain Amended and Restated Master Mortgage Loan Purchase, Sale and Servicing Agreement, dated as of December 1, 2005, as amended (the “Original Purchase Agreement”), pursuant to which PHH Mortgage will make Mortgage Loans which meet the applicable provisions of the PHH Guide, and Purchaser will, on a regular basis, purchase such Mortgage Loans from PHH Mortgage or the Trust, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in the Original Purchase Agreement.

5.           At the present time, Purchaser and Sellers desire to amend the Original Purchase Agreement to make certain modifications as set forth herein, and upon the execution and delivery of this Agreement by the Purchaser and the Sellers this Agreement shall supercede the Original Purchase Agreement and supplant the Original Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Purchaser and the Sellers agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Defined Terms.  Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

“Acceptance of Assignment and Assumption of Lease Agreement”:  The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

“Affiliate”:  When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

“Agreement”:  This Second Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement between the Purchaser and the Sellers.

“ALTA”:  The American Land Title Association.

“Appraised Value”:  With respect to any Mortgaged Property, the lesser of:  (i) the value thereof as determined by an appraisal or a PHH approved AVM made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; or (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property shall be based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“ARM Loan”:  An “adjustable rate” Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

“Assignment”:  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan to the Purchaser or, in the case of a MERS Mortgage Loan, an electronic transmission to MERS, identifying a transfer of ownership of the related Mortgage to the Purchaser or its designee.

“Assignment of Proprietary Lease”:  With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease.

“Assignment of Recognition Agreement”:  With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement.

“AVM”:  Shall mean an electronic appraisal document used in lieu of a standard appraisal form in accordance with the PHH Guide.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

“Business Day”:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve is closed.

“Buydown Account”:  An account maintained by the Servicer specifically to hold all Buydown Funds to be applied to individual Buydown Loans.

“Buydown Agreement”:  An agreement between any Seller and a Mortgagor, or an agreement among any Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

“Buydown Funds”:  In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, any Seller or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor’s funds in the early years of a Mortgage Loan.

“Buydown Mortgage Loan”:  Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

“Buydown Period”:  The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

“Code”:  The Internal Revenue Code of 1986, as amended or any successor statute thereto, and applicable U.S.  Department of Treasury regulations issued pursuant thereto.

“Collection Account”:  The separate trust account or accounts created and maintained pursuant to Section 5.04 which shall be entitled “PHH Mortgage Corporation, as servicer and custodian for the Purchaser of Mortgage Loans under the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of June 1, 2004.”  The Collection Account shall be an Eligible Account.

“Commission”:  The United States Securities and Exchange Commission.

“Condemnation Proceeds”:  All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage File.

“Consent”:  A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

“Control Agreement”:  With respect to each Pledged Asset Mortgage Loan, the Pledged Collateral Account Control Agreement between the guarantor or mortgagor, as applicable, and the related Pledged Asset Servicer, pursuant to which the guarantor or mortgagor, as applicable, has granted  security interest in a Securities Account.

“Cooperative Corporation”:  With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Lien Search”:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Project into the Cooperative Corporation.

“Cooperative Loan”:  A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Project”:  With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares”:  With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificates.

“Cooperative Unit”:  With respect to any Cooperative Loan, a specific unit in a Cooperative Project.

“Covered Loan”:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

“Credit Documents”:  Those documents, comprising part of the Mortgage File, required of the Mortgagor, as described in Section 2 (Specific Loan Program Guidelines) of the PHH Guide.  The Credit Documents are specified on Schedule B-2 hereto.

“Cut-off Date”:  The first day of the month in which the respective Funding Date occurs.

“Deemed Material Breach Representation”:  Each representation and warranty identified as such in Section 3.03.

“Defective Mortgage Loan”:  As defined in Section 3.04.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

“Depositor”:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

“Determination Date”:  The 16th day of each calendar month, commencing on the 16th day of the month following the Funding Date, or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

“Due Date”:  With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any grace period.

“Due Period”:  With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month in which such Remittance Date occurs.

“Eligible Account”:  One or more accounts (i) that are maintained with a depository institution the long-term unsecured debt obligations of which have been rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, (ii) that are trust accounts with any depository institution held by the depository institution in its capacity as a corporate trustee the long-term unsecured debt obligations of which have been rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, or (iii) maintained with a depository institution the long-term unsecured debt obligations of which have been rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein and the deposits in which are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Purchaser has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained.  In the event that the Mortgage Loans are subject to a securitization, the Servicer agrees that the definition of Eligible Account shall satisfy the rating requirements established by the rating agency or rating agencies that rate any of the securities issued as part of such securitization.

“Environmental Assessment”:  A “Phase I” environmental assessment of a Mortgaged Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

“Environmental Conditions Precedent to Foreclosure”:  As defined in Section 5.15.

“Environmental Laws”:  All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

“Escrow Account”:  The separate trust account or accounts created and maintained pursuant to Section 5.06 which shall be entitled “PHH Mortgage Corporation, as servicer and custodian for the Purchaser under the Second Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of May 1, 2006 (as amended), and various mortgagors.”  The Escrow Account shall be an Eligible Account.

“Escrow Payments”:  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estoppel Letter”:  A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

“Event of Default”:  Any one of the conditions or circumstances enumerated in Section 10.01.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Fair Credit Reporting Act”:  The Fair Credit Reporting Act of 1970, as amended.

“Fannie Mae”:  Fannie Mae, f/k/a the Federal National Mortgage Association or any successor organization.

“Fannie Mae Guide”:  The Fannie Mae Selling Guide and the Servicing Guide, collectively, in effect on and after the Funding Date.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor organization.

“Fidelity Bond”:  A fidelity bond to be maintained by the Servicer pursuant to Section 5.12.

“Financing Statement”:  A financing statement in the form of a UCC-1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

“Financing Statement Change”:  A financing statement in the form of a UCC-3 filed to continue, terminate, release, assign or amend an existing Financing Statement.

“Freddie Mac”:  Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation or any successor organization.

“Freddie Mac Servicing Guide”:  The Freddie Mac Sellers’ and Servicers’ Guide in effect on and after the Funding Date.

“Funding Date”:  Each date that Purchaser purchases Mortgage Loans from the Sellers hereunder.

“Gross Margin”:  With respect to each ARM Loan, the fixed percentage added to the Index on each Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

“Home Loan”:  A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

“Independent”:  With respect to any specified Person, such Person who:  (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Sellers, the Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Sellers, the Purchaser, or their respective Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

“Index”:  With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan Schedule.

“Insolvency Proceeding”:  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors; in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

“Insurance Proceeds”:  Proceeds of any Primary Insurance Policy, LPMI Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own or its Affiliates’ account or managed by it for third-party institutional investors.

“Legal Documents”:  Those documents, comprising part of the Mortgage File, set forth in Schedule B-1 of this Agreement.

“Liquidation Proceeds”:  Amounts, other than Insurance Proceeds or Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

“Loan-to-Value Ratio” or “LTV”:  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the lesser of the Appraised Value of the related Mortgaged Property or the purchase price.  The Loan-to-Value Ratio of any Pledged Asset Mortgage Loan shall be calculated by reducing the principal balance of such Pledged Asset Mortgage Loan by the amount of the Original Pledged Asset Requirement with respect to such Mortgage Loan.  This is referred to in the PHH Guide as the effective loan-to-value ratio.

“LPMI Fee”:  With respect to an LPMI Loan, the LPMI Fee Rate for that LPMI Loan times the stated principal balance of such LPMI Loan as of the applicable Cut-off Date.

“LPMI Fee Rate”: The portion of the Mortgage Interest Rate relating to an LPMI Loan, which is set forth on the related Mortgage Loan Schedule, to be retained by the Servicer to pay the premium due on the Policy with respect to such LPMI Loan.

“LPMI Loan”:  Any mortgage loan with respect to which the Servicer is responsible for paying the premium due on the related LPMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

“LPMI Policy”:  A policy of mortgage guaranty insurance issued by an insurer qualified to do business in the jurisdiction where the Mortgaged Property is located.

“MAI Appraiser”:  With respect to any real property, a member of the American Institute of Real Estate Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

“Maximum Rate”:  With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the maximum Note Rate thereunder.  The Maximum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Eligible Mortgage Loan”:  Any Mortgage Loan that under applicable law and investor requirements is recordable in the name of MERS in the jurisdiction in which the related Mortgaged Property is located.

“MERS Mortgage Loan”:  Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

“Minimum Rate”:  With respect to each ARM Loan, the rate per annum set forth in the related Mortgage Note as the minimum Note Rate thereunder.  The Minimum Rate as to each ARM Loan is set forth on the related Mortgage Loan Schedule.

“Monthly Advance”:  The aggregate amount of the advances made by the Servicer on any Remittance Date pursuant to and as more fully described in Section 6.03.

“Monthly Payment”:  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

“Monthly Period”:  Initially, the period from the Funding Date through to and including the first Record Date during the term hereof, and, thereafter, the period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this Agreement terminates).

“Mortgage”:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, an unsubordinated estate in fee simple in real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Mortgage Note.

“Mortgage File”:  With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B-1 and B-2 to this Agreement and any additional documents required to be added to the Mortgage File pursuant to the related Purchase Price and Terms Letter.

“Mortgage Loan”:  Each individual mortgage loan or Cooperative Loan (including all documents included in the Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Disposition Proceeds and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement and the related Purchase Price and Terms Letter.  The Mortgage Loans subject to this Agreement shall be identified on Mortgage Loan Schedules prepared in connection with each Funding Date.

“Mortgage Loan Schedule”:  The list of Mortgage Loans identified on each Funding Date that sets forth the information with respect to each Mortgage Loan that is specified on Schedule A hereto (as amended from time to time to reflect the addition of any Qualified Substitute Mortgage Loans).  A Mortgage Loan Schedule will be prepared for each Funding Date.

“Mortgage Note”:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property”:  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

“Mortgagor”:  The obligor on a Mortgage Note.

“Negative Amortization”:  That portion of interest accrued at the Note Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Non-recoverable Advance”:  As of any date of determination, any Monthly Advance or Servicing Advance previously made or any Monthly Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer and in accordance with the servicing standard set forth in Section 5.01, will not or, in the case of a proposed advance, would not be ultimately recoverable pursuant to Section 5.05(3) or (4) hereof.  The determination by the Servicer that it has made a Non-recoverable Advance or that any proposed advance would constitute a Non-recoverable Advance shall be evidenced by an Officer’s Certificate satisfying the requirements of Section 6.04 hereof and delivered to the Purchaser on or before the Determination Date in any month.

“Note Rate”:  With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

“Offering Materials”:  All documents, tapes, or other materials relating to the Mortgage Loans provided by Seller to Purchaser prior to Purchaser submitting its bid to purchase the Mortgage Loans.

“Officers’ Certificate”:  A certificate signed by (i) the President or a Vice President and (ii) the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer and Seller, and delivered by the Servicer and Seller to the Purchaser as required by this Agreement.

“Original Pledged Asset Requirement”: With respect to any Pledged Asset Mortgage Loan, an amount equal to the Pledged Assets required at the time of the origination of such Pledged Asset Mortgage Loan. Even though for other purposes the Original Pledged Asset Requirement may actually exceed thirty percent (30%) of the original principal balance of a Pledged Asset Mortgage Loan, solely for purposes of the Required Surety Payment, the Original Pledged Asset Requirement for a Pledged Asset Mortgage Loan will be deemed not to exceed thirty percent (30%) of its original principal balance.

“Payment Adjustment Date”:  The date on which Monthly Payments shall be adjusted.  Payment Adjustment Date shall occur on the date which is eleven months from the first payment date for the Mortgage Loan, unless otherwise specified in the Mortgage Note, and on each anniversary of such first Payment Adjustment Date.

“Payoff”:  With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage

Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

“Periodic Rate Cap”:  With respect to each ARM Loan, the provision in each Mortgage Note that limits permissible increases and decreases in the Note Rate on any Rate Adjustment Date to not more than one percentage point with respect to each ARM Loan that is subject to semi-annual adjustment or two percentage points with respect to each ARM Loan that is subject to annual adjustment.

“Permitted Investments”:  Investments that mature, unless payable on demand, not later than the Business Day preceding the related Remittance Date; provided that such investments shall only consist of the following:

(i)           direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)           repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest rating categories;

(iii)           certificates of deposit, time deposits and bankers’ acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company (or, in the case of the principal depository institution of a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories;

(iv)           commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest rating category; and

(v)           any other demand, money market or time deposit account or obligation, or interest-bearing or other security or investment, acceptable to the Purchaser (such acceptance evidenced in writing);

provided further that “Permitted Investments” shall not include any instrument described hereunder which evidences either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PHH Guide”:  As defined in paragraph 3 of the Preliminary Statement to this Agreement.

“Pledge Agreements”: Each Control Agreement and Pledged Asset Agreement for each Pledged Asset Mortgage Loan.

“Pledged Assets”: With respect to any Pledged Asset Mortgage Loan, the related Securities Account and the financial assets held therein subject to a security interest pursuant to the related Pledged Asset Agreement.

“Pledged Asset Agreement”: With respect to each Pledged Asset Mortgage Loan, the Pledge Agreement for Securities Account between the related mortgagor and the related Pledged Asset Servicer pursuant to which such mortgagor granted a security interest in the related securities and other financial assets held therein.

“Pledged Asset Mortgage Loan”: Each Mortgage Loan as to which Pledged Assets, in the form of a security interest in the Securities Account and the financial assets held therein and having a value, as of the date of origination of such Mortgage Loan, of at least equal to the related Original Pledged Asset Requirement, were required to be provided at the closing thereof, which is subject to the terms of this Agreement from time to time.

“Pledged Asset Servicer”: The entity responsible for administering and servicing the Pledged Assets with respect to a Pledged Asset Mortgage Loan, as identified in the Purchase Price and Terms Letter.

“Pledged Asset Servicing Agreement”: With respect to each Pledged Asset Mortgage Loan, the Agreement between the related Pledged Asset Servicer and PHH, including any exhibits thereto, pursuant to which such Pledged Asset Servicer shall service and administer the related Pledged Assets.

“Pledge Instruments”:  With respect to each Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease, the Assignment of the Mortgage Note and the Acceptance of Assignment and Assumption of Lease Agreement.

“Predatory Mortgage Loan”:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. §226.32(a)(1)(i) and (ii), (c) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.  The parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

“Prepaid Monthly Payment”:  Any Monthly Payment received prior to its scheduled Due Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

“Prepayment Period”:  With respect to each Remittance Date, shall mean the calendar month immediately preceding the month in which such Remittance Date occurs.

“Primary Insurance Policy”:  Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

“Principal Prepayment”:  Any payment or other recovery of principal on a Mortgage Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

“Proprietary Lease”:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Price and Terms Letter”:  With respect to any pool of Mortgage Loans purchased and sold on any Funding Date, the letter agreement between the Purchaser and Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Funding Date.  A Purchase Price and Terms Letter may relate to more than one pool of Mortgage Loans to be purchased on one or more Funding Dates hereunder.

“Purchaser”:  Goldman Sachs Mortgage Company, or its successor in interest or any successor under this Agreement appointed as herein provided.

“Purchase Price”:  As to each Mortgage Loan to be sold hereunder, the price set forth in the Mortgage Loan Schedule and the related Purchase Price and Terms Letter.

“Purchaser’s Account”:  The account of the Purchaser at a bank or other entity most recently designated in a written notice by the Purchaser to the Sellers as the “Purchaser’s Account.”

“Qualified Correspondent”:  Any Person from which the Sellers purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Sellers and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Sellers, in accordance with underwriting guidelines designated by the Sellers (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Sellers within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Sellers in origination of mortgage loans of the same type as the Mortgage Loans for the Sellers’ own accounts or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Sellers on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Sellers; and (iv) the Sellers employed, at the time such Mortgage Loans were acquired by the Sellers, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Sellers.

“Qualified Mortgage Insurer”:  American Guaranty Corporation, Commonwealth Mortgage Assurance Company, General Electric Mortgage Insurance Companies, Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Company, Republic Mortgage Insurance Company or United Guaranty Residential Insurance Corporation.

“Qualified Substitute Mortgage Loan”:  A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due and received in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Unpaid Principal Balance of the Deleted Mortgage Loan and not less than ninety percent (90%) of the Unpaid Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed by the applicable Seller to the Purchaser in the month of substitution), (ii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iii) have a Note Rate not less than (and not more than one percentage point greater than) the Note Rate of the Deleted Mortgage Loan, (iv) with respect to each ARM Loan, have a Minimum Rate not less than that of the Deleted Mortgage Loan, (v) with respect to each ARM Loan, have a Maximum Rate not less than that of the Deleted Mortgage Loan and not more than two (2) percentage points above that of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, have a Gross Margin not less than that of the Deleted Mortgage Loan, (vii) with respect to each ARM Loan, have a Periodic Rate Cap equal to that of the Deleted Mortgage Loan, (viii) have a Loan-to-Value Ratio at the time of substitution equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan at the time of substitution, (ix) with respect to each ARM Loan, have the same Rate Adjustment Date as that of the Deleted Mortgage Loan, (x) with respect to each ARM Loan, have an Index as provided herein for all ARM Loans subject to this Agreement, (xi) comply as of the date of substitution with each representation and warranty set forth in Sections 3.01, 3.02 and 3.03, (xii) be in the same credit grade category as the Deleted Mortgage Loan and (xiii) have the same prepayment penalty term.

“Rate Adjustment Date”:  With respect to each ARM Loan, the date on which the Note Rate adjusts.

“Rating Agency”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Moody’s Investors Service, Inc., and Fitch, Inc.

“Recognition Agreement”:  An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

“Reconstitution”:  Any Securitization Transaction or Whole Loan Transfer.

“Record Date”:  The close of business of the last Business Day of the month immediately preceding the month of the related Remittance Date.

“Refinanced Mortgage Loan”:  A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of  the Code or any similar tax vehicle providing for the pooling of assets (such as a Financial Asset Security Investment Trust).

“REMIC Provisions”:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Date”:  The 18th day of each calendar month, commencing on the 18th day of the month following the Funding Date, or, if such 18th day is not a Business Day, then the Business Day immediately preceding such 18th day.

“Remittance Rate”:  With respect to each Mortgage Loan, the related Note Rate minus the Servicing Fee Rate.

“REO Disposition”:  The final sale by the Servicer of any REO Property.

“REO Disposition Proceeds”:  All amounts received with respect to any REO Disposition.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Section 5.13.

“Repurchase Price”:  As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred  or (b) any Mortgage Loan required to be repurchased pursuant to Section 3.04 and/or Section 7.02, an amount equal to the

Unpaid Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the date of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance.

“Required Surety Payment”: With respect to any defaulted Pledged Asset Mortgage Loan for which a claim is payable under the related Surety Bond under the procedures referred to herein, the lesser of (i) the principal portion of the realized loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Pledged Assets required at origination with respect to such Mortgage Loan (but not more than 30% of the original principal balance of such Mortgage Loan) over (b) the net proceeds realized by the related Pledged Asset Servicer from the related Pledged Assets.

“Scheduled Principal Balance”:  With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Funding Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 6.03.

“Securities Act”:  The Securities Act of 1933, as amended.

“Securitization Transaction”.  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

“Seller Information”:  As defined in Section 13.07(a).

“Sellers”:  PHH Mortgage Corporation, a New Jersey corporation and Bishop’s Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust), a Delaware business trust, or their successors in interest or any successor under this Agreement appointed as herein provided.

“Servicer”:  PHH Mortgage Corporation, a New Jersey corporation.

“Servicer’s Mortgage File”:  The documents pertaining to a particular Mortgage Loan which are specified on Exhibit B-1 and B-2 attached hereto and any additional documents required to be included or added to the “Servicer’s Mortgage File” pursuant to this Agreement.

“Servicing Advances”:  All “out of pocket” costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys’ fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer’s obligations under Section 5.08.

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Event”:  Any of the following events with respect to any Mortgage Loan:  (i) any Monthly Payment being more than 60 days delinquent; (ii) any filing of an Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person’s debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v) any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (vi) any proposal of a material modification (as reasonably determined by the Seller) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

“Servicing Fee”:  The annual fee, payable monthly to the Servicer out of the interest portion of the Monthly Payment actually received on each Mortgage Loan.  The Servicing Fee with respect to each Mortgage Loan for any calendar month (or a portion thereof) shall be 1/12 of the product of (i) the Scheduled Principal Balance of the Mortgage Loan and (ii) the Servicing Fee Rate applicable to such Mortgage Loan.

“Servicing Fee Rate”:  Unless otherwise specified on the Mortgage Loan Schedule, (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the Servicer’s option, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum.

“Servicing File”:  As defined in Section 2.02.

“Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

“Specially Serviced Mortgage Loan”:  A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

“Standard & Poor’s Glossary”:  The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

“Static Pool Information”:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

“Stock Certificate”:  With respect to a Cooperative Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation.

“Stock Power”:  With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

“Subservicer”:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

“Surety Bond”: With respect to each Pledged Asset Mortgage Loan, the surety bond issued by the related Surety Bond Issuer covering such Pledged Asset Mortgage Loan.

“Surety Bond Issuer”: With respect to each Pledged Asset Mortgage Loan, the surety bond issuer for the related Surety Bond covering such Pledged Asset Mortgage Loan, as identified in the Purchase Price and Terms Letter.

“Third-Party Originator”:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Sellers.

“Transaction Servicer”: As defined in Section 13.03(c).

“Uniform Commercial Code”:  The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unpaid Principal Balance”:  With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note including any cumulative Negative Amortization.

“Warranty Bill of Sale”:  A warranty bill of sale with respect to the Mortgage Loans purchased on a Funding Date in the form annexed hereto as Exhibit 10.

“Whole Loan Transfer”:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

SALE AND CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01    Sale and Conveyance of Mortgage Loans.  Seller agrees to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, at the price and on the terms set forth herein and in the related Purchase Price and Terms Letter.  Purchaser, on any Funding Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage Loan Schedule, subject to the terms and conditions of this Agreement and the related Purchase Price and Terms Letter.

The closing shall, at Purchaser’s option be either:  by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree.  On the Funding Date and subject to the terms and conditions of this Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

Examination of the Mortgage Files may be made by Purchaser or its designee as follows.  No later than 5 Business Days prior to the Funding Date, Seller will deliver to Purchaser or its custodian, Legal Documents required pursuant to Schedule B-1.  Upon Purchaser’s request, Seller shall make the Credit Documents available to Purchaser for review, at Seller’s place of business and during reasonable business hours.  If Purchaser makes such examination prior to the Funding Date and identifies any Mortgage Loans that do not conform to the PHH Guide, such Mortgage Loans will be deleted from the Mortgage Loan Schedule at Purchaser’s discretion.  Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser’s rights to demand repurchase, substitution or other relief as provided herein.

On the Funding Date and in accordance with the terms herein, Purchaser will pay to Seller, by wire transfer of immediately available funds, the Purchase Price, together with interest, if any, accrued from the Cut-off Date through the day immediately preceding the Funding Date, according to the instructions to be provided, respectively, by PHH Mortgage and the Trust.  Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to Purchaser a Warranty Bill of Sale with respect to the Mortgage Loans in the form annexed hereto as Exhibit 10.

Purchaser shall be entitled to all scheduled principal due after the Cut-off Date, all other recoveries of principal collected after the Cut-off Date and all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date).  Notwithstanding the foregoing, on the first Remittance Date after the

Funding Date the Purchaser shall be entitled to receive the interest accrued from the Cut-off Date through the day immediately preceding the Funding Date.  The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected.  Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date.  Such prepaid amounts shall be the property of Purchaser.  Seller shall hold any such prepaid amounts for the benefit of Purchaser for subsequent remittance by Seller to Purchaser.  All scheduled payments of principal due on or before the Cut-off Date and collected by Seller after the Cut-off Date shall belong to Seller.

Section 2.02    Possession of Mortgage Files.  Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and, to the extent retained by the Seller, shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only.  The contents of such Mortgage File not delivered to the Purchaser (the “Servicing File”) are and shall be maintained by the Servicer and held in trust by the Servicer for the benefit of the Purchaser as the owner thereof and the Servicer’s possession of the contents of each Mortgage File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only.  Mortgage Files shall be maintained separately from the other books and records of the Servicer.  The Servicer shall release from its custody of the contents of any Mortgage File only in accordance with written instructions from the Purchaser, except where such release is required as incidental to the Servicer’s servicing of the Mortgage Loans or is in connection with a repurchase or substitution of any such Mortgage Loan pursuant to Section 3.04.

Any documents released to the Servicer in connection with the foreclosure or servicing of any Mortgage Loan shall be held by such Person in trust for the benefit of the Purchaser in accordance with this Section 2.02.  Such Person shall return to the Purchaser such documents when such Person’s need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser); provided that, if such Mortgage Loan is liquidated, then, upon the delivery by the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to such Person such documents.

Section 2.03            Books and Records.  The sale of each of its Mortgage Loans shall be reflected on the applicable Seller’s balance sheet and other financial statements as a sale of assets by the applicable Seller.  Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04             Defective Documents; Delivery of Mortgage Loan Documents.  If, subsequent to the related Funding Date,  the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section 2.04, a “Defect”), the party discovering such Defect shall promptly so notify the other parties.  If the Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 45 days within which to correct or cure any such defect after the earlier of such Seller’s discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within such 45 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same; provided however that in no event shall the cure period be extended beyond 90 days after notice or discovery of such defect.  If the Defect pertains to any other document constituting a part of a Mortgage File, then such Seller shall have a period of 90 days within which to correct or cure any such Defect after the earlier of such Seller’s discovery of same or such Seller being notified of same.  PHH Mortgage hereby covenants and agrees that, if any material Defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon PHH Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04(3) and (4).

The applicable Seller will, with respect to each Mortgage Loan to be purchased by the Purchaser, deliver and release to the Purchaser the Legal Documents as set forth in Section 2.01.  If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such Seller shall promptly deliver to the Purchaser such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified to be a true and complete copy of the recorded original thereof.  If the applicable Seller cannot deliver the original security instrument or if an original intervening assignment has been lost, then the applicable Seller will deliver a copy of such security instrument or intervening assignment, certified by the local public recording official.  If the original title policy has been lost, the applicable Seller will deliver a duplicate original title policy.

If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof.  Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser within 180 days following the Funding Date, then, upon written notice by the Purchaser to PHH Mortgage, the Purchaser may, in its sole discretion, then elect (by providing written notice to PHH Mortgage) to treat such Mortgage Loan as a Defective Mortgage Loan, whereupon PHH Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04(3) and (4).  It is understood that from time to time certain local recorder offices become backlogged with document volume.  It is agreed that the Seller will provide an Officer’s Certificate to document that the Seller has performed all necessary tasks to insure delivery of the required documentation within 180 days and the delay beyond 180 is caused by the backlog.  If the delay exceeds 360 days, regardless of the backlog the Purchaser may elect to collect the documents with its own resources with the reasonable cost and expense to be borne by the Seller.  The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the Mortgage Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

At the Purchaser’s request, the Assignments shall be promptly recorded in the name of the Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records.  If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded.  All recording fees related to such a one-time recordation of the Assignments to or by a Seller shall be paid by the applicable Seller.

Section 2.05              Transfer of Mortgage Loans.

  Subject to the provisions of this Section 2.05, the Purchaser shall have the right, without the consent of the Sellers, at any time and from time to time, to assign any of the Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the Purchaser hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans.  The Sellers recognize that the Mortgage Loans may be divided into “packages” for resale (“Mortgage Loan Packages”).

All of the provisions of this Agreement shall inure to the benefit of the Purchaser and any such assignees or designees.  All references to the Purchaser shall be deemed to include its assignees or designees.  Utilizing resources reasonably available to the Seller without incurring any cost except the Seller’s overhead and employees’ salaries, the applicable Seller shall cooperate in any such assignment of the Mortgage Loans and this Agreement; provided that the Purchaser shall bear all costs associated with any such assignment of the Mortgage Loans and this Agreement other than such Seller’s overhead or employees’ salaries.

The Servicer and the Purchaser acknowledge that the Servicer shall continue to remit payments to the Purchaser on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans prior to the immediately preceding Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may be) of the Mortgage Loans.

The Servicer and Purchaser agree that in no event will the Servicer be required to remit funds or send remittance reports to more than four (4) Persons (not including the Servicer or any Affiliate or transferee thereof) at any given time with respect to any Mortgage Loans sold on a particular Funding Date.

Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans may review and underwrite the Servicer’s servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonably available and can be produced without unreasonable expense or effort.  The Servicer shall make the Mortgage Files related to the Mortgage Loans held by the Servicer available at the Servicer’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event less than 5 Business Days prior notice).  The Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer’s premises.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  The Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, any or all of the Mortgage Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to an Assignment, Assumption and Recognition Agreement, in substantially the form of Exhibit 2.05 attached hereto, and an executed copy of such Assignment, Assumption and Recognition Agreement shall have been delivered to the Servicer.  The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the Purchaser by executing such Assignment, Assumption and Recognition Agreement.  The Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by any such assignees, and the previous Purchaser shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Purchaser.  This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE AND SUBSTITUTION; REVIEW OF MORTGAGE LOANS

Section 3.01              Representations and Warranties of each Seller.  Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of each Funding Date and, with respect to any securitization, as of the related cut-off date specified in the related trust agreement with respect to such securitization (and modified, if necessary, to reflect changes due to events that may have occurred from the applicable Funding Date through the closing date of the securitization) or as of such date specifically provided herein:

(1)           Due Organization.  The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to PHH Mortgage, service each Mortgage Loan in accordance with the terms of this Agreement.

(2)           Due Authority.  The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired.  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3)           No Conflict.  The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(4)           Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5)           No Material Default.  Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6)           Financial Statements.  PHH Mortgage has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2004.  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of PHH Mortgage and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  The Trust has delivered to the Purchaser financial statements dated as of December 31, 2004 (the “Trust Financials”) and such Trust Financials fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust.  The Trust Financials are true, correct and complete as of the date thereof and have been prepared in accordance with generally accepted accounting principles consistently applied.  There has been no change in such Trust Financials since their date and the Trust is not aware of any errors or omissions therein;

(7)           No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of PHH Mortgage, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

(8)           No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Seller;

(9)           No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser, the servicing of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10)           Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11)           No Broker.  The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction;

(12)           No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

(13)           Sale Treatment.  The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(14)           Non-solicitation.  The Seller agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant; and

(15)           Privacy.  The Seller agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor:  (a) such information is and shall be held by Seller in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Purchaser is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

Section 3.02              Representations and Warranties of the Servicer.  The Servicer represents, warrants and covenants to the Purchaser that as of the Funding Date and, with respect to any securitization, as of the related cut-off date specified in the trust agreement with respect to such securitization (and modified, if necessary, to reflect changes due to events that may have occurred from the applicable Funding Date through the closing date of the securitization) or as of such date specifically provided herein:

(1)           Ability to Service.  The Servicer is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.  No event has occurred that would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or that would require notification to either Fannie Mae or Freddie Mac;

(2)           No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer’s knowledge, threatened, against the Servicer which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the ability of the Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof or have a material adverse effect on the financial condition of the Servicer;

(3)           Collection Practices.  The collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper and prudent in the mortgage servicing business;

(4)           MERS.  The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

(5)           Reasonable Servicing Fee.  The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement; and

(6)           Fair Credit Reporting Act Compliance.  The Servicer, furnishes, in accordance with the Fair Credit Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (or the successors to such credit repository companies) on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall  report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.  This representation and warranty is a Deemed Material Breach Representation;

Section 3.03              Representations and Warranties as to Individual Mortgage Loans.  With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan.  Such representations and warranties speak as of the Funding Date and, with respect to any securitization, as of the related cut-off date specified in the trust agreement with respect to such securitization (and modified, as necessary, to reflect changes due to events that may have occurred from the applicable Funding Date through the closing date of the securitization) unless otherwise indicated, but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(1)           Mortgage Loan as Described.  Such Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the related Mortgage Loan Schedule is true and correct in all material respects;

(2)           Complete Mortgage Files.  The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the Purchaser in compliance with the requirements of Article II.  The Seller is in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Purchaser;

(3)           Owner of Record.  As of the applicable Funding Date, the Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Seller or Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note;

(4)           Payments Current.  As of the applicable Funding Date and unless otherwise disclosed in the Offering Materials, all payments required to be made up to and including the Funding Date for such Mortgage Loan under the terms of the Mortgage Note have been made and if the Mortgage Loan is a Pledged Asset Mortgage Loan, neither the Mortgage Loan nor the related Pledged Assets has been dishonored.  Unless otherwise disclosed in the Offering Materials or the related Mortgage Loan Schedule, there has been no delinquency, exclusive of any grace period, in any payment by the Mortgagor thereunder during the twelve months preceding the Funding Date;

(5)           No Outstanding Charges.  There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

(6)           Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan (and the Pledged Assets with respect to each Pledged Asset Mortgage Loan) have not been impaired, waived, altered or modified in any material respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Purchaser.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related LPMI Policy and by the mortgage insurer, if the Mortgage Loan is insured, the title insurance policy, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related LPMI Policy and the title insurer, to the extent required by the policy guidelines, and which assumption agreement is part of the Mortgage File delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

(7)           No Defenses.  The Mortgage Note and the Mortgage related to such Mortgage Loan (and the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan) are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or the exercise of any right thereunder, render such Mortgage (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan) unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(8)           Hazard Insurance.  (a) All buildings upon the Mortgaged Property related to such Mortgage Loan are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of either Section 5.10 or Section 5.11.  All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid.  The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor’s cost and expense, and on such Mortgagor’s failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor; or (b) in the case of a condominium or unit in a planned unit development (“PUD”) project that is not covered by an individual policy, the condominium or PUD project is covered by a “master” or “blanket” policy and there exists and is in the Servicer’s Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage is covered under such policy.  The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns), as insured mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid.  The insurance policy provides for advance notice to the Seller or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Seller’s interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the “master” policy and would be acceptable pursuant to the Fannie Mae Guide;

(9)           Compliance With Applicable Laws.  All requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws, predatory, abusive and fair lending laws or unfair and deceptive practices laws applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects.  This representation and warranty is a Deemed Material Breach Representation;

(10)           No Fraud.  No error or omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan or in the application for mortgage  insurance.

(11)           No Satisfaction of Mortgage.  The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(12)           Valid First Lien.  The Mortgage related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender’s title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property; with respect to each Cooperative Loan, each Acceptance of Assignment and Assumption of Lease Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative Corporation for unpaid assessments representing the obligor’s pro rata share of the Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Acceptance of Assignment and Assumption of Lease Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project;

(13)           Validity of Documents.  The Mortgage Note and the Mortgage related to such Mortgage Loan (and the Acceptance of Assignment and Assumption of Lease Agreement

with respect to each Cooperative Loan) are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(14)           Valid Execution of Documents.  All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties; with respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Acceptance of Assignment and Assumption of Lease Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of Proprietary Lease and such documents have been duly and properly executed by such parties; each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative Corporation if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan

(15)           Full Disbursement of Proceeds.  Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the applicable Funding Date and there is no requirement for future advances thereunder; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(16)           Ownership.  The Mortgage Note and the Mortgage related to such Mortgage Loan have not been assigned, pledged or otherwise transferred by the Seller, in whole or in part, and the Seller has good and marketable title thereto, and the Seller is the sole owner thereof (and with respect to any Cooperative Loan, the sole owner of the related Acceptance of Assignment and Assumption of Lease Agreement) and has full right and authority to transfer and sell such Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(17)           Doing Business.  The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 or the National Housing Act.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(18)           Title Insurance.  (a) Such Mortgage Loan is covered by an ALTA lender’s title insurance policy or short form title policy acceptable to Fannie Mae, Freddie Mac or GNMA (or, in jurisdictions where ALTA policies are not generally approved for use, a lender’s title insurance policy acceptable to Fannie Mae, Freddie Mac or GNMA), issued by a title insurer acceptable to Fannie Mae, Freddie Mac or GNMA, and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (11)(a) and (b) above) the Seller or the Servicer, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment.  Additionally, either such lender’s title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or the Seller warrants that there is ingress and egress to and from the Mortgaged Property and the lender’s title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.  The Seller or the Servicer is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser without any further act.  No claims have been made under such lender’s title insurance policy, neither the Seller, nor to the best of the Seller’s knowledge, any prior holder of the related Mortgage has done, by act or omission, anything that would impair the coverage of such lender’s insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender’s insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of Fannie Mae, Freddie Mac or GNMA;

(19)           No Defaults.  As of the applicable Funding Date, (a) there is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or any other agreements, documents, or instruments related to such Mortgage Loan; (b) to the best of the Seller’s knowledge, there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an Insolvency Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note (or the related Pledge Agreement with respect to each Pledged Asset Mortgage Loan), or any other agreements, documents, or instruments related to such Mortgage Loan; and (f) with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Acceptance of Assignment and Assumption of Lease Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Seller has the right under the terms of the Mortgage

Note, Acceptance of Assignment and Assumption of Lease Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(20)           No Mechanics’ Liens.  As of the applicable Funding Date, there are no mechanics’ or similar liens, except such liens as are expressly insured against by a title insurance policy described in clause (18) above, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(21)           Location of Improvements; No Encroachments.  As of the date of origination of such Mortgage Loan, to the best of the Seller’s knowledge, all improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property.  No improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(22)           Origination; Payment Terms.  Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan.  If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage Loan Schedule.  The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule;

(23)           LTV; Primary Mortgage Insurance Policy.  Except with respect to Pledged Asset  Mortgage Loans and any Alt-A loan as defined in the PHH Guide and disclosed to the Purchaser in the Offering Materials, if such Mortgage Loan had a Loan-to-Value Ratio of more than 80% at origination, such Mortgage Loan is and will be subject to a Primary Insurance Policy or LPMI Policy issued by a Qualified Mortgage Insurer, which insures the Seller or Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan Schedule; provided that, a Primary Mortgage Insurance Policy or LPMI Policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the “insider’s price” when the building was converted to a Cooperative Corporation, (ii) the value of the Cooperative Unit for purposes of establishing the LTV at origination was such “insider’s price”, (iii) the principal amount of the Cooperative Loan at origination was not more than 100% of such “insider’s price” and (iv) the LTV at origination, as calculated using the Appraised Value at origination, was less than or equal to 80%.  All provisions of such Primary Insurance Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any related Mortgage subject to any such Primary Insurance Policy or LPMI Policy obligates the Mortgagor or the Servicer thereunder, as applicable, to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  As of the date of origination, the Loan-to-Value Ratio of such Mortgage Loan is as specified in the applicable Mortgage Loan Schedule;

(24)           Prepayment Penalty Term.  No Mortgage Loan is subject to a prepayment penalty except as provided in the related Mortgage Note and as set forth on the related Mortgage Loan Schedule.  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Servicer for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law.  Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002.  With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of such Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period.  With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the prepayment penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law and (iv) notwithstanding any state, local or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments.  This representation and warranty is a Deemed Material Breach Representation;

(25)           Mortgaged Property Undamaged; No Condemnation.  To the best of the Seller’s knowledge, as of the applicable Funding Date, the related Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(26)           Customary Provisions.  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure.  There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(27)           Conformance With Underwriting Standards.  Such Mortgage Loan was underwritten in accordance with the PHH Guide in effect at the time of the origination with exceptions thereto exercised in a reasonable manner;

(28)           Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property on forms signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan and whose compensation is not affected by the approval or disapproval of such Mortgage Loan and the appraisal and appraiser both satisfy the requirements of Freddie Mac and Fannie Mae;

(29)           Deeds of Trust.  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(30)           Insurance.  The Mortgaged Property securing each Mortgage Loan is covered by a hazard insurance policy meeting the requirements of Section 5.10 hereof issued by an insurer acceptable to Fannie Mae and Freddie Mac;

(31)           Occupancy.  As of the date of origination of such Mortgage Loan, to the best of the Seller’s knowledge, the related Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied under Applicable Law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(32)           Adjustments.  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(33)           Insolvency Proceedings; Servicemembers Relief Act.  To the best of the Seller’s knowledge, the related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) has not requested any relief allowed to such Mortgagor under the Servicemembers Civil Relief Act;

(34)           Fannie Mae/Freddie Mac Documents.  Such Mortgage Loan was closed on standard Fannie Mae or Freddie Mac documents or on such documents otherwise acceptable to them;

(35)           Buydown Mortgage Loans.  With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(a)           On or before the date of origination of such Mortgage Loan, the related Seller and the Mortgagor, or the related Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement.  The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the related Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly

Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  All Buydown Funds required to make the full payment of principal and interest under each Buydown Loan are in the Buydown Account held by the Servicer.  The Buydown Mortgage Loan satisfies the requirements the PHH Guide;

(b)           The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available.  The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement;

(c)           The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

(d)           there is a code indicating whether the Mortgage Loan is a temporary buydown (Y or N).

As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the PHH Guide;

(36)           Assignment in Recordable Form.  The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(37)           Principal Advances Consolidated.  Any principal advances made to the Mortgagor prior to the Cut-off Date have been  consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(38)           Payment Terms; Amortization.  The Mortgage Note requires a monthly payment which is sufficient either from the first payment date or during the period following each Adjustment Date, to amortize the outstanding principal balance fully, as of such first payment day or the first day of such period, over the then remaining term of such Mortgage Note and to pay interest at the related Note Rate.  Unless otherwise disclosed in the Offering Materials or the related Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature.  With respect to any Mortgage Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the proceeding Monthly Payment which is sufficient to amortize the remaining principal balance of the Mortgage Loan;

(39)           Condominium Eligibility.  If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the PHH Guide;

(40)           HOEPA. No Mortgage Loan is a Predatory Mortgage Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide.  This representation and warranty is a Deemed Material Breach Representation;

(41)           No Construction, Rehabilitation or Trade-In.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a  Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(42)           Acceptable Investment.  The Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property (or with respect to a Cooperative Loan, the Acceptance of Assignment and Assumption of Lease Agreement, the Cooperative Loan or the Cooperative Project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become more delinquent than as disclosed in the Offering Materials, or adversely affect the value of the Mortgage Loan;

(43)           No Additional Collateral.  Except as indicated on the Mortgage Loan Schedule, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (12) above;

(44)           Compliance with Environmental Laws.  To the best of the Seller’s knowledge, the Mortgaged Property is in material compliance with all applicable Environmental Laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(45)           Negative Amortization.  No Mortgage Loan is subject to Negative Amortization;

(46)           Loan-to-Value Ratio; Modifications; No Foreclosures.  The Loan-to-Value Ratio of each Mortgage Loan was less than 125% at the time of its origination or refinancing, as applicable;

(47)           Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse.  No Mortgage Loan is secured by a leasehold estate where the term of the leasehold exceeds the term of the Mortgage Loan and no Mortgage Loan is a cooperative loan.  As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes. No Mortgage Loan is secured by a manufactured housing unit;

(48)           No Additional Payments.  There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

(49)           Fair Credit Reporting Act.  The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (or the successors to such credit repository companies), on a monthly basis.  This representation and warranty is a Deemed Material Breach Representation;

(50)           Scheduled Interest.  Interest on each Mortgage is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(51)           Collection Practices Escrow Deposits.  The origination and collection practices used with respect to the Mortgage Loan have been in accordance with the servicing standard set forth in Section 5.01 hereof, and have been in all material respects legal and proper, and in accordance with the terms of the Mortgage Note and Mortgage.  All Escrow Payments have been collected in full compliance with state and federal law.  An escrow of funds is not prohibited by Applicable Law and has been established to pay for all Escrow Payments which remain unpaid and have been assessed but are not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under the Mortgage Note;

(52)           Qualified Mortgage.  The Mortgage Loan is a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code;

(53)           [Reserved]

(54)           No Credit Insurance Policies.  In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy.  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.  This representation and warranty is a Deemed Material Breach Representation;

(55)           Cooperative Lien Search.  With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative Unit is located;

(56)           Proprietary Leases.  With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc.  or includes provisions which are no less favorable to the lender than those contained in such agreement;

(57)           Financing Statements; Perfection.  With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same;

(58)           Acceptance of Assignment and Assumption of Lease Agreement.  With respect to each Cooperative Loan, each Acceptance of Assignment and Assumption of Lease Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby.  The Acceptance of Assignment and Assumption of Lease Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof;

(59)           Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.  This representation and warranty is a Deemed Material Breach Representation;

(60)           Balloon Payments. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(61)           Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage

Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration.  For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products.  This representation and warranty is a Deemed Material Breach Representation;

(62)           Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit.  The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan.  This representation and warranty is a Deemed Material Breach Representation;

(63)           Points and Fees.  No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater.  For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan.  This representation and warranty is a Deemed Material Breach Representation;  and

(64)           Fees Charges.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.  This representation and warranty is a Deemed Material Breach Representation.

Section 3.04              Repurchase and Substitution.  It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File and notwithstanding the fact that any such representation or warranty (other than the representation contained in clause (42) of Section 3.03 above) was made to the best of the Seller’s knowledge.

Upon discovery by either of the Sellers or the Purchaser of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser to the Seller of any breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the interest of the Purchaser (or that materially and adversely affects the interests of the Purchaser in the related Mortgage Loan, in the case of a representation or warranty relating to a particular Mortgage Loan) (a “Defective Mortgage Loan”; provided that “Defective Mortgage Loan” shall also include (a) any Mortgage Loan treated or designated as such in accordance with Section 2.04 and (b) any Mortgage Loan regarding which the Mortgagor fails to make the first regularly scheduled payment of principal and interest) within which to correct or cure such breach.  If such breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same.  Notwithstanding the above, (i) within thirty (30) days of the earlier of either discovery by, or notice to, the applicable Seller of any breach of the representation and warranty set forth in paragraph (52) of Section 3.03, the applicable Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein.  Each Seller hereby covenants and agrees with respect to each Mortgage Loan conveyed by it that, if any breach relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is determined by the Purchaser, then such Seller shall, at the direction of the Purchaser, repurchase the Defective Mortgage Loan at the applicable Repurchase Price.  Notwithstanding anything to the contrary contained herein, if the first regularly scheduled payment of principal and interest due under any Mortgage Loan has been delinquent more than 30 days, the Purchaser may, by written notice to the applicable Seller, require that the Seller repurchase the related Mortgage Loan.  However, if the Seller provides evidence that the delinquency was due to a servicing setup error, no repurchase shall be required.  Within 10 Business Days following the delivery of any such written notice from the Purchaser, the applicable Seller shall repurchase the specified Mortgage Loan by paying the Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser’s Account.

Notwithstanding the previous paragraph, with the exception of the representation and warranty set forth in paragraph (52) of Section 3.03 or any Deemed Material Breach Representation, the applicable Seller may, at the Purchaser’s option and assuming that such Seller has a Qualified Substitute Mortgage Loan or Loans, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (“Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans.  If the applicable Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the Defective Mortgage Loan.

As to any Deleted Mortgage Loan for which the applicable Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the applicable Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Legal Documents as are required by Section 2.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01, 3.02 and 3.03.

For any month in which the applicable Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution (after application of scheduled principal payments due in the month of substitution which have been received or as to which an advance has been made) is less than the aggregate outstanding principal balance of all such Deleted Mortgage Loans.  The amount of such shortfall shall be paid by the applicable Seller on the date of such substitution) by wire transfer of immediately available funds directly to the Purchaser’s Account.

Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04(3) by wire transfer of immediately available funds directly to the Purchaser’s Account.  It is understood and agreed that the obligations of a Seller (a) set forth in this Section 3.04(3) to cure any breach of such Seller’s representations and warranties contained in Sections 3.01, 3.02 and 3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01 to indemnify the Purchaser in connection with any breach of a Seller’s representations and warranties contained in Sections 3.01, 3.02 and 3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

The parties further agree that, in recognition of the Trust’s rights against PHH Mortgage with respect to the Mortgage Loans acquired by it from PHH Mortgage and conveyed to the Purchaser hereunder, the Purchaser shall have the right to cause PHH Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by the Trust of Section 3.03(3) or 3.03(15) hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

Section 3.05              Certain Covenants of each Seller and the Servicer.  Without incurring undue effort or any cost except the Seller’s overhead or employees’ salaries, each Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests by 30 days’ advance written notice to the related Seller or Sellers (it is agreed that electronic mail shall be considered valid notification if followed by a verbal communication by the Purchaser to the related Seller or Sellers), in re-selling the Mortgage Loans in a whole loan sale or in securitizing the Mortgage Loans and selling undivided interests in such Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which steps may include, (a) providing any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b) providing information relating to delinquencies and defaults with respect to the Servicer’s servicing portfolio (or such portion thereof as is similar to the Mortgage Loans), (c) entering into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated “AAA” (including a securitization involving a REMIC) (a “Securitization”) (d) to restate the representations and warranties contained in Article III hereof as of the closing date of such Securitization or whole loan sale; provided, however, Servicer may qualify and/or modify any such representations and warranties to reflect any facts or circumstances arising subsequent to the related Funding Date, and (e) provide such opinions of counsel as are customary in such transactions, provided, however, that any opinion of outside counsel shall be provided at Purchaser’s expense.  In connection with such a Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser’s sole cost and expense.  In the event that a master servicer or trustee is requested by the Purchaser  to determine the allocation of payments and to make remittances to the certificateholders, the Servicer agrees to service the Mortgage Loans in accordance with the reasonable and customary requirements of such Securitization, which may include the Servicer’s acting as a subservicer in a master servicing arrangement.  With respect to the then owners of the Mortgage Loans, the Servicer shall thereafter deal solely with such master servicer or trustee, as the case may be with respect to such Mortgage Loans which are subject to the Securitization and shall not be required to deal with any other party with respect to such Mortgage Loans.  The cost of such securitization shall be borne by the Purchaser, other than the Seller’s overhead or employees’ salaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PRECEDENT TO FUNDING

Section 4.01              Representations and Warranties.  The Purchaser represents, warrants and covenants to the Seller that as of each Funding Date or as of such date specifically provided herein:

(1)           Due Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Purchaser by any state having jurisdiction and in any event the Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2)           Due Authority.  The Purchaser had the full power and authority and legal right to acquire the Mortgage Loans that it acquired.  The Purchaser has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(3)           No Conflict.  None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or impair the ability of the Purchaser to perform its obligations under this Agreement;

(4)           Ability to Perform.  The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5)           No Material Default.  The Purchaser is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Purchaser is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Purchaser to perform under this Agreement, nor, to the best of the Purchaser’s knowledge, has any event occurred which, with notice, lapse of time or both would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(6)           Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Purchaser’s knowledge, threatened, against the Purchaser, which, either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans or the execution, delivery or enforceability of this Agreement or result in any material liability of the Purchaser, or draw into question the validity of this Agreement, or the Mortgage Loans or have a material adverse effect on the financial condition of the Purchaser;

(7)           Broker.  The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(8)           No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, the purchase of the Mortgage Loans from the Seller or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(9)           Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser;

(10)           Non-Petition Agreement.  The Purchaser covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop’s Gate Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop’s Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop’s Gate Residential Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop’s Gate Residential Mortgage Trust.  This covenant and agreement shall be binding upon the Purchaser and any assignee or transferee of the Purchaser;

(11)           No Untrue Information.  No statement, report or other agreement, document or instrument furnished or to be furnished by the Purchaser pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

(12)           Non-solicitation.  The Purchaser agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant;

(13)           Privacy.  Purchaser agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor:  (a) such information is and shall be held by Purchaser in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R.§313.14(a)(3); and (c) Purchaser is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law; and

(14)           MERS.  The Purchaser is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the

Purchaser’s performance of its obligations under this Agreement with respect to the Mortgage Loans, for as long as such Mortgage Loans are registered with MERS.

Section 4.02               Conditions Precedent to Closing.  Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a)           All of the representations and warranties of Seller under the PHH Guide, and of Seller and Purchaser under this Agreement shall be true and correct as of the Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement or under the PHH Guide;

(b)           Purchaser shall have received, or Purchaser’s attorneys shall have received in escrow, all closing documents as specified herein, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than Purchaser as required pursuant to the respective terms thereof;

(c)           All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on each Funding Date the applicable Purchase Price as provided herein.

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01               PHH Mortgage to Act as Servicer; Servicing Standards; Additional Documents; Consent of the Purchaser.

(1)           The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and REO Property from and after each Funding Date in accordance with the terms and provisions of the Mortgage Loans, applicable law and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Purchaser (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the Servicer’s obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates’ account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans.  In addition, the Servicer shall service and administer the Mortgage Loans in accordance with all Applicable Laws including the Fair Credit Reporting Act and its implementing regulations (which require, among other things, the provision of accurate and complete information (e.g., favorable and unfavorable) on the Servicer’s borrower credit files to Equifax, Experian and Trans Union Credit Information Company (or the successors to such credit repository companies) on a monthly basis).  Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Seller, including with respect to Servicing Fees.

In the event that any of the Mortgage Loans included on the Mortgage Loan Schedule for a particular Funding Date are Pledged Asset Mortgage Loans such Pledged Asset Mortgage Loans will be serviced in accordance with Section 5.18 hereof.

(2)           To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to submit claims to collect any Insurance Proceeds and Liquidation Proceeds, (d) to consent to the application of any Insurance Proceeds or Condemnation Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any Mortgage Loan or under this Agreement.  If reasonably requested by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property.  Nothing contained in this Agreement shall limit the ability of the Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the Servicer were not a party to this Agreement or to the transactions contemplated hereby.

(3)           Notwithstanding anything to the contrary contained herein:

(a)           the Servicer acknowledges that the Purchaser will retain title to, and ownership of, the Mortgage Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof;

(b)           the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

(c)           the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by Fannie Mae, provided that the Servicer shall specifically notify the Purchaser in writing and obtain the Purchaser’s written consent prior to the Servicer taking any of the following actions:  (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, except the Servicer may, upon the Mortgagor’s request, accept a principal prepayment and re-amortize the then remaining principal balance over the then remaining term of the loan (resulting in a lower scheduled monthly payment but no change in the maturity date); (2) selling any Specially Serviced Mortgage Loan; (3) making, with respect to any Specially Serviced Mortgage Loan or REO Property, Servicing Advances provided that the Servicer shall not be required to so advise the Purchaser to the extent that each related Servicing Advance as to the related Mortgaged Property or REO Property is in the best interests of the Purchaser or other owner of the Mortgage Loan and that are deemed to be recoverable by the Servicer; (4) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan; (5) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan.  If the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 20 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have rejected such recommended action(s) and the Servicer shall not take any such action(s);

(d)           the Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Purchaser, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

(e)           the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and

(f)           the Purchaser may at any time and from time to time, in its sole discretion, upon 10 Business Days written notice to the Servicer, terminate the Servicer’s servicing obligations hereunder with respect to (1) any REO Property or (2) any Mortgage Loan that, in accordance with the Purchaser’s internal credit classification criteria, has been classified as “doubtful” or a “loss.”  Upon the effectiveness of any such termination of the Servicer’s servicing obligations with respect to any such REO Property or Mortgage Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with applicable law.

Section 5.02               Collection of Mortgage Loan Payments.  Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01.  Furthermore, the Servicer shall ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 5.03               Reports for Specially Serviced Mortgage Loans and Foreclosure Sales.  The Servicer shall, within five (5) calendar days following each Record Date, deliver to the Purchaser monthly reports (substantially in the form of Exhibit 5.03(a) and Exhibit 5.03(b) attached hereto) with respect to all Specially Serviced Mortgage Loans.  In addition, the Servicer shall, within one (1) Business Day following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Purchaser a notice of foreclosure sale substantially in the form of Exhibit 5.03(c) attached hereto.

Section 5.04               Establishment of Collection Account; Deposits in Collection Account.  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts.  The creation of any Collection Account shall be evidenced by a certification in the form of Exhibit 5.04-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form of Exhibit 5.04-2 attached hereto, in the case of an account held by a depository other than the Servicer.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

On and after the related Funding Date, the Servicer shall deposit in the Collection Account on a daily basis, within two Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (8), (9) and (10) of this Section 5.04) and retain therein the following payments and collections received or made by it subsequent to each Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(1)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(2)           all payments on account of interest on the Mortgage Loans;

(3)           all Liquidation Proceeds;

(4)           all REO Proceeds;

(5)           all Insurance Proceeds, including amounts required to be deposited pursuant to Sections 5.10 and 5.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable Mortgagors in accordance with the Servicer’s normal servicing procedures, the related Mortgages or applicable law;

(6)           all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer’s normal servicing procedures, the related Mortgage or applicable law;

(7)           any Monthly Advances in accordance with Section 6.03;

(8)           any amounts required to be deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit to be made from the Servicer’s own funds without reimbursement therefor;

(9)           any amounts required to be deposited by the Servicer pursuant to Section 5.16 in connection with any losses on Permitted Investments;

(10)           any amounts required to be deposited in the Collection Account pursuant to Sections 7.01 or 7.02 or otherwise pursuant to the terms hereof; and

(11)           an amount from the Buydown Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05               Permitted Withdrawals from the Collection Account.  The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

(1)           to reimburse itself for unreimbursed Monthly Advances and Servicing Advances that the Servicer has determined to be Non-Recoverable Advances as provided in Section 6.04;

(2)           to make payments to the Purchaser in the amounts, at the times and in the manner provided for in Section 6.01;

(3)           to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this Subsection (3) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest with respect to which any such Monthly Advance was made;

(4)           to reimburse itself for unreimbursed Servicing Advances and for unreimbursed Monthly Advances, the Servicer’s right to reimburse itself pursuant to this Subsection (4) with respect to any Mortgage Loan being limited to related Liquidation Proceeds,

Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser, except that, where  a Seller or the Servicer is required to repurchase (or substitute a Qualified Substitute Mortgage Loan for) a Mortgage Loan pursuant to Sections 2.04, 3.04 and/or 7.02, the Servicer’s right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable Repurchase Price (or delivery of a Qualified Substitute Mortgage Loan) and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(5)           to pay to itself, solely out of the interest portion of the Monthly Payment actually received with respect to a Mortgage Loan during the period ending on the most recent Determination Date, the Servicing Fee with respect to such Mortgage Loan;

(6)           to pay to itself as additional servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any prepayment penalties or premiums relating to any Principal Prepayments; provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;

(7)           to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.04, 3.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Purchaser);

(8)           to remove any amounts deposited into the Collection Account in error;

(9)           to clear and terminate the Collection Account upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement;

(10)           to reimburse itself for LPMI Fees, if any; and

(11)           to remit to Purchaser payments on account of Buydown Funds as applicable.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section.

Section 5.06               Establishment of Escrow Accounts; Deposits in Escrow.  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by a certification in the form shown on Exhibit 5.06-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form shown on Exhibit 5.06-2 attached hereto, in the case of an account held by a depository other than the Servicer, such depository having been consented to by the Purchaser.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

The Servicer shall deposit in each Escrow Account on a daily basis within two (2) Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.

Section 5.07               Permitted Withdrawals From Escrow Accounts.  Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property in accordance with the terms of the related Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan, (viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 5.08                Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.  With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy or LPMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  If a Mortgage does not provide for Escrow Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

The Servicer shall maintain in full force and effect a Primary Insurance Policy or LPMI Policy, conforming in all respects to the description set forth in Section 3.03(29), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required.  Such coverage will be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80% or until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998.  The Servicer shall assure that all premiums due under any Primary Insurance Policy or LPMI Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so.  The Servicer shall not cancel or refuse to renew any Primary Insurance Policy or LPMI Policy in effect on the Funding Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy or LPMI Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer that satisfies the standards set forth in Section 3.03(29).  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy or LPMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy or LPMI Policy.  If such Primary Insurance Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy or LPMI Policy as provided above.  If the insurer shall cease to be an insurer acceptable under the PHH Guidelines, the Servicer shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another insurer acceptable under the PHH Guidelines a replacement insurance policy.

Purchaser, in its sole discretion, at any time, may (i) either obtain an additional LPMI Policy on any Mortgage Loan which already has an LPMI Policy in place, or (ii) obtain a LPMI Policy for any Mortgage Loan which does not already have a LPMI Policy in place.  In any event, the Servicer agrees to administer such LPMI Policies in accordance with the Agreement or any Reconstitution Agreement.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Insurance

Policy or LPMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy or LPMI Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 5.05.

Section 5.09                 Transfer of Accounts.  The Servicer may transfer the Collection Account, the Buydown Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and (ii) concurrently upon any such transfer, the Servicer shall give written notice thereof to the Purchaser.  Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

Section 5.10                  Maintenance of Hazard Insurance.  The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid Principal Balance of such Mortgage Loan or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

If any Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the outstanding principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (assuming that the area in which such Mortgaged Property is located is participating in such program).

The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided that the Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder’s rating of B+ or better and a financial size category of III or better in Best’s Key Rating Guide, or (2) a general policyholder’s rating of “A” or “A-” or better in Best’s Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located.  Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd’s of London or, if it is the only coverage available, coverage under a state’s Fair Access to Insurance Requirement (FAIR) Plan.  If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 5.11.

Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account within two Business Days after receipt, subject to withdrawal in accordance with Section 5.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11                  Maintenance of Mortgage Impairment Insurance Policy.  If the Servicer obtains and maintains a blanket policy issued by an issuer that has a Best’s Key rating of A+:V insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 5.10 and there shall have been one or more losses which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause; provided that the Servicer shall not be entitled to obtain reimbursement therefor.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 5.12                   Fidelity Bond; Errors and Omissions Insurance.  The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae and Freddie Mac on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the “Mortgage Banker’s Blanket Bond” and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage Loan not being satisfied in accordance with the procedures set forth in Section 7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons.  Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide and by Freddie Mac in the Freddie Mac Servicing Guide.  The Servicer shall cause to be delivered to the Purchaser on or before the Funding Date:  (i) a certified true copy of the Fidelity Bond and insurance policy; (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser; and (iii) written evidence reasonably satisfactory to the Purchaser that such Fidelity Bond or insurance policy provides that the Purchaser is a beneficiary or loss payee thereunder.

Section 5.13                    Management of REO Properties.  If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an “REO Property”), the deed or certificate of sale shall be taken in the name of the Servicer, or in the event the Servicer notifies the Purchaser that the Servicer is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  The Servicer (acting alone or through a subservicer), on behalf of the Purchaser, shall, subject to Section 5.01(3)(c), dispose of any REO Property pursuant to Section 5.14.  Unless an appraisal prepared by an MAI Appraiser who is Independent in accordance with the provisions of 12 C.F.R. 225.65 shall have been obtained in connection with the acquisition of such REO Property, promptly following any acquisition by the Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property.  The Servicer shall promptly notify the Purchaser of the results of such appraisal.  The Servicer shall also cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicer’s Mortgage File and copies thereof shall be forwarded by the

Servicer to the Purchaser.  The Servicer shall also furnish to the Purchaser the applicable reports required under Section 8.01.

Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(3)(c)), to do any and all things in connection with any REO Property as are consistent with the servicing standards set forth in Section 5.01.  In connection therewith, the Servicer shall deposit or cause to be deposited on a daily basis in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition.  Subject to Section 5.15, the Servicer shall withdraw (without duplication) from the Collection Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1)           all insurance premiums due and payable in respect of such REO Property;

(2)           all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(3)           all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred by any “managing agent” retained by the Servicer in connection with the maintenance, management or operation of such REO Property);

(4)           all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and

(5)           all other reasonable costs and expenses, including reasonable attorneys’ fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to Section 6.04, advance the amount of funds required to cover the shortfall with respect thereto.  The Servicer shall promptly notify the Purchaser in writing of any failure by the Servicer to make a Servicing Advance of the type specified in clauses (1) or (2) above (irrespective of whether such Servicing Advance is claimed to be non-recoverable by the Servicer pursuant to Section 6.04).

Following the consummation of an REO Disposition, the Servicer shall remit to the Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.14                    Sale of Specially Serviced Mortgage Loans and REO Properties.  Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the Servicer shall offer to sell any REO Property in the manner that is in the best interests of the Purchaser or other owner of the REO, but no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property on or prior to the time specified in Section 5.15.  In accordance with the servicing standards set forth in Section 5.01, the Servicer or designated agent of the Servicer shall solicit bids and offers from Persons for the purchase of any Specially Serviced Mortgage Loan or REO Property and, upon receipt thereof, promptly (but in any event within 3 Business Days) present such bids and offers to the Purchaser.  The Servicer shall not accept any bid or offer for any Specially Serviced Mortgage Loan or REO Property except in compliance with Section 5.01(3)(c).  The Purchaser may reject any bid or offer if the Purchaser determines the rejection of such bid or offer would be in the best interests of the Purchaser.  The Purchaser shall notify the Servicer of such determination within three (3) Business Days of notice of any such bids from the Servicer.  If the Purchaser rejects any bid or offer, the Servicer shall, if appropriate, seek an extension of the 3 year period referred to in Section 5.15.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith.  The terms of sale of any Specially Serviced Mortgage Loan or REO Property shall be in the sole discretion of the Purchaser.  Any sale of a Specially Serviced Mortgage Loan or any REO Disposition shall be without recourse to, or representation or warranty by, the Purchaser or the Servicer, and, if consummated in accordance with the terms of this Agreement, then the Servicer shall have no liability to the Purchaser with respect to the purchase price therefor accepted by the Purchaser.  The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in (a) if such sale is an REO Disposition, in the Collection Account in accordance with Section 5.13 and (b) in any other circumstance, the Collection Account in accordance with Section 5.04.

Section 5.15                    Realization Upon Specially Serviced Mortgage Loans and REO Properties.  Subject to Section 5.01(3)(c), the Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with prudent lending practices, be made for collection of delinquent payments pursuant to Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 5.01.  The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced Mortgage Loan.  The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property.  Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and may, subject to Section 5.01(3)(c) and incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, for the period to the sale of such REO Property.

Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the Servicer shall not on the Purchaser’s behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan.  If the Purchaser acquires any real property (or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and Section 5.14 as soon as possible but in no event later than 3 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

Any recommendation of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Property, net of reimbursement to the Servicer for Servicing Advances and fees for work-out compensation in accordance with the Freddie Mac Servicing Guide, incurred with respect to such REO Property under Section 5.13, shall be applied to the payment of the costs and expenses set forth in Section 5.13(4), with any remaining amounts to be promptly deposited in the Collection Account in accordance with Section 5.13.

If, in the exercise of its servicing obligations with respect to any Mortgaged Property hereunder, the Servicer deems it is necessary or advisable to obtain an Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 5.13(4).  Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or re mediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as “Environmental Conditions Precedent to Foreclosure.”)  If any such Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing Environmental Conditions Precedent to Foreclosure or to proceed as set forth below (such additional testing thereafter being included in the term “Environmental Assessment”).

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.15 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser.  If, pursuant to Section 5.01(3)(c), the Purchaser has notified the Servicer in writing to proceed against such Mortgaged Property, then the Servicer shall so proceed.  The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with this Section 5.15 establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property and, in accordance with Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such Mortgaged Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as it deems to be in the best economic interest of the Purchaser (other than proceeding against the Mortgaged Property or directly or indirectly becoming the owner or operator thereof) as determined in accordance with the servicing standard set forth in Section 5.01 and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3)(c) and, if such action is approved by the Purchaser, (a) keep the Purchaser apprised of the progress of such action; and (b) take such action in compliance with all applicable Environmental Laws.

Section 5.16                     Investment of Funds in the Collection Account.  The Servicer may direct any depository institution which holds the Collection Account to invest the funds in the

Collection Account in one or more Permitted Investments bearing interest.  All such Permitted Investments shall be held to maturity, unless payable on demand.  In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

(a)           consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(b)           demand payment of all amounts due thereunder promptly upon determination by the Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05.  The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted Investment immediately upon realization of such loss.

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Purchaser may elect to take such action, or instruct the Servicer to take such action, as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, at the expense of the Servicer.

Section 5.17                     MERS.  In the case of each MERS Mortgage Loan, the Servicer shall, as soon as practicable after the Purchaser’s request (but in no event more than 30  days thereafter with respect to each Mortgage Loan that was a MERS Mortgage Loan as of the Funding Date, or 90 days thereafter with respect to each Mortgage Loan that was a MERS Eligible Mortgage Loan as of the Funding Date and subsequent to the Funding Date becomes a MERS Mortgage Loan), the Servicer shall take such actions as are necessary to cause the Purchaser to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  Each of the Purchaser and the Servicer shall maintain in good standing its membership in MERS.  In addition, each of the Purchaser and the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.  With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans.  The Servicer shall cooperate with the Purchaser and any successor owner or successor servicer to the extent necessary to ensure that any transfer of ownership or servicing is appropriately reflected on the MERS system.

Section 5.18                     Pledged Asset Mortgage Loans,

(a)           Representations of Servicer

(1)           Servicer hereby represents and warrants to Purchaser that prior to its assignment to Purchaser of the security interest in and to any Pledged Assets set forth in Section 5.18(b) hereof, Servicer had a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a first priority perfected security interest in each such asset contained in such Securities Account and following Servicer’s assignment of the Pledged Asset Agreements and such security interest in and to any Pledged Assets, Purchaser has a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a perfected first priority security interest in each such asset contained in such Securities Account.  Servicer hereby represents and warrants to Purchaser that prior to the related Pledged Asset Servicer’s assignment to the Servicer of the security interest in and to any Pledged Assets, the related Pledged Asset Servicer had a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a first priority perfected security interest in each such asset contained in such Securities Account and following such Pledged Asset Servicer’s assignment of the Pledged Asset Agreements and such security interest in and to any Pledged Assets, the Servicer had a first priority perfected security interest in each Securities Account, and/or, if necessary to perfect a first priority security interest in each asset contained in such Securities Account, a perfected first priority security interest in each such asset contained in such Securities Account.

(2)           Servicer represents and warrants to Purchaser that each Pledged Asset Mortgage Loan is insured under the terms and provisions of a Surety Bond subject to the limitations set forth therein.   Servicer covenants that within 2 Business Days after the Funding Date for any purchase of Pledged Asset Mortgage Loans, Servicer will deliver to each Surety Bond Issuer any instrument required to be delivered under the related Surety Bond, executed by the necessary parties, and that all other requirements for transferring coverage under the related Surety Bonds in respect of such Pledged Asset Mortgage Loans to the Purchaser shall be complied with.  Servicer shall indemnify Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that are related to or arise from the non-payment of Required Surety Payments with respect to the Pledged Asset Mortgage Loans purchased by Purchaser from applicable Seller under this Agreement.  The indemnification obligation provided in this subparagraph 2 with respect to each Pledged Asset Mortgage Loan shall expire upon receipt by the related Surety Bond Issuer of the necessary documentation referred to in this paragraph, signed by the appropriate parties thereto.

(3)           Servicer represents and warrants that the assignment of rights to Purchaser under each Surety Bond, as described herein, will not result in Purchaser assuming any obligations or liabilities of Servicer with respect thereto.

(4)           Servicer represents and warrants that each Pledged Asset Servicing Agreement and the Pledge Agreements are in full force and effect as of the Funding Date and their provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder.  Servicer represents to Purchaser that as of the Funding Date, neither Servicer nor any Pledged Asset Servicer is in default under the related Pledged Asset Servicing Agreement.

(b)           Assignment of Security Interest.

(1)           With respect to each Pledged Asset Mortgage Loan sold to Purchaser under this Agreement, the Servicer hereby assigns to the Purchaser its security interest in and to any related Pledged Assets, all of its rights in each related Pledge Agreement, its right to receive amounts due or to become due in respect of any related Pledged Assets and its rights as beneficiary under the related Surety Bond in respect of any Pledged Asset Mortgage Loans.

(c)           Servicing of Pledged Assets.

(1)           The parties acknowledge that pursuant to each Pledged Asset Servicing Agreement between Servicer and the related Pledged Asset Servicer, the Securities Accounts and other Pledged Assets in which Purchaser shall (pursuant to the terms of this Agreement) have a security interest, shall continue to be maintained and serviced by such Pledged Asset Servicer.  Servicer represents and warrants that the terms of each Pledged Asset Servicing Agreement are not inconsistent with any of the provisions of this Agreement.  Subject to subsection (c)(2) below, the Servicer shall service and administer the Securities Accounts and other Pledged Assets, in accordance with (i) prudent business practices and procedures employed in the industry to administer securities accounts and additional collateral similar to that securing the Pledged Asset Mortgage Loans; (ii) the terms of the related Pledge Agreements; and (iii) the terms of this Agreement.  Servicer’s obligations under this Section 5.18(c) will be subject to the provisions of Section 9.04 hereof.

(2)           Notwithstanding any other provision of this Agreement to the contrary, except as provided below in this subsection (c)(2), the Servicer shall have no duty or obligation to service and administer the Pledged Assets, and the Servicer shall not be deemed to be the Pledged Asset Servicer with respect to any Pledged Asset Mortgage Loan, unless and until the related Pledged Asset Servicer’s obligations to administer the Pledged Asset as provided in the related Pledged Asset Servicing Agreement have been terminated with respect to such Pledged Asset Mortgage Loans sold hereunder, in which case the Servicer shall be bound to service and administer the related Pledged Assets and the related Surety Bond in accordance with the provisions of this Agreement and the related Pledge Agreements, from the date of such termination.  The Servicer shall enforce the obligations of each Pledged Asset Servicer to service and administer the Pledged Assets as provided in the related Pledged Asset Servicing Agreement, and shall take appropriate action thereunder if any Pledged Asset Servicer fails to substantially comply with its obligations to administer the Pledged Assets.  Such enforcement, including without limitation, the legal prosecution of claims, termination of the related Pledged Asset Servicing Agreement with respect to the related Pledged Asset Mortgage Loans, and the pursuit of other appropriate remedies, shall be carried out as the Servicer, in its good faith business judgment, would require were it the owner of the related Securities Accounts and other Pledged Assets.  Without in any way limiting any other remedies set forth herein, Servicer shall indemnify Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, “Losses”) that arise with respect to Pledged Asset Mortgage Loans purchased by Purchaser from Servicer hereunder, provided that (i) such Losses are caused by the related Pledged Asset Servicer’s failure to administer the Pledged Assets as provided in the related Pledged Asset Servicing Agreement and in a manner consistent with the standard set forth in subsection (c)(l) above, (ii) the indemnification contained in this subsection (c)(2) will in no event exceed the Original Pledged Asset Requirement for the related Pledged Asset Mortgage Loan, and (iii) such indemnification liability shall be offset to the extent that the Losses are covered by a Required Surety Payment.

(3)           The related Pledged Asset Servicer shall use its best reasonable efforts to realize upon any related Pledged Assets for such of the Pledged Asset Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments; provided that the related Pledged Asset Servicer shall not obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the related Pledged Asset Servicer shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Servicer shall proceed with any acquisition of REO Property in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan.  Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 5.05 hereof; provided, that such proceeds shall not be so deposited if the Required Surety Payment in respect of such Pledged Asset Mortgage Loan has been deposited in the Collection Account or otherwise paid to the Purchaser (except to the extent of any such proceeds taken into account in calculating the amount of the Required Surety Payment).

(4)           Servicer’s obligations to administer the Securities Accounts shall terminate upon termination of the related Pledged Asset Agreement.  Purchaser acknowledges coverage under the terms and provisions of the related Surety Bond as to any particular Pledged Asset Mortgage Loan shall terminate upon termination of the related Pledged Asset Agreement; provided, however, that such termination shall not affect claims arising under this Agreement or the related Surety Bond prior to the date of termination of the related Pledged Asset Agreement.

(5)           The Pledged Asset Servicer with respect to each Pledged Asset Mortgage Loan may, without the consent of the Purchaser, amend or modify a Pledged Asset Agreement in any non-material respect to reflect administrative or account changes, provided that the same are consistent with the PHH Guide.

(d)           Surety Bonds

(1)           If a Required Surety Payment is payable pursuant to the related Surety Bond with respect to any Pledged Asset Mortgage Loan, as determined by the Servicer, the related Pledged Asset Servicer shall so notify the related Surety Bond Issuer promptly.  The Servicer shall cause the prompt completion of any necessary documentation relating to the related Surety Bond and shall cause the prompt submission of such documentation to the related Surety Bond Issuer as a claim for a required surety.  The Purchaser shall execute such documentation if requested by the related Pledged Asset Servicer.

(2)           In the event that the Servicer receives a Required Surety Payment from a Surety Bond Issuer on behalf of the Purchaser, the

Servicer shall deposit such Required Surety Payment in the Collection Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions hereof applicable to Insurance Proceeds.

Purchaser will cooperate with Servicer to transfer to Purchaser the coverage of each Surety Bond in respect of the related Pledged Asset Mortgage Loans.

Section 5.19                     Establishment of and Deposits to Buydown Account.

(a)           The Servicer shall segregate and hold all Buydown Funds collected and received pursuant to the Buydown Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Buydown Accounts, in the form of time deposit or demand accounts, titled “PHH Mortgage Corporation, in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors,” in the case of PHH Mortgage and “Bishop’s Gate Residential Mortgage Trust, in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors,” in the case of the Trust.  The Buydown Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  Upon request of the Purchaser and within ten (10) days thereof, the Servicer shall provide the Purchaser with written confirmation of the existence of such Buydown Account.  Funds deposited in the Buydown Account may be drawn on by the Servicer in accordance with this Section 5.19.

(b)           The Servicer shall, from time to time, withdraw funds from the Buydown Account for the following purposes:

(1)           on or prior to each Remittance Date, to deposit in the Custodial Account in the amounts and in the manner provided for in Section 5.04(11);

(2)           to transfer funds to another Qualified Depository in accordance with Section 5.09 hereof;

(3)           to withdraw funds deposited in error; and

(4)           to clear and terminate the Buydown Account upon the termination of this Agreement.

(c)           Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer may employ the Escrow Account as the Buydown Account to the extent that the Servicer can separately identify any Buydown Funds deposited therein.

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related PMI Policy) the Servicer shall, on the Remittance Date following the date upon which Liquidation

Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Buydown Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in it entirety during the related Buydown Period, the Servicer shall be required to withdraw from the Buydown Account any Buydown Funds remaining in the Buydown Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement.  If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Buydown Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Servicer shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Buydown Account, together with any amounts required to be deposited into the Custodial Account.

ARTICLE VI

REPORTS; REMITTANCES; ADVANCES

Section 6.01                     Remittances. (1) On each Remittance Date, the Servicer shall remit to the Purchaser (a) all amounts credited to the Collection Account as of the close of business on the last day of the related Due Period and all Principal Prepayments credited to the Collection Account as of the close of business on the last day of the related Prepayment Period (including (1) the amount of any Payoff, together with interest thereon at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.13), net of charges against or withdrawals from the Collection Account in accordance with Section 5.05, which charges against or withdrawals from the Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, (i) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period and (ii) any amounts attributable to Buydown Funds relating to a future Due Period being held in the Custodial Account.

(1)           All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser by wire transfer of immediately available funds according to the instructions that will be provided by Purchaser to the Servicer.

(2)           With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate (as published in the Wall Street Journal) plus 2 percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  Neither the payment by the Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default.

Section 6.02                     Reporting.  On or before the 5th business day of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports in the form of Exhibits 6.02(a) through 6.02(g) attached hereto with respect to the most recently ended Monthly Period.  Such monthly accounting reports shall include information as to the aggregate Unpaid Principal Balance of all Mortgage Loans, the scheduled amortization of all Mortgage Loans, any delinquencies as of the most recently ended Due Period and the amount of any Principal Prepayments as of the most recently ended Prepayment Period.

The Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 6.03                      Monthly Advances by the Servicer. (1) Not later than the close of business on the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.  The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which represent Prepaid Monthly Payments; provided, however, that the Servicer must meet the criteria of the Rating Agencies at the time that the Servicer proposes to use Prepaid Monthly Payments for the making of any Monthly Advance required to be made by the Servicer pursuant to this Agreement.

(1)           The Servicer’s obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers’ Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that an advance with respect to such Mortgage Loan would constitute a Non-recoverable Advance.

Section 6.04                     Non-recoverable Advances.  The determination by the Servicer that it has made a Non-recoverable Advance or that any Monthly Advance or Servicing Advance, if made, would constitute a Non-recoverable Advance shall be evidenced by an Officers’ Certificate delivered to the Purchaser detailing the reasons for such determination.

Section 6.05                     Itemization of Servicing Advances.  The Servicer shall provide the Purchaser with an itemization of all Servicing Advances incurred or made by the Servicer hereunder as the Purchaser may from time to time reasonably request.

Section 6.06                     Officer’s Certificate.  The Seller shall deliver to the Purchaser an Officer’s Certificate in the form attached hereto as Exhibit 9 on the Initial Funding Date and upon Purchaser’s reasonable request thereafter.

Section 6.07                     Compliance with REMIC Provisions.  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC )including but not limited to the tax on “prohibited transactions” as defined in Section 860G(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(D) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any tax.

ARTICLE VII

GENERAL SERVICING PROCEDURE

Section 7.01                     Enforcement of Due-on-Sale Clauses, Assumption Agreements. (1) The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “ due-on-sale” clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(1)           If the Servicer is prohibited from enforcing such “due-on-sale” clause, then the Servicer will enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  (For purposes of this Section 7.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.)  If any Mortgage Loan is to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of Section 7.01(3), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.  In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the

Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Purchaser’s Mortgage File and shall, for all purposes, be considered a part of such Purchaser’s Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.

(2)           If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02                      Satisfaction of Mortgages and Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.04 have been or will be so deposited and shall request delivery to it of the Purchaser’s Mortgage File held by the Purchaser.  Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

If the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser, and, within 10 Business Days following written demand therefor from the Purchaser to the Servicer, the Servicer shall repurchase the related Mortgage Loan by paying to the Purchaser the Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser’s Account.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the Purchaser’s Mortgage File held by the Purchaser to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related mortgage documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Purchaser’s Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Purchaser’s Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03                       Servicing Compensation.  As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicing Fee.  The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full Monthly Payment in respect of such Mortgage Loan.  Additional servicing compensation in the form of assumption fees, as provided in Section 7.01, late payment charges and other servicer compensation for modifications, short sales, and other shall be retained by the Servicer to the extent not required to be deposited in the Collection Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04                       Annual Statement as to Compliance.  The Servicer will deliver to the Purchaser on or before March 15, 2006, an Officers’ Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 7.05                       Annual Independent Certified Public Accountants’ Servicing Report.  On or before March 15, 2006, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Servicer generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 7.06                       Purchaser’s Right to Examine Servicer Records.  The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon ten days advance notice any and all of (i) the Servicing Files and any credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.  The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

Section 7.07                       Annual Certification.  In the event that any of the Mortgage Loans purchased by the Purchaser pursuant to the terms of this Agreement are subject to a Securitization, the Servicer will deliver to the Purchaser, on or before March 15 of each year commencing in the year immediately following such Securitization, a certification substantially in the form attached hereto as Exhibit 12.

ARTICLE VIII

REPORTS TO BE PREPARED BY THE SERVICER

Section 8.01                        The Servicer’s Reporting Requirements.

Electronic Format.  If requested by the Purchaser, the Servicer shall supply any and all information regarding the Mortgage Loans and the REO Properties, including all reports required to be delivered pursuant to Section 5.03, Section 6.02 and this Section 8.01, to the Purchaser in electronic format reasonably acceptable to Purchaser, unless otherwise limited by the servicing system utilized by the Servicer.

Additional Reports; Further Assurances.  On or before the 3rd Business Day preceding each Determination Date, the Servicer shall deliver to the Purchaser (i) a report, acceptable to the Purchaser, describing in reasonable detail all Mortgage Loans that are 90 days or more delinquent and the Servicer’s activities in connection with such delinquencies and (ii) a report (substantially in the form of Exhibit 8.01 attached hereto) with respect to delinquent Mortgage Loans.  Utilizing resources reasonably available to the Servicer without incurring any cost except the Servicer’s overhead and employees’ salaries, the Servicer shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser with respect to Mortgage Loans or REO Properties (provided the Purchaser shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Purchaser, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request.  If any of such reports are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, then the Purchaser shall pay to the Servicer a fee mutually agreed to by the Purchaser and the Servicer taking into account the Servicer’s actual time and cost in preparing such reports.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02                       Financial Statements.  The Servicer understands that, in connection with marketing the Mortgage Loans, the Purchaser may make available to any prospective purchaser of the Mortgage Loans the Servicer’s audited financial statements for its fiscal year 2005 and its audited financial statements for fiscal year 2006, together with any additional statements provided pursuant to the next sentence.  During the term hereof, the Servicer will deliver to the Purchaser audited financial statements for each of its fiscal years following the Funding Date and all other financial statements prepared following the Funding Date to the extent any such statements are available upon request to the public at large.

The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer’s ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLE IX

THE SELLERS

Section 9.01                      Indemnification; Third Party Claims.  Each Seller shall indemnify and hold harmless the Purchaser, its directors, officers, agents, employees, and assignees (each, an “Indemnified Party”) from and against any costs, damages, expenses (including reasonable attorneys’ fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses (“Losses”) suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by such Seller of any of its representations and warranties contained in Article III or (ii) a breach by such Seller of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in strict compliance with the terms hereof and in accordance with the standard of care in Section 9.03.  The applicable Seller shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property (ii) assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Purchaser in respect of such claim.  Nothing contained herein shall prohibit the Purchaser, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither Seller shall be obligated to pay or comply with any settlement to which it has not consented.  The Servicer shall be reimbursed from amounts on deposit in the Collection Account for all amounts advanced by it pursuant to the second preceding sentence except when the claim in any way relates to the Servicer’s indemnification pursuant to this Section 9.01.

Section 9.02                      Merger or Consolidation of the Seller.  Each Seller will keep in full effect its existence, rights and franchises as a corporation or a Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Seller’s assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller (whether or not related to loan servicing), shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Seller shall not, without the prior written approval of the Purchaser, be a party to any such merger, conversion or consolidation, or sell or otherwise dispose of all or substantially all of its business or assets if, (i) as a result of such merger, conversion or consolidation, sale or other disposition, an Event of Default under Section 10.01 hereof would exist with respect to such successor Seller or (ii) such successor (a) is a servicer that is not in good standing with Fannie Mae or Freddie Mac or (b) has a net worth of less than $25,000,000.

Section 9.03                       Limitation on Liability of the Sellers and Others.  Neither the Sellers nor any of the officers, employees or agents of the Sellers shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith; provided that this provision shall not protect the Sellers or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder.  The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability; provided that the Sellers may in their discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Sellers shall be entitled to be reimbursed therefor out of the Collection Account.  This indemnity shall survive the termination of this Agreement.

Section 9.04                       Servicer Not to Resign.  With respect to the retention by PHH Mortgage of the servicing of the Mortgage Loans and the REO Properties hereunder, PHH Mortgage acknowledges that the Purchaser has acted in reliance upon PHH Mortgage’s Independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Consequently, PHH Mortgage shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) with the approval of the Purchaser, such approval not to be unreasonably withheld, or (ii) 3 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by PHH Mortgage.  Any determination permitting the transfer of the servicing rights or the resignation of PHH Mortgage under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser.

ARTICLE X

DEFAULT

Section 10.01                      Events of Default.  In case one or more of the following events shall occur and be continuing:

(1)           any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days unless such failure to remit is due to a cause beyond the Servicer’s control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the Servicer gives the Purchaser notice of such cause promptly and uses its reasonable efforts to correct such failure to remit and does so remit within 2 Business Days following the end of the duration of the cause of such failure to remit;

(2)           any failure on the part of a Seller/Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Seller/Servicer set forth in this Agreement which continues unremedied for a period of 15 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller/Servicer by the Purchaser; provided that such 15-day period shall not begin with respect to any failure to cure, repurchase or substitute in accordance with Sections 2.04 and/or 3.04 until the expiration of the cure periods provided for in Sections 2.04 and/or 3.04, as applicable;

(3)           any filing of an Insolvency Proceeding by or on behalf of a Seller/Servicer, any consent by or on behalf of a Seller/Servicer to the filing of an Insolvency Proceeding against a Seller/Servicer, or any admission by or on behalf of a Seller/Servicer of its inability to pay its debts generally as the same become due;

(4)           any filing of an Insolvency Proceeding against a Seller/Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5)           any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of a Seller/Servicer;

(6)           any failure or inability of PHH Mortgage to be eligible to service Mortgage Loans for Fannie Mae or Freddie Mac;

(7)           any sale, transfer, assignment, or other disposition by a Seller/Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by a Seller/Servicer of this Agreement or any of a Seller’s/Servicer’s rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by a Seller/Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser; or

(8)           any failure by the Seller to be in compliance with applicable “doing business” or licensing laws of any jurisdiction where Mortgaged Property is located;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Sellers may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Sellers under this Agreement and in and to the Mortgage Loans and the proceeds thereof subject to Section 12.01, without the Purchaser’s incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this Section 10.01, this Agreement and all authority and power of the Sellers hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease.  On or after the receipt by the Sellers of such written notice, all authority and power of the Sellers under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease.  Notwithstanding the occurrence of an Event of Default, the Sellers or the Servicer, as applicable, shall be entitled to all amounts due to such party and remaining unpaid on such date of termination.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 9.04) of the Servicer hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans, or (ii) the predecessor servicer shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS system to the successor servicer or (y) in causing MERS to designate on the MERS system the successor servicer as the servicer of such Mortgage Loan.

ARTICLE XI

TERMINATION

Section 11.01                      Term and Termination. (1) The servicing obligations of the Servicer under this Agreement may be terminated as provided in Section 10.01 hereof.

(1)           The Purchaser may, at its option and with the prior consent of the Servicer, terminate this Agreement, and any rights of the Servicer hereunder, without cause.  Any such notice of termination shall be in writing and delivered to the Sellers and any Rating Agency by registered mail as provided in Section 12.03 hereof.  Upon such termination, the Servicer shall be entitled to receive, as such liquidated damages, an amount equal to 2.5% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Servicer with respect to all of the Mortgage Loans.

(2)           In any case other than as provided under Subsection (1) or (2) hereof, the respective obligations and responsibilities of the Sellers hereunder shall terminate upon:  (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3)           Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all Servicer Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer’s sole expense.  In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer’s servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02                      Survival.  Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) that, by their terms, require performance after the termination by this Agreement, shall survive the delivery and payment for the Mortgage Loans on each Funding Date as well as the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns.  Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser’s behalf.

ARTICLE XII

GENERAL PROVISIONS

Section 12.01                      Successor to the Servicer.  Upon the termination of the Servicer’s servicing responsibilities and duties under this Agreement pursuant to Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  If the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The termination of the Servicer’s servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to Section 2.04 and/or 7.02, the representations and warranties or other obligations set forth in Sections 2.04, 3.01, 3.02 and 3.03 and the remedies available to the Purchaser under the various provisions of this Agreement.  In addition, such termination shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds.  The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liability of the Servicer.  The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which could otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor Servicer.

Section 12.02                      Governing Law.  This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principals of conflicts of laws.  The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03                      Notices.  Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention:  Howard Altarescu, (ii) in the case of the PHH Mortgage, PHH Mortgage Corporation, 3000 Leadenhall Road, Mt.  Laurel, NJ 08054, Attention:  Vice President of Servicing and (iii) in the case of the Trust, c/o PHH Mortgage Corporation, as Administrator, 3000 Leadenhall Road, Mt.  Laurel, NJ 08054, Attention:  Peter A. Thomas, Vice President of Servicing, or such other address as may hereafter be furnished to the Purchaser in writing by the applicable Seller.

Section 12.04                      Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05                       Schedules and Exhibits.  The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06                       General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2)           any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4)           references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5)           a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6)           a reference to a “day” shall be a reference to a calendar day;

(7)           the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8)           the terms “include” and “including” shall mean without limitation by reason of enumeration .

Section 12.07                       Waivers and Amendments, Noncontractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08                       Captions.  All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09                       Counterparts; Effectiveness.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.

Section 12.10                        Entire Agreement; Amendment.  This Agreement (including the schedules and exhibits annexed hereto or referred to herein), together with the PHH Guide, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.  No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11                        Further Assurances.  Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.  The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

Notwithstanding any other provision of this Agreement, in connection with any Securitization the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be reasonably necessary, in the reasonable judgment of the Purchaser and its counsel, to comply with any rules promulgated by the Securities and Exchange Commission (the “Commission”) and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”); provided, however, that the Servicer is provided the opportunity to negotiate such modifications and amendments and (ii) promptly upon request provide to the Purchaser for inclusion in any prospectus or periodic report such written information regarding the Servicer, its business, experience, financial condition, loan portfolio, servicing policies and procedures, other securitizations to which the Servicer was a party, information regarding material litigation or governmental actions or proceedings involving the Servicer or its Affiliates, and such other matters, including as applicable statistical data to be necessary to comply with any SEC Rules and in accordance with the best business practices of the servicing industry, and to indemnify and hold harmless the Purchaser and each controlling person, Affiliate, officer, director, employee or agent of the Purchaser for any and all liabilities, losses and expenses arising under the Securities Act of 1933, as amended, in connection with any material misstatement contained in such written information or any omission of a material fact the inclusion of which was necessary to make such written information not misleading, as shall be more fully provided in an indemnification agreement to be negotiated by the Purchaser and Servicer.

Section 12.12                        Intention of the Seller.  Each Seller intends that the conveyance of such Seller’s right, title and interest in and to the Mortgage Loans to the Purchaser shall constitute a sale and not a pledge of security for a loan.  If such conveyance is deemed to be a pledge of security for a loan, however, the applicable Seller intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  Each Seller also intends and agrees that, in such event, (i) the applicable Seller shall be deemed to have granted to the Purchaser and its assigns a first priority security interest in such Seller’s entire right, title and interest in and to the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans, all amounts held from time to time in the accounts mentioned pursuant to this Agreement and all reinvestment earnings on such amounts, together with all of the applicable Seller’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law.  All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

ARTICLE XIII

COMPLIANCE WITH REGULATION AB

Section 13.01                         Intent of the Parties; Reasonableness.  The Purchaser, each Seller and the Servicer acknowledges and agrees that the purpose of Article XIII of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller and the Servicer acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  Each Seller and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Sellers and the Servicer shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Sellers, the Servicer, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller and the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 13.02                          Additional Representations and Warranties of the Sellers and the Servicer.

(a)           Each Seller and/or the Servicer, as applicable, as to itself, shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date:  (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by such Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by such Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to any Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 13.03, each Seller and the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 13.03                          Information to Be Provided by each Seller or the Servicer.  In connection with any Securitization Transaction, the Sellers or the Servicer shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by any Seller or the Servicer, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)           If so requested by the Purchaser or any Depositor, the Sellers shall provide such information regarding (i) each Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)           the originator’s form of organization;

(B)           a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against each Seller, each Third-Party Originator and each Subservicer; and

(D)           a description of any affiliation or relationship between each Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Sellers, by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(b)           If so requested by the Purchaser or any Depositor, the Sellers shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Sellers, if any Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator.  Such Static Pool Information shall be prepared by each Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Sellers (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Sellers, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, each Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to such Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)           If so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (the Servicer and each Subservicer, for purposes of this paragraph, a “Transaction Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

(A)           the Transaction Servicer’s form of organization;

(B)           a description of how long the Transaction Servicer has been servicing residential mortgage loans; a general discussion of the Transaction Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Transaction Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Transaction Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Transaction Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Transaction Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)           the extent of outsourcing the Transaction Servicer utilizes;

(3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Transaction Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)           whether the Transaction Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)           such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Transaction Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Transaction Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Transaction Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)           information regarding advances made by the Transaction Servicer on the Mortgage Loans and the Transaction Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Transaction Servicer to the effect that the Transaction Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Transaction Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Transaction Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)           information as to how the Transaction Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(d)           If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, each Seller and the Servicer shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against such Seller or the Servicer, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between such Seller or the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)           In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Purchaser or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement in connection with the applicable Securitization Transaction.

Section 13.04                          Servicer Compliance Statement.  On or before March 1 of each calendar year, commencing in 2007, the Servicer shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 13.05                           Report on Assessment of Compliance and Attestation(1).  (a)  On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:

(i)                deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 13 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(ii)                deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)                cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 13.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)                if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 12.

Each Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor  will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 13.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 13 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 13.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 13.06.

Section 13.06                            Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicers under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a)           It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.02, 13.03(c) and (e), 13.04, 13.05 and 13.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 13.03(d) of this Agreement.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification  under Section 13.05 as and when required to be delivered.

(b)           It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance reasonably satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.05 and 13.07 of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.05, in each case as and when required to be delivered.

Section 13.07                            Indemnification; Remedies.

(a)           Each Seller and the Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction:  each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)                (A)           any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Article XIII by or on behalf of any Seller or the Servicer, or provided under this Article XIII by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)                any failure by any Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XIII, including (except as provided below) any failure by the Servicer to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)                any breach by any Seller or the Servicer of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by any Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Sellers and the Servicer shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by any Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

(b)           (i)           Any failure by any Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XIII, or any breach by any Seller or the Servicer of a representation or warranty set forth in Section 13.02(a) or in a writing furnished pursuant to Section 13.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by any Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 13.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Sellers and the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Sellers and the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Sellers or the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(ii)                Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 13.04 or 13.05, including any failure by the Servicer to identify pursuant to Section 13.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)                The Sellers and the Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

GOLDMAN SACHS MORTGAGECOMPANY, a New York limited partnership

By:	GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:
Name:
Title:

PHH MORTGAGE CORPORATION (formerly known as CENDANT MORTGAGE CORPORATION)

By:
Name: Peter A. Thomas
Title: Vice President

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)

By:	PHH Mortgage Corporation, as Administrator

By:
Name: Peter A. Thomas
Title: Vice President

Schedule B-1

CONTENTS OF PURCHASER’S MORTGAGE FILE

With respect to each Mortgage Loan, the Purchaser’s Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the applicable Seller or delivered to the Purchaser pursuant to the provisions of the Sellers’ Warranties and Servicing Agreement.

To be Delivered 5 days prior to Closing Date:

1.           The original Mortgage Note bearing all intervening endorsements, endorsed, at the direction of the Purchaser either (1) “Pay to the order of “-------”, without recourse,” or (2) in blank and signed in the name of the applicable Seller by an authorized officer.  To the extent that there is no space on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Purchaser is so advised by the Seller that state law so allows

2.           If the Mortgage Loan is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording.  The Mortgage shall be assigned, at the direction of the Purchaser either (1) to “---------” or (2) with assignee’s name left blank.  The Assignment of Mortgage must be duly recorded only on the direction of the Purchaser.  If the Mortgage Loan was acquired by the applicable Seller in a merger, the Assignment of Mortgage must be made by “PHH Mortgage Corporation, successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Company while doing business under another name or under an assumed name, the Assignment must be by “PHH Mortgage Corporation formerly known as [previous name] or [PHH Mortgage Corporation dba ______________, ] respectively.

3.           With respect to each Pledged Asset Mortgage Loan, a copy of the related Control Agreement and Pledged Asset Agreement.

4.           With respect to each Pledged Asset Mortgage Loan, a copy of the UCC-1, to the extent the Pledged Asset Servicer was required to deliver such UCC-1 to Servicer, and an original form UCC-3, if applicable, to the extent the Pledged Asset Servicer was required to deliver such UCC-3 to Servicer, together with any instrument required to be delivered under the related Surety Bond for transferring coverage under such Surety Bond.

5.           With respect to each Cooperative Loan, the original Stock Certificate and related Stock Power, in blank, executed by the Mortgagor with such signature guaranteed and original Stock Power, in blank executed by the Seller provided, that if the Seller delivers a certified copy, the Seller shall deliver the original Stock Certificate and Stock Powers to the Custodian on or prior to the date which is 180 days after the related Closing Date.

6.           With respect to each Cooperative Loan, the original Acceptance of Assignment and Assumption of Lease Agreement for each Mortgage Loan, from such Seller signed by original or by facsimile signature to __________________, which assignment shall be in form and substance acceptable for recording (except for the recording information);

To be delivered within 180 days after the related Closing Date:

1.           the original Mortgage with evidence of recording thereon.  If in connection with any Mortgage Loan, the applicable Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the applicable Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the applicable Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

2.           To the extent applicable, the original of each power of attorney, surety agreement or guaranty agreement with respect to such Mortgage Loan;

3.           Originals of any executed intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the applicable Seller to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

4.           Originals of all assumption, modification and substitution agreements, if any, or, if the originals of any such assumption, modification and substitution agreements have not yet been returned from the recording office, a copy of such instruments certified by the applicable Seller to be a true copy of the original of such instruments which have been sent for recording in the appropriate jurisdictions in which the Mortgaged Properties are located.

5.           The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company, in each case, including an Environmental Protection Agency Endorsement and an adjustable-rate endorsement.

6.           With respect to each Cooperative Loan, the original Recognition Agreement and the original Assignment of Recognition Agreement;

7.           With respect to each Cooperative Loan, an Estoppel Letter and/or Consent;

8.           With respect to each Cooperative Loan, the Cooperative Lien Search;

9.           With respect to each Cooperative Loan, the guaranty of the Mortgage Note and Cooperative Loan, if any;

10.           With respect to each Cooperative Loan, the original Cooperative Pledge Agreement;

11.           With respect to each Cooperative Loan, the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank;

12.           With respect to each Cooperative Loan, the recorded state and county Financing Statements and Financing Statement Changes; and

13.           With respect to each Cooperative Loan, the original of any security agreement or similar document executed in connection with the Cooperative Loan.

From time to time, the Sellers shall forward to the Custodian additional original documents pursuant to the Agreement or additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Sellers, in accordance with the Agreement. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the “Custodial File”.

PHH Mortgage Corporation
Mortgage File Cover Sheet: Credit Documents

(Schedule B-2)

Prepared by:_________________________	Phone: _____________

Location: PHH Mortgage	Corporation Fax: ________________

Borrower Name:___________________

Loan Number:_____________________

General:

_______  1.                                Mortgage File Cover Sheet Checklist - Inside File

_______  2.                                Borrower’s Authorization to Obtain Information (Original)

_______  3.                                Fannie Mae 1008 (original) or Underwriter’s Worksheet  (CUW2)

Applications:

_______  4.  Final Signed  Typed Loan Application (Form 1003 or personal profile)

_______  5.  Initial Signed Loan Application (personal profile, handwritten or typed)

Credit Documentation:

_______  6                                Credit Report(s), Merged In-file or RMCR) (original or photocopy)

_______  7.                                Borrower’s explanations (credit, employment, etc., if applicable)

_______  8.                                VOM(s) or other form of verification(s) on all mortgages (not required  on Aus scored loans)

_______  9.                                Separation agreement, divorce decree (if applicable)

_______  10.                                Miscellaneous Credit Documents (if applicable)

Employment/Income Documentation:

_______  11.                                Copy or Original initial VOE(s); OR

_______  12.                                Paystubs dated with 30 days of closing; OR

_______  13.                                IRS Form  W-2’s Original or Copy  (for wage earner); OR

_______  14.                                IRS Form 1040’s, 1120’s, 1065’s, etc.,(2 years)for self-employed);

_______  15.                                Leases (if applicable)

________ 16.                                All documentation required to support Borrower’s cash flow for loans Originated.

Asset Documentation:

_______  17.                                Copy or Original VOD(s) or source of funds to close (if applicable)

_______  18.                                Gift Letter (if applicable) (original)

_______  19.                                Verification of original purchase price, real estate sales contract, or HUD-1 on first mortgage (if applicable)

Property Documentation:

_______  20.                                Appraisal, including original photos of subject and comps. (original)

_______  21.                                Review Appraisal or second full Appraisal (if required) (original)

_______  22.                                442 Final Inspection

_______  23.                                Copy or Original Contract of Sale

_______  24.                                Miscellaneous

EXHIBIT 2.05

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Assignment”), dated of ___________, is entered into among [________________] (the “Assignee”), Goldman Sachs Mortgage Company (the “Assignor”), PHH Mortgage Corporation, Bishop’s Gate Residential Mortgage Trust (collectively, the “Seller”), with PHH Mortgage Corporation, as the servicer (the “Servicer”).

RECITALS

WHEREAS the Assignor, the Seller and the Servicer have entered into a certain Second Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of May 1, 2006 (as amended or modified to the date hereof, the “Agreement”), pursuant to which the Assignor has acquired certain Mortgage Loans pursuant to the terms of the Agreement and Servicer has agreed to service such Mortgage Loans; and

WHEREAS the Assignee has agreed, on the terms and conditions contained herein, to purchase from the Assignor [certain] [all] of the Mortgage Loans (the “Specified Mortgage Loans”) which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”);

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.           Assignment and Assumption

(a)           On and of the date hereof, the Assignor hereby sells, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all rights related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans (other than the rights of the Assignor to indemnification under the Agreement), the Assignee hereby accepts such assignment from the Assignor and hereby agrees to the release of the Assignor from any obligations under the Agreement, to the extent of the Specified Mortgage Loans, from and after the date hereof, and each of the Seller and the Servicer hereby acknowledges such assignment, assumption and release.

(b)           On and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s ownership interests in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.

(c)           Assignor, Seller and Servicer shall have the right to amend, modify or terminate the Agreement without joinder of the Assignee with respect to mortgage loans not conveyed to

Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

2.           Accuracy of Agreement

Each of the Seller, the Servicer and the Assignor represent and warrant to Assignee that (i) attached hereto as Exhibit II is a true, accurate and complete copy of the Agreement, (ii) the Agreement is in full force and effect as of the date hereof, (iii) the Agreement has not been amended or modified in any respect and (iv) no notice of termination has been given to the Servicer thereunder.

3.           Recognition of Purchaser

From and after the date hereof, each of the Assignee, the Seller and the Servicer shall note the transfer of the Specified Mortgage Loans to the Assignee in their respective books and records and shall recognize the Assignee as the owner of the Specified Mortgage Loans, and Servicer shall service the Specified Mortgage Loans for the benefit of the Assignee pursuant to the Agreement, the terms of which are incorporated herein by reference.  It is the intention of the Seller, the Servicer, the Assignee and the Assignor that the Assignment shall be binding upon and inure to the benefit of the Assignee and the Assignor and their successors and assigns.

4.           Representations and Warranties of Assignee.  The Assignee hereby represents and warrants to the Seller, the Servicer and the Assignor as follows:

(a)           The Assignee is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Agreement or this Assignment.

(b)           The Assignee is duly and legally authorized to enter into this Assignment and to perform its obligations hereunder and under the Agreement.

(c)           This Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5.           Representations and Warranties of Assignor.  The Assignor hereby represents and warrants to the Assignee, Seller and Servicer as follows:

(a)           The Assignor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority (corporate and other) to enter into and perform its obligations under this Assignment.

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(b)           This Assignment has been duly authorized, executed and delivered by the Assignor and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)           The execution, delivery and performance by the Assignor of this Assignment and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(d)           The execution and delivery of this Assignment have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery of this Assignor, nor the consummation of the transactions therein contemplated, nor compliance by the Assignor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which Assignor is a party or by which it is bound.

(e)           There is no action, suit, proceeding or investigation pending or, to the best of the Assignor’s knowledge, threatened, against the Assignor, which, either in any one instance or in the aggregate, if determined adversely to the Assignor would adversely affect its ability to perform its obligations under this Assignment.

(f)           Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

6.           Representations and Warranties of Seller and Servicer.  Each of the Seller and the Servicer hereby represents and warrants to the Assignee and the Assignor as follows:

(a)           Each of the Seller and the Servicer is duly and legally authorized to enter into this Assignment and to perform its respective obligations hereunder and under the Agreement.

(b)           This Assignment has been duly authorized, executed and delivered by each of the Seller and the Servicer and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against each such party in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)           The representations and warranties of the Seller and the Servicer set forth in Sections 3.01 and 3.02 of the Agreement are true and correct as of the date hereof.

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7.           Continuing Effect.

Except as contemplated hereby, the Agreement shall remain in full force and effect in accordance with its terms.

8.           Governing Law.

This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

9.           Notices.

Any notices or other communications permitted or required under the Agreement to be made to the Assignee shall be made in accordance with the terms of the Agreement and shall be sent to the Assignee as follows:  [_____________________], or to such other address as may hereafter be furnished by the Assignee to the parties in accordance with the provisions of the Agreement.

10.           Counterparts.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

11.           Definitions.

Any capitalized term used but not defined in this Agreement has the same meaning as in the Agreement.

[Assignment continues with signature page]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

GOLDMAN SACHS MORTGAGE COMPANY

By:
Name:
Title:

SELLER:

[PHH MORTGAGE CORPORATION] [BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST]

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

SERVICER:

PHH MORTGAGE CORPORATION

By:
Name:
Title:

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EXHIBIT 10
FORM OF WARRANTY BILL OF SALE

On this ______ day of ______, _____, PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation) (“PHH Mortgage”) and Bishop’s Gate Residential Mortgage Trust (together with PHH Mortgage, the “Sellers” and individually, each a “Seller””) as the Sellers under that certain Second Amended and Restated Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of May 1, 2006 (the “Agreement”), do hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Sellers in and to the Mortgage Loans listed on the Mortgage Loan Schedules attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.01 of the Agreement, the Sellers have delivered to the Purchaser or its custodian the Legal Documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be maintained and retained by PHH Mortgage, in its capacity as servicer (the “Servicer”) to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of the Purchaser in such custodial capacity only.

The Sellers confirm to the Purchaser that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 of the Agreement are true and correct as of the date hereof, and that all statements made in the Sellers Officer's Certificate and all attachments thereto remain complete, true and correct in all respects as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

[Signature page follows]

[PHH MORTGAGE CORPORATION]
(Seller)

By:

Name:

Title:

[BISHOP’S GATE RESIDENTIAL
MORTGAGE TRUST]
(Seller)

By:	PHH Mortgage Corporation, as Administrator

By:

Name:

Title:

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EXHIBIT 11

RESERVED

EXHIBIT 12

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among PHH Mortgage Corporation, Bishop’s Gate Residential Mortgage Trust and Goldman Sachs Mortgage Company.

I, ________________________________, the _______________________ of PHH Mortgage Corporation (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

1.           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

2.           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3.           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4.           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

5.           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT 13

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve

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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained

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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in

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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

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EXHIBIT S

Second Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of
November 1, 2005, between Goldman Sachs Mortgage Company and Wells Fargo Bank,
National Association

[See Exhibit 99.1 to Form 8-K filed with the Commission on
May 12, 2006, Accession No. 0000905148-06-003718]

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